Exhibit 10.1
Confidential treatment has been requested for portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
[Execution Copy]
AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 2016 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent (in such capacity, “Administrative Agent”) for the parties to the Credit Agreement (as defined below) as lenders (individually, each a “Lender” and collectively, “Lenders”), Lenders, SUPERVALU INC., a Delaware corporation (“Lead Borrower”), the Subsidiaries of Lead Borrower party thereto as borrowers (each a “Borrower” and collectively, together with Lead Borrower, “Borrowers”), and the obligors party thereto as guarantors (each individually a “Guarantor” and collectively, “Guarantors”).
W I T N E S S E T H :
WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of March 21, 2013, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of April 17, 2014, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 30, 2014 (as so previously amended, the “Existing Credit Agreement”), and as amended hereby (and as from time to time hereafter further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);
WHEREAS, Borrowers and Guarantors have requested that Administrative Agent and Lenders agree to make certain amendments to the Credit Agreement, and Administrative Agent and Lenders are willing to agree to make such amendments subject to the terms and conditions set forth herein; and
WHEREAS, by this Amendment No. 3, Administrative Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments;
NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Definitions. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2.    Amendments to Credit Agreement. The Existing Credit Agreement is hereby amended in its entirety as set forth in Annex A hereto. All schedules and exhibits to the Existing Credit Agreement, as in effect immediately prior to the date of this Amendment No. 3, shall constitute schedules and exhibits to the Credit Agreement, except that each of Schedule 1.01(a), 2.01, 5.01, 5.13, 6.17, 6.21, 7.02 and 10.02 is hereby replaced in its entirety with the corresponding Schedule set forth in Annex B hereto.
3.    Representations and Warranties. Each Loan Party, jointly and severally, represents and warrants with and to Administrative Agent and Lenders that the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, each as amended hereby, are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof, and (iii) for purposes of this Section 3, the representations and warranties contained in clause (a) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.
4.    Conditions Precedent. The amendments contained herein shall only be effective upon satisfaction of each of the following conditions precedent:
4.1    Administrative Agent shall have received counterparts of this Amendment No. 3, as duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;
4.2    Administrative Agent shall have received the Amendment No. 3 Fee Letter, dated as of February 3, 2016, by and between Wells Fargo Bank, National Association and Lead Borrower (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Amendment No. 3 Fee Letter”);
4.3    Administrative Agent shall have received payment in full in cash of the fees required to be paid pursuant to this Amendment No. 3 and the Amendment No. 3 Fee Letter;
4.4    Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to Administrative Agent, of a Responsible Officer of Lead Borrower, dated as of the date hereof, either (a) attaching certified copies of its certificate of incorporation, amended by-laws, the resolutions and delegations of authority authorizing this Amendment No. 3 and the transactions contemplated herein, and an incumbency certificate with specimen signatures of officers or other appropriate representatives executing the documents contemplated by this Amendment No. 3 on behalf of Lead Borrower, or (b) certifying as to the absence of any amendment to or revocation of such documents, since the most recent copies thereof were delivered to Administrative Agent prior to the date hereof;
4.5    Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to Administrative Agent, of the Secretary or Assistant Secretary of each Loan Party (other than Lead Borrower), dated as of the date hereof, either (a) attaching certified copies of its organizational documents, the resolutions and delegations of authority

2

authorizing this Amendment No. 3 and the transactions contemplated herein, and an incumbency certificate with specimen signatures of officers or other appropriate representatives executing the documents contemplated by this Amendment No. 3 on behalf of such other Loan Party, or (b) certifying as to the absence of any amendment to or revocation of such documents, since the most recent copies thereof were delivered to Administrative Agent prior to the date hereof;
4.6    Administrative Agent shall have received a good standing certificate (or its equivalent) with respect to each Loan Party from the Secretary of State (or comparable official) of the jurisdiction where such Loan Party is organized;
4.7    Administrative Agent shall have received legal opinions of counsel to the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent, dated the date hereof and addressed to Administrative Agent and Lenders;
4.8    Administrative Agent shall have received results of such Lien searches with respect to each Loan Party, as Administrative Agent may reasonably require and in each case dated as of a date reasonably satisfactory to Administrative Agent, indicating the absence of Liens on the Collateral, except for Permitted Encumbrances;
4.9    As of the date of this Amendment No. 3 and after giving effect thereto, Excess Availability shall be not less than $600,000,000; and
4.10    As of the date of this Amendment No. 3 and after giving effect thereto, no Default or Event of Default shall exist and be continuing.
5.    Amendment Fee. In consideration of the amendments provided for herein, Loan Parties shall pay to Administrative Agent amendment fees, for the account of each Lender, in an amount equal to 0.125% of the final allocated Commitment of each Lender, which amendment fees shall be earned and payable as of the date hereof.
6.    Effect of Amendment No. 3. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. Without limiting the generality of the foregoing, each Guarantor hereby acknowledges and confirms that its guarantee of the Obligations is in full force and effect in accordance with its terms and is hereby ratified and confirmed and such continuing liability shall not be affected by this Amendment No. 3, nor shall anything contained in this Amendment No. 3 be deemed to limit or otherwise affect its obligations under such guarantee. To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control. The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement. This Amendment No. 3 and the Amendment No. 3 Fee Letter are each a Loan Document. The Credit Agreement remains in full force and effect, and nothing contained in this Amendment No. 3 will constitute a waiver of any right, power or remedy under the Credit Agreement.

3

7.    Governing Law. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
8.    Jury Trial Waiver. LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 3 OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). LOAN PARTIES, ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 3 AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.    Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
10.    Further Assurances. Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 3.
11.    Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
12.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.
13.    Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

BORROWERS:

SUPERVALU INC.

By:	/s/ Susan. S. Grafton
Name:	Susan S. Grafton
Title:	Executive Vice President and
Chief Financial Officer

ADVANTAGE LOGISTICS - SOUTHEAST, INC.
EASTERN REGION MANAGEMENT CORPORATION
FF ACQUISITION, L.L.C.
FOODARAMA LLC
HAZELWOOD DISTRIBUTION COMPANY, INC.
HAZELWOOD DISTRIBUTION HOLDINGS, INC.
HORNBACHER’S, INC.
SHOP ‘N SAVE ST. LOUIS, INC.
SHOP ‘N SAVE WAREHOUSE FOODS, INC.
SHOPPERS FOOD WAREHOUSE CORP.
SUPER RITE FOODS, INC.
SUPERVALU HOLDINGS, INC.
SUPERVALU PHARMACIES, INC.
SUPERVALU TRANSPORTATION, INC.
SUPERVALU TTSJ, INC.
SUPERVALU WA, L.L.C.
W. NEWELL & CO., LLC

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

CHAMPLIN 2005 L.L.C.
By:	SUPERVALU INC., its sole member

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

SUPERVALU GOLD, LLC
By:	SUPERVALU INC., its sole member

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

SUPERVALU HOLDINGS - PA LLC
By:	SUPERVALU Holdings, Inc., its sole member

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

STEVENS POINT DISTRIBUTION COMPANY, LLC
By:	SUPERVALU Holdings, Inc., its sole member

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

MORAN FOODS, LLC
SAVE-A-LOT TYLER GROUP, LLC

By:	/s/ Ritchie L. Casteel
Name:	Ritchie L. Casteel
Title:	President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

GUARANTORS:

BUTSON’S ENTERPRISES, INC.
SCOTT’S FOOD STORES, INC.
SFW HOLDING CORP.

By:	/s/ Devon J. Hart
Name:	Devon J. Hart
Title:	Vice President and Treasurer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as Collateral Agent, as LC Issuer,
and as a Lender

By:	/s/ Joesph Burt
Name: Joesph Burt
Title: Director

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (formerly known as COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK, NEDERLAND", NEW YORK BRANCH), as LC Issuer and as a Lender

By:	/s/ William Binder
Name: William Binder
Title: Executive Director

By:	/s/ James Purky
Name: James Purky
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. BANK NATIONAL ASSOCIATION, as LC Issuer and as a Lender

By:	/s/ Tim Velzy
Name: Tim Velzy
Title: Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Kara Goodwin
Name: Kara Goodwin
Title: Managing Director

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITIZENS BUSINESS CAPITAL (F/K/A RBS CITIZENS BUSINESS CAPITAL), A DIVISION OF CITIZENS ASSET FINANCE, INC. (F/K/A RBS ASSET FINANCE, INC.), as a Lender

By:	/s/ Jessica Benevides Caron
Name: Jessica Benevides Caron
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, as a Lender

By:	/s/ Brent Phillips
Name: Brent Phillips
Title: Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

REGIONS BANK, as a Lender

By:	/s/ Connie Ruan
Name: Connie Ruan
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew Potter
Name: Matthew Potter
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Bill O'Daly
Name: Bill O'Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PNC BANK, NATIONAL ASSOCIATION, as LC Issuer and as a Lender

By:	/s/ Clinton Miyazono
Name: Clinton Miyazono
Title: Assistant Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement]

Annex A

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 21, 2013

Among
SUPERVALU INC.,
as the Lead Borrower
The Other Borrowers Named Herein
The Guarantors Named Herein
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender and LC Issuer
and
The Other Lenders Party Hereto
U.S. BANK NATIONAL ASSOCIATION
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH
as Co-Syndication Agents
BMO HARRIS BANK, N.A.
GOLDMAN SACHS BANK USA
CREDIT SUISSE AG
BARCLAYS BANK PLC
BANK OF AMERICA, N.A.
as Co-Documentation Agents
CITIZENS BUSINESS CAPITAL f/k/a RBS CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC. f/k/a RBS ASSET FINANCE, INC.
REGIONS BANK
as Senior Managing Agents
WELLS FARGO BANK, NATIONAL ASSOCIATION
U.S. BANK NATIONAL ASSOCIATION
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH
BMO CAPITAL MARKETS
as Joint Lead Arrangers and Joint Bookrunners

i

4.02. Conditions to all Credit Extensions	116
ARTICLE V REPRESENTATIONS AND WARRANTIES	117
5.01. Existence, Qualification and Power	117
5.02. Authorization; No Contravention	118
5.03. Governmental Authorization; Other Consents	118
5.04. Binding Effect	118
5.05. Financial Statements; No Material Adverse Effect.	118
5.06. Litigation	119
5.07. No Default	119
5.08. Ownership of Property; Liens.	119
5.09. Environmental Compliance.	120
5.10. Insurance	121
5.11. Taxes	121
5.12. ERISA Compliance.	122
5.13. Subsidiaries; Equity Interests	122
5.14. Margin Regulations; Investment Company Act.	123
5.15. Disclosure	123
5.16. Compliance with Laws	123
5.17. Intellectual Property; Licenses, Etc	124
5.18. Labor Matters	124
5.19. Security Documents.	124
5.20. Solvency.	125
5.21. Deposit Accounts; Credit Card Arrangements.	125
5.22. Brokers	126
5.23. Trade Relations	126
5.24. Material Contracts	126
5.25. Casualty	126
5.26. Payable Practices	126
5.27. Notices from Farm Products Sellers, etc.	126
5.28. HIPAA Compliance.	127
5.29. Compliance with Health Care Laws	127
5.30. OFAC	128
5.31. Patriot Act	128
5.32. Transaction Documents	128
ARTICLE VI AFFIRMATIVE COVENANTS	128
6.01. Financial Statements	128
6.02. Certificates; Other Information.	130
6.03. Notices	132
6.04. Payment of Obligations	134
6.05. Preservation of Existence, Etc	134
6.06. Maintenance of Properties	135
6.07. Maintenance of Insurance.	135
6.08. Compliance with Laws	137
6.09. Books and Records; Accountants.	137
6.10. Inspection Rights; Field Examinations; Appraisals.	138

ii

6.11. Use of Proceeds	139
6.12. Additional Loan Parties	139
6.13. Cash Management.	139
6.14. Information Regarding the Collateral.	141
6.15. Physical Inventories.	142
6.16. Environmental Laws.	142
6.17. Further Assurances.	142
6.18. Lender Meetings	144
6.19. ERISA.	144
6.20. Agricultural Products.	144
6.21. Post-Closing Matters	145
6.22. Intentionally Omitted.	145
6.23. Preparation of Environmental Reports	145
6.24. Save-A-Lot Liabilities	145
ARTICLE VII NEGATIVE COVENANTS	146
7.01. Liens	146
7.02. Investments	147
7.03. Indebtedness; Disqualified Stock.	147
7.04. Fundamental Changes	147
7.05. Dispositions	147
7.06. Restricted Payments	147
7.07. Prepayments of Indebtedness	149
7.08. Change in Nature of Business	150
7.09. Transactions with Affiliates.	150
7.10. Burdensome Agreements	151
7.11. Use of Proceeds	152
7.12. Amendment of Material Documents	152
7.13. Fiscal Year	153
7.14. Deposit Accounts	153
7.15. Minimum Fixed Charge Coverage Ratio	153
7.16. Save-A-Lot Dispositions	153
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	153
8.01. Events of Default.	153
8.02. Remedies Upon Event of Default	157
8.03. Application of Funds	157
ARTICLE IX ADMINISTRATIVE AGENT	159
9.01. Appointment and Authority.	159
9.02. Rights as a Lender	160
9.03. Exculpatory Provisions	160
9.04. Reliance by Administrative Agent	161
9.05. Delegation of Duties	161
9.06. Resignation of Administrative Agent	161

iii

9.07. Non-Reliance on Administrative Agent and Other Lenders	162
9.08. No Other Duties, Etc	163
9.09. Administrative Agent May File Proofs of Claim	163
9.10. Collateral and Guaranty Matters.	163
9.11. Notice of Transfer	164
9.12. Reports and Financial Statements	165
9.13. Agency for Perfection	165
9.14. Indemnification	165
9.15. Relation among Lenders	166
9.16. Defaulting Lender.	166
9.17. Secured Bank Product Obligations; Commercial LC Facility Obligations.	168
9.18. Co-Syndication Agents; Co-Documentation Agents, Senior Managing Agents and Joint Lead Arrangers.	169
ARTICLE X MISCELLANEOUS	169
10.01. Amendments, Etc	169
10.02. Notices; Effectiveness; Electronic Communications.	171
10.03. No Waiver; Cumulative Remedies	173
10.04. Expenses; Indemnity; Damage Waiver.	173
10.05. Payments Set Aside	174
10.06. Successors and Assigns.	175
10.07. Treatment of Certain Information; Confidentiality	178
10.08. Right of Setoff	179
10.09. Interest Rate Limitation	180
10.10. Counterparts; Integration; Effectiveness	180
10.11. Survival	180
10.12. Severability	180
10.13. Replacement of Lenders	181
10.14. Governing Law; Jurisdiction; Etc.	181
10.15. Waiver of Jury Trial	182
10.16. No Advisory or Fiduciary Responsibility	183
10.17. USA PATRIOT Act Notice	183
10.18. Foreign Assets Control Regulations	183
10.19. Time of the Essence	184
10.20. Press Releases.	184
10.21. Additional Waivers.	184
10.22. No Strict Construction	186
10.23. Attachments	186
ARTICLE XI ACKNOWLEDGMENT AND RESTATEMENT	186
11.01. Existing Obligations	186
11.02. Acknowledgment of Security Interests	186
11.03. Existing Loan Documents	186
11.04. Restatement	186

iv

SCHEDULES
1.01(a)	Subsidiary Borrowers
1.01(b)	Existing Letters of Credit
1.01(c)	Transition Agreement Parties
1.01(d)	Unrestricted Subsidiaries
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.06	Litigation
5.08(b)	Owned Real Estate
5.08(c)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.21(a)	Demand Deposit Accounts
5.21(b)	Credit Card Arrangements
6.02	Financial and Collateral Reporting
6.17	Substitution, Release and Addition of Term Loan Priority Collateral
6.21	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
7.09	Transactions with Affiliates
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
A	Form of Committed Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Note
C-2	Form of Swing Line Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Borrowing Base Certificate
G	Form of DDA Notification
H	Form of Credit Card Notification
I	Closing Date Collateral List
J	Form of Mortgage
K	Form of Personal Property Security Agreement
L	Form of Solvency Certificate
M	Credit and Collection Policy

v

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of March 21, 2013, among SUPERVALU INC., a Delaware corporation (the “Lead Borrower”), the Subsidiaries of the Lead Borrower listed on Schedule 1.01(a) hereto (together with the Lead Borrower and each other Subsidiary of the Lead Borrower that becomes a borrower hereunder from time to time in accordance with the requirements of Section 6.12 hereof, each a “Borrower” and collectively, the “Borrowers”), the Guarantors (as hereinafter defined), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Swing Line Lender and LC Issuer, U.S. Bank National Association and Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch), as Co-Syndication Agents, BMO Harris Bank N.A., Goldman Sachs Bank USA, Credit Suisse AG, Barclays Bank PLC and Bank of America, N.A., as Co-Documentation Agents, Citizens Business Capital (f/k/a RBS Citizens Business Capital), a Division of Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.), and Regions Bank, as Senior Managing Agents, and Wells Fargo, U.S. Bank National Association, Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch) and BMO Capital Markets, as Joint Lead Arrangers and Joint Bookrunners.
WHEREAS, Administrative Agent, Lenders and Borrowers entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) made loans and advances and provided other financial accommodations to Borrowers, New Albertson’s, Inc., an Ohio corporation (“NAI”) and certain Subsidiaries of NAI that were “Loan Parties” (collectively, with NAI, the “NAI Parties”) as set forth in the Credit Agreement, dated August 30, 2012, by and among Administrative Agent, Lenders, Borrowers and the NAI Parties,
WHEREAS, pursuant to and in accordance with the Acquisition Agreement, AB Acquisition LLC, a Delaware limited liability company (the “Buyer”) purchased all of the issued and outstanding Equity Interests of NAI from Lead Borrower (the “NAI Stock Purchase”),
WHEREAS, contemporaneously with the consummation of the NAI Stock Purchase, the Credit Agreement referred to above was amended and restated as set forth in the Amended and Restated Credit Agreement, dated as of March 21, 2013, by and among Administrative Agent, Lenders, Borrowers and Guarantors (the “Existing Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith, or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Existing Loan Documents”) and the NAI Parties were released as borrowers and guarantors; and
WHEREAS, Administrative Agent and Lenders have agreed to continue to make such loans and advances and provide such other financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Administrative Agent has agreed to continue to act as agent for Lenders on the terms and conditions set forth herein and the other Loan Documents;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Priority Collateral” has the meaning specified therefor in the Term Loan Intercreditor Agreement.
“Accelerated Borrowing Base Delivery Event” means either (a) the occurrence and continuance of any Event of Default, or (b) Excess Availability shall at any time be less than or equal to the greater of (i) twenty percent (20%) of the Loan Cap and (ii) prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing (A) in the case of such an event pursuant to clause (a) above, so long as such Event of Default has not been waived or cured, and/or (B) in the case of such an event pursuant to clause (b) above, until Excess Availability has exceeded the greater of (x) twenty percent (20%) of the Loan Cap and (y) prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000 for thirty (30) consecutive days, in which case under clause (A) or (B) hereof, as applicable, an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.
“ACH” means automated clearing house transfers.
“Accommodation Payment” as defined in Section 10.21(d).
“Account” means “account” as defined in the UCC as in effect on the date hereof.
“Account Debtor” means an “account debtor” as such term is defined in the UCC, including, without limitation, a Credit Card Issuer, a Credit Card Processor, a Fiscal Intermediary or another Third Party Payor.
“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any distribution centers or Store locations of any Person.
“Acquisition Agreement” means the Stock Purchase Agreement, dated as of January 10, 2013, by and among Buyer, Lead Borrower and NAI.
“Additional Commitment Lender” shall have the meaning provided in Section 2.15.
“Additional Property” shall have the meaning provided in Schedule 6.17.
“Adjusted LIBO Rate” means for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

2

“Adjustment Date” means the first day of each Fiscal Quarter, commencing February 28, 2016.
“Administrative Agent” means Wells Fargo in its capacity as administrative and collateral agent under any of the Loan Documents, or any successor administrative and collateral agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) any director, officer, managing member, partner, trustee, or beneficiary of that Person, but excluding such Persons as to any Lender (or in the case of a Lender that is an Approved Fund, the entity that administers or manages such Approved Fund), (c) any other Person directly or indirectly holding ten percent (10%) or more of any class of the Equity Interests of that Person, except in the case of a Lender (or in the case of a Lender that is an Approved Fund, the entity that administers or manages such Approved Fund) or, after the Effective Time, in the case of the Lead Borrower in respect of any Person that was a Save-A-Lot Subsidiary prior to the Effective Time, any other Person directly or indirectly holding thirty-five percent (35%) or more of any class of the Equity Interests of such Person, and (d) any other Person ten percent (10%) or more of any class of whose Equity Interests is held directly or indirectly by that Person, except in the case of a Lender (or in the case of a Lender that is an Approved Fund, the entity that administers or manages such Approved Fund) or, after the Effective Time, in the case of the Lead Borrower in respect of any Person that was a Save-A-Lot Subsidiary prior to the Effective Time, any other Person thirty-five percent (35%) or more of any class of whose Equity Interests is held directly or indirectly by such Person. Any reference herein to an “Affiliate” of any Loan Party shall be construed to exclude the Investors, except, where any such Person would otherwise constitute an Affiliate of a Loan Party in accordance with this definition, in Section 7.09.
“Agent Parties” shall have the meaning set forth in Section 10.02(c).
“Agent Payment Account” shall mean account no. xxxxxxxxxxxxx1078 of Administrative Agent at Wells Fargo, or such other account of Administrative Agent as Administrative Agent may from time to time designate to Lead Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.
“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $1,000,000,000.
“Agreement” means this Amended and Restated Credit Agreement.
“Allocable Amount” has the meaning set forth in Section 10.21(d).
“Amendment No. 3” means Amendment No. 3 to Credit Agreement, dated as of February 3, 2016, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

3

“Applicable Collateral List” shall mean the Closing Date Collateral List or, if any Restated Collateral List has been delivered to the Administrative Agent pursuant to Schedule 6.17, the most recent Restated Collateral List so delivered.
“Applicable Commitment Fee Percentage” means one quarter of one percent (0.25%).
“Applicable Lenders” means the Required Lenders, the Supermajority Lenders, all affected Lenders, or all Lenders, as the context may require.
“Applicable LC Fee Rate” means the percentage set forth in Level II of the pricing grid below; provided, that, on and after the first Adjustment Date, and on each Adjustment Date thereafter, the Applicable LC Fee Rate shall be determined from the following pricing grid based upon the Quarterly Average Excess Availability for the most recent Fiscal Quarter ended immediately preceding such Adjustment Date; except that (i) notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable LC Fee Rate to the rate set forth in Level III (even if the Quarterly Average Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate and (ii) if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of a field examination) or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable LC Fee Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, Letter of Credit Fees due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Quarterly Average Excess Availability	Letter of Credit Fee
I	Equal to or greater than 66.67% of the Loan Cap	1.25%
II	Greater than or equal to 33.33% of the Loan Cap but less than 66.67% of the Loan Cap	1.50%
III	Less than 33.33% of the Loan Cap	1.75%
“Applicable Margin” means the percentage set forth in Level II of the pricing grid below; provided, that, on and after the first Adjustment Date, and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Quarterly Average Excess Availability for the most recent Fiscal Quarter ended immediately preceding such Adjustment Date; except, that, (i) notwithstanding anything to the contrary set forth herein, upon the occurrence of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Quarterly Average Excess Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate and (ii) if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of a field examination) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

4

Level	Quarterly Average Excess Availability	LIBO Rate Margin	Base Rate Margin
I	Equal to or greater than 66.67% of the Loan Cap	1.25%	0.25%
II	Greater than or equal to 33.33% of the Loan Cap but less than 66.67% of the Loan Cap	1.50%	0.50%
III	Less than 33.33% of the Loan Cap	1.75%	0.75%
“Applicable Percentage” means with respect to any Lender (a) at any time during the Availability Period, the fraction, expressed as a percentage (carried out to the ninth decimal place), the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitments at such time and (b) after the Availability Period, the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 (as amended from time to time) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Store Closing Limit” shall mean, in any Fiscal Year, (a) seven and one-half percent (7.5%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (except that for the remainder of the Fiscal Year during which the Distribution occurs, the number of the Loan Parties’ Stores for purposes hereof shall be the number of such Stores immediately after giving effect to the Distribution), and (b) at any time after the Net Store Closings have exceeded the number determined in accordance with clause (a), for the balance of such Fiscal Year, seven and one-half percent (7.5%) of the number of the Loan Parties’ Stores as of the date the previous Applicable Store Closing Limit was exceeded.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender that is an Approved Fund or (d) an advisor under common control with such Lender, Affiliate or advisor, as applicable.
“ASC” means American Stores Company, LLC, a Delaware limited liability company.
“ASC Indenture” means the Indenture, dated as of May 1, 1995, between ASC and Wells Fargo Bank, National Association (as successor to The First National Bank of Chicago), as amended, supplemented or otherwise modified as of the Closing Date.
“ASC Notes” means the notes issued by ASC pursuant to the ASC Indenture.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared

5

as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.
“Audited Financial Statements” means the audited Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended February 28, 2015 and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.
“Auto-Extension Letter of Credit” shall have the meaning set forth in Section 2.03(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the LC Issuers to make LC Credit Extensions pursuant to Section 8.02.
“Availability Reserves” means, without duplication of any other Reserves or items to the extent such other Reserves or items are otherwise addressed or excluded through eligibility criteria or the definition of “Borrowing Base”), such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines in its Permitted Discretion will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the validity or enforceability of this Agreement or the other Loan Documents or any material remedies of the Credit Parties hereunder or thereunder, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion (but are not limited to) reserves based on: (i) any rental payments, service charges or other amounts due or to become due to lessors of real property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral (other than for locations where Administrative Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Administrative Agent has acknowledged in writing is in form and substance reasonably satisfactory to Administrative Agent); provided, that, the Availability Reserves established pursuant to this clause (i) as to retail store locations that are leased shall not exceed at any time the aggregate of amounts payable for the next one (1) month to the lessors of such retail store locations, and only with respect to retail store locations in those States where any right of the lessor to ABL Priority Collateral may be pari passu or have priority over the Lien of Administrative Agent therein; provided, that, such limitation on the amount of the Availability Reserves pursuant to this clause (i) shall only apply so long as: (A) no Event of Default shall exist, (B) neither any Loan Party nor Administrative Agent shall have received notice of any event of default under the lease with respect to such location and (C) no Borrower has granted to the lessor a Lien upon any assets of such Borrower; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, excise, stamp, cigarette, claims of the PBGC and other taxes which have or are anticipated to have priority over the interests of the Administrative Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower that would reasonably be expected to be incurred in connection with a Liquidation, (v) Customer Credit Liabilities, (vi) Customer Deposits, (vii) deposits or other amounts received in trust for the benefit of any Governmental Authority, utilities or other third parties, (viii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may be pari passu or have priority over the interests of the Administrative Agent in the Collateral (other than for locations where

6

Administrative Agent has received a Collateral Access Agreement executed and delivered by such warehouseman or bailee that Administrative Agent has acknowledged in writing is in form and substance reasonably satisfactory to Administrative Agent), (ix) amounts due to vendors on account of consigned goods, (x) payables to vendors entitled to the benefit of the trust under PACA or the PSA, or any similar statute or regulation, including the Food Security Act, (xi) Cash Management Reserves, (xii) Bank Products Reserves, (xiii) royalties payable in respect of licensed merchandise, (xiv) Material Debt Reserve, (xv) reserves in respect of Commercial LC Facility Obligations, and (xvi) dilution with respect to Pharmacy Receivables and Wholesale Trade Receivables (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Administrative Agent for any period that is or is reasonably anticipated to be greater than five (5%) percent. To the extent that such Reserve is in respect of amounts that may be payable to third parties the Administrative Agent may, at its option, deduct such Reserve from the amount equal to the Aggregate Commitments, at any time that the Aggregate Commitments are less than the amount of the Borrowing Base. The amount of any Availability Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by the Administrative Agent in its Permitted Discretion. To the extent that an event, condition or matter is directly addressed pursuant to the calculation of the Net Recovery Percentage as to Inventory or the calculation of the Pharmacy Scripts Availability, the Administrative Agent shall not also establish an Availability Reserve to address the same event, condition or matter.
“Average Daily Stated Amount” means, for any Letter of Credit during any period, an amount equal to (a) the Stated Amount of such Letter of Credit each day during such period, divided by (b) the number of days occurring in such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Obligations” means any obligation on account of (a) any Cash Management Services furnished by a Person that is a Lender or an Affiliate of a Lender on the Closing Date or, if such Cash Management Services are established later, on the date such Cash Management Services are established, to any of the Loan Parties or any of their Subsidiaries and/or (b) any transaction with a Person that is a Lender or any of its Affiliates on the Closing Date or, if a Bank Product is established later, on the date the Bank Product is established, which arises out of such Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time; provided, that, (i) by the later of (A) the Closing Date or (B) on or about the date that such Cash Management Services or Bank Products are established or the party providing them becomes a Lender (or is an Affiliate), but in any event in the case of either clause (A) or clause (B), within ten (10) Business Days thereafter, Administrative Agent shall have received a written notice, in form and substance reasonably satisfactory to Administrative Agent, from the Lead Borrower and the Lender that is providing (or whose Affiliate is providing) such Cash Management Services or Bank Product that such obligations thereunder constitute “Bank Product Obligations” for purposes of this Agreement and the other Loan Documents, and in the case of any Affiliate of a Lender, such Affiliate shall have entered into an agreement to be bound by the provisions of Article IX hereof as though such Affiliate were a party to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) such Lender (or such Affiliate, as the case may be) may at any time thereafter notify Administrative Agent in writing that such obligations have

7

ceased to constitute Bank Product Obligations, in which case, such obligations shall no longer be deemed to be “Bank Product Obligations” for purposes of this Agreement and the other Loan Documents, (iii) if at any time a Lender ceases to be a Lender under this Agreement (or an Affiliate of a Lender ceases to be an Affiliate), then, from and after the date on which it ceases to be a Lender hereunder, any Cash Management Services or any Bank Product provided by it or its Affiliates shall continue to give rise to Bank Product Obligations, so long as (A) such Person is, and at all times remains, in compliance with the provisions of Section 9.17(b) and (B) agrees in writing (1) that the Administrative Agent and the other Credit Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under Section 8.03) and acknowledges that the Administrative Agent and the other Credit Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid Bank Product Obligations owing to it) and (2) to be bound by Section 9.17(b) and (iv) in no event shall the aggregate amount of all Bank Product Obligations arising under or in connection with all equipment leasing facilities at any time outstanding exceed $50,000,000.
“Bank Products” means any services or facilities provided to any Loan Party by any Person that is a Lender or its Affiliates on the Closing Date or, if such services or facilities are established later, on the date such services or facilities are established (but excluding Cash Management Services and equipment leasing facilities existing on or prior to the Closing Date), in each case approved by Lead Borrower, including, without limitation, on account of (a) Swap Contracts, (b) equipment leasing facilities and (c) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, but excluding any factoring services.
“Bank Products Reserves” means such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.
“Banner Account” means a deposit account into which all amounts on deposit within the individual store accounts of a particular store brand are remitted.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the LIBO Rate (using the three month rate), which rate shall be determined on a daily basis, plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Blocked Account” means a DDA which is either subject to a Blocked Account Agreement or is identified as a Blocked Account or a Master Concentration Account on Schedule 5.21(a) and is to be subject to a Blocked Account Agreement within the time period provided in Section 6.13(c).
“Blocked Account Agreement” means with respect to a deposit account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, establishing control (as defined in the UCC) of such account by the Administrative Agent and whereby

8

the bank maintaining such account agrees to comply with instructions originated by the Administrative Agent without the further consent of any Loan Party.
“Blocked Account Bank” means each bank with whom a Blocked Account or a Master Concentration Account is maintained.
“Book Value” means, with respect to Inventory, book value determined in accordance with GAAP as consistently applied by the Lead Borrower pursuant to its then current practices; provided, that, in any event such book value of the Inventory for purposes of the calculation of the Borrowing Base shall at all times be consistent with the practices used in the most recent field examination and appraisals that have been received by Administrative Agent prior to the date of Amendment No. 3.
“Borrower Materials” has the meaning set forth in Section 6.02.
“Borrowers” has the meaning set forth in the introductory paragraph hereto.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Base” means, at any time of calculation, an amount equal to:
(a)    ninety percent (90%) multiplied by the net amount of Eligible Credit Card Receivables; plus
(b)    ninety percent (90%) of the net amount of Eligible Pharmacy Receivables; plus
(c)    eighty-five percent (85%) of the net amount of Eligible Trade Receivables; plus
(d)    eighty-five percent (85%) of the Net Recovery Percentage of Eligible Wholesale Inventory (other than Perishable Inventory) multiplied by the Book Value (without giving effect to a LIFO Reserve) of such Eligible Wholesale Inventory, net of applicable Inventory Reserves; plus
(e)    ninety percent (90%) of the Net Recovery Percentage of Eligible Retail Inventory (other than Perishable Inventory) multiplied by the Book Value (without giving effect to a LIFO Reserve) of such Eligible Retail Inventory, net of applicable Inventory Reserves; plus
(f)    the lesser of (i) the sum of (A) eighty-five percent (85%) of the Net Recovery Percentage of Eligible Wholesale Inventory consisting of Perishable Inventory multiplied by the Book Value (without giving effect to a LIFO Reserve) of such Eligible Wholesale Inventory, plus (B) ninety percent (90%) of the Net Recovery Percentage of Eligible Retail Inventory consisting of Perishable Inventory multiplied by the Book Value (without giving effect to a LIFO Reserve) of such Eligible Retail Inventory, or (ii) twenty-five percent (25%) of the Borrowing Base (determined without regard to the limitation in this clause (ii) or the limitation in clause (b) of the definition of “Pharmacy Scripts Availability”), in case of clauses (i) and (ii), net of applicable Inventory Reserves; plus
(g)    the Pharmacy Scripts Availability; minus
(h)    Availability Reserves.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Administrative Agent in its Permitted Discretion to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to

9

time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by Administrative Agent.
“Business” means retail food operations through traditional and hard-discount retail food stores, providing wholesale distribution of products to independent retailers, and other businesses reasonably related thereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“Buyer” has the meaning set forth in the Recitals.
“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) without duplication, Capital Lease Obligations incurred by a Person during such period.
“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that, subject to any amendment entered into pursuant to Section 1.03(b), the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that would not have been treated as a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease regardless of whether such lease was entered into before or after such adoption or issuance.
“Capital Leases” shall mean, with respect to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be classified and accounted for as liabilities on the balance sheet of such Person; provided, that, subject to any amendment entered into pursuant to Section 1.03(b), the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that would not have been treated as a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease regardless of whether such lease was entered into before or after such adoption or issuance.
“Cash Collateralize” has the meaning set forth in Section 2.03(g). Derivatives of such term have corresponding meanings.
“Cash Dominion Event” means either (a) the occurrence and continuance of any Event of Default, or (b) Excess Availability shall (i) be less than the greater of fifteen percent (15%) of the Loan Cap and, prior to the completion of the Distribution, $112,500,000, and from and after completion of the Distribution, $90,000,000, for three (3) consecutive days, or (ii) at any time be less than the greater of twelve and one-half percent (12.5%) of the Loan Cap and, prior to the completion of the Distribution, $95,000,000, and from and after completion of the Distribution, $75,000,000. A Cash Dominion Event shall be deemed continuing (A) in the case of a Cash Dominion Event pursuant to clause (a) above, until

10

such Event of Default has ceased to exist for thirty (30) consecutive days or has been waived, and (B) in the case of a Cash Dominion Event pursuant to clause (b) above, until Excess Availability equals or exceeds the greater of fifteen percent (15%) of the Loan Cap and prior to the completion of the Distribution, $112,500,000, and from and after completion of the Distribution, $90,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided, that, in no event may a Cash Dominion Event cease to exist as contemplated in clauses (A) or (B) above more than two (2) times in any twelve (12) month period until both no Event of Default is then continuing and Excess Availability equals or exceeds the greater of fifteen percent (15%) of the Loan Cap and, prior to the completion of the Distribution, $112,500,000, and from and after completion of the Distribution, $90,000,000, for thirty (30) consecutive days. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition arise thereafter.
“Cash Equivalents” has the meaning set forth in the definition of the term “Permitted Investments.”
“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.
“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by any Person that is a Lender or its Affiliates on the Closing Date or, if such services or facilities are established later, on the date such services or facilities are established, in each case as selected by Lead Borrower, after notice to Administrative Agent (and with the approval of Administrative Agent in its Permitted Discretion): (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, (e) credit card processing services, and (f) purchase cards.
“Cerberus” means Cerberus Capital Management, L.P.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
“Certified Medicaid Provider” means any provider or supplier, including without limitation a pharmacy, that has in effect an agreement with a Governmental Authority of a State to participate in Medicaid.
“Certified Medicare Provider” means a provider or supplier, including without limitation a pharmacy, that has in effect an agreement with the Centers for Medicare and Medicaid Services to participate in Medicare.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the

11

force of law) by any Governmental Authority. For purposes of this definition, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives thereunder or in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy known as “Basel III” and promulgated either by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities pursuant thereto are deemed to have been adopted and gone into effect after the date of this Agreement.
“Change of Control” means an event or series of events by which:
(a)    in the case of a Person or Persons other than the Investors or any of them, any such Person, or two or more of such Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Lead Borrower (or other securities convertible into such Equity Interests) representing thirty-five percent (35%) or more of the combined voting power of all Equity Interests of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    in the case of the Investors or any of them, any such Person, or two or more of such Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Lead Borrower (or other securities convertible into such Equity Interests) representing fifty percent (50%) or more of the combined voting power of all Equity Interests of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(c)    during any period of up to twenty-four (24) consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four (24) month period were directors of the Lead Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Lead Borrower (except to the extent that individuals who at the beginning of such twenty-four (24) month period were replaced by individuals (i) elected by at least a majority of the remaining members of the board of directors of the Lead Borrower or (ii) nominated or approved for election by a majority of the remaining members of the board of directors of the Lead Borrower and thereafter elected as directors by the shareholders of the Lead Borrower).
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date Collateral List” means the list of Real Estate sites of the Loan Parties attached hereto as Exhibit I.
“Code” means the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, as amended and in effect.
“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent.
“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral,

12

and (b) any landlord with respect to a Lease where there is ABL Priority Collateral or other assets that Administrative Agent may require access to, and use of, to realize on ABL Priority Collateral.
“Commercial Letter of Credit” means any letter of credit (as defined in the UCC) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.
“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the applicable LC Issuer.
“Commercial LC Facility” means a letter of credit facility provided to any Loan Party by any Person that is a Lender or its Affiliates on the Closing Date or, if such services or facilities are established later, on the date such services or facilities are established, in each case approved by Lead Borrower and used for the issuance of Commercial Letters of Credit, provided, that, all obligations thereunder shall be unsecured except to the extent of the Lien of Administrative Agent under the Loan Documents as provided for herein. In no event shall any letter of credit issued under or pursuant to such letter of credit facility be deemed to be a Letter of Credit or give rise to any obligations of any Lender or other Credit Party to make any payment to the Lender (or its Affiliate) that is providing such facility.
“Commercial LC Facility Obligations” means any obligation on account of any Commercial LC Facility owing by any of the Loan Parties; provided, that, (i) by the later of (A) the Closing Date or (B) on or about the date that such Commercial LC Facility is established or the party providing such Commercial LC Facility becomes a Lender (or is an Affiliate of a Lender), but in any event in the case of either clause (A) or clause (B), within ten (10) Business Days thereafter, Administrative Agent shall have received (x) a written notice, in form and substance reasonably satisfactory to Administrative Agent, from the Lead Borrower and the Lender that is providing (or whose Affiliate is providing) such Commercial LC Facility that such obligations thereunder constitute “Commercial LC Facility Obligations” for purposes of this Agreement and the other Loan Documents, and in the case of any Affiliate of a Lender, such Affiliate shall have entered into an agreement to be bound by the provisions of Article IX hereof as though such Affiliate were a party to this Agreement in form and substance reasonably satisfactory to the Administrative Agent, and (y) Administrative Agent shall have entered into an agreement, in form and substance reasonably satisfactory to Administrative Agent, with the Lender (or its Affiliate) that is providing such Commercial LC Facility, as acknowledged and agreed to by the Loan Parties, providing for the delivery to Administrative Agent by such Lender (or Affiliate) of information with respect to the amount of such obligations and providing for the other rights of the Administrative Agent and such Lender (or Affiliate) in connection with such arrangements, (ii) such Lender (or such Affiliate, as the case may be) may at any time thereafter notify Administrative Agent in writing that such obligations have ceased to constitute Commercial LC Facility Obligations, in which case, such obligations shall no longer be deemed to be “Commercial LC Facility Obligations” for purposes of this Agreement and the other Loan Documents, (iii) if at any time a Lender ceases to be a Lender under this Agreement (or an Affiliate of a Lender ceases to be an Affiliate), then, from and after the date on which it ceases to be a Lender hereunder, any Commercial LC Facility provided by it or its Affiliates shall continue to give rise to Commercial LC Facility Obligations, so long as (A) such Person is, and at all times remains, in compliance with the provisions of Section 9.17(b) and (B) agrees in writing (1) that the Administrative Agent and the other Credit Parties shall have no duty to such Person (other than the payment of any amounts to which such Person may be entitled under Section 8.03) and acknowledges that the Administrative Agent and the other Credit Parties may deal with the Loan Parties and the Collateral as they deem appropriate (including the release of any Loan Party or all or any portion of the Collateral) without notice or consent from such Person, whether or not such action impairs the ability of such Person to be repaid Commercial LC Facility Obligations owing to it) and (2) to be bound by Section 9.17(b), and

13

(iv) in no event shall the aggregate amount of all Commercial LC Facility Obligations arising under or in connection with all Commercial LC Facilities at any time outstanding exceed $15,000,000.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in LC Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as amended from time to time) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning set forth in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Company Material Adverse Effect” means an event or effect that is materially adverse to the business, financial condition or results of operations of the Lead Borrower and its Subsidiaries, taken as a whole, but shall not include events or effects relating to or resulting from (a) changes in general economic or political conditions or the securities, credit or financial markets in general, except to the extent such change has a disproportionate effect on the Lead Borrower and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries and markets in which the Lead Borrower and its Subsidiaries operate, (b) any decline in the market price or trading volume of the Lead Borrower’s securities (it being understood that the underlying cause of such decline may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent it is not excluded by another clause of this definition), (c) general changes or developments in the industries or markets in which the Lead Borrower and its Subsidiaries operate, including general changes in law or regulation across such industries and markets, except to the extent such change has a disproportionate effect on the Lead Borrower and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries and markets in which the Lead Borrower and its Subsidiaries operate, (d) the execution and delivery of agreements with respect to or the public announcement or pendency of the Transactions and tender offer pursuant to the Tender Offer Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Lead Borrower or any of its Subsidiaries with employees, customers, suppliers or partners, (e) the identity of the Investors or any of their Affiliates as the parties involved in the tender offer pursuant to the Tender Offer Agreement, (f) compliance with the terms of, or the taking of any action required by, the Tender Offer Agreement, (g) any acts of terrorism or war, except to the extent such act has a disproportionate effect on the Lead Borrower and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries and markets in which the Lead Borrower and its Subsidiaries operate, (h) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, except to the extent such event has a disproportionate effect on the Lead Borrower and its Subsidiaries, taken as a whole, when compared to other companies operating in the same industries and markets in which the Lead Borrower and its Subsidiaries operate, (i) changes in applicable law, regulation or generally accepted accounting principles or the interpretation thereof after January 10, 2013, (j) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (it being understood that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent it is not excluded by another clause of this definition); or (k) any matter disclosed

14

in Section 3.15 of the disclosure letter delivered by the Lead Borrower to Wells Fargo immediately prior to the execution of the Tender Offer Agreement, a correct and complete copy of which has been provided to Lead Arrangers on or prior to January 10, 2013.
“Competitor” means a Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole and who has been identified as a competitor by Lead Borrower to the Administrative Agent in writing from time to time.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus without duplication and, other than with respect to clause (x) below, to the extent deducted in determining such Consolidated Net Income, the sum of (i) all amounts attributable to depreciation and amortization for such period, (ii) the amount of non-cash charges, including imputed interest, deferred compensation and non-cash costs associated with the closing of retail store locations or other facilities, in each case for such period, (iii) Consolidated Interest Expense for such period, (iv) the Provision for Taxes for such period, (v) the amount of LIFO Adjustments, (vi) any extraordinary, non-recurring or unusual charges for such period (including such charges reflected in the financial statements provided to the Lenders prior to the Closing Date and the Pre-Spin Transaction Expenses), (vii) the amount of non-cash charges related to goodwill impairment and impairment of non-cash intangibles, (viii) the amount of non-cash charges, losses or expenses (and minus the amount of such cash gains) resulting from the application of Statement of Financial Accounting Standards No. 123(R), (ix) Transaction Expenses incurred within one year after the Closing Date (and with respect to Transaction Expenses described in clauses (i) and (j) of the definition of Transactions (and transactions reasonably related to the foregoing), incurred within one year after the date of Amendment No. 3), (x) the amount of any cost savings and other operating improvements and synergies projected by the Lead Borrower in good faith to be realized as a result of specified actions either taken or initiated prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized or expected to be realized prior to or during such period from such actions; provided that (A) such cost savings, operating improvements or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, in each case, by the Lead Borrower, (B) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Lead Borrower to be realized within eighteen (18) months of the date the applicable action is taken or initiated and (C) the aggregate amount added back pursuant to this clause (x) for any period shall not exceed ten percent (10%) of Consolidated EBITDA for such period (determined prior to giving effect to any such adjustments), minus (b) without duplication (i) to the extent included in determining such Consolidated Net Income, any non-cash extraordinary, non-recurring or unusual gains for such period, all determined on a Consolidated basis in accordance with GAAP, and (ii) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (a)(viii) above in the current period or a previous period; provided that for purposes of calculating the Total Leverage Ratio, the Total Secured Leverage Ratio (as such term is defined in the Term Loan Agreement as in effect on the date of Amendment No. 3 or as subsequently amended with the approval of the Administrative Agent) and the Consolidated Fixed Charge Coverage Ratio for any period, (A) the Consolidated EBITDA of any Acquired Entity (as such term is defined in the Term Loan Agreement as in effect on the date of Amendment No. 3 or as subsequently amended with the approval of

15

the Administrative Agent) acquired or investment made by the Lead Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by the Lead Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period). “LIFO Adjustments” means, for any period, the net adjustment to costs of goods sold for such period required by the LIFO inventory method used by Lead Borrower determined in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, for any period of determination, the ratio of:
(a)    Consolidated EBITDA for such period, minus Unfinanced Capital Expenditures made during such period, minus the aggregate amount of the Provision for Taxes paid in cash during such period, and if the amount by which the Cash Pension Contribution for such period exceeds the Pension Expense for such period, then minus such excess amount, or if the Pension Expense for such period exceeds the Cash Pension Contribution for such period, then plus such excess amount, to
(b)    the Consolidated Fixed Charges of Lead Borrower and its Restricted Subsidiaries for such period.
The “Cash Pension Contribution” means the actual cash pension funding payments made by Lead Borrower and its Restricted Subsidiaries with respect to pension funding obligations for the applicable period. The “Pension Expense” means the actual pension expense for the applicable period of the Lead Borrower and its Restricted Subsidiaries pursuant to the profit and loss statement charge (or benefit) with respect to such pension funding obligations for such period.
“Consolidated Fixed Charges” means, as to any Person, with respect to any period, the sum of, without duplication,
(a)    all Consolidated Interest Expense paid in cash during such period, plus
(b)    (i) all principal payments in respect of Indebtedness for borrowed money that are required to be paid during such period (and including any principal payments required to be made under the Term Loan Agreement based on excess cash flow), (ii) any scheduled payments in respect of Capital Leases Obligations and (iii) in the case of Loan Parties, any payments made by a Loan Party after the Closing Date in respect of the NAI Workers’ Compensation Liabilities), but excluding (A) any portion of payments in respect of Capital Leases included in item (a) of this definition, (B) payments in respect of Loans which do not result in a reduction of the Aggregate Commitments during such period, (C) payments in respect of Indebtedness for borrowed money during such period to the extent paid with the proceeds of Refinancing Indebtedness, (D) payments in respect of Indebtedness made on or before the Closing Date, and (E) payments in respect of NAI Workers’ Compensation Liabilities not made by a Loan Party, plus
(c)    Restricted Payments pursuant to Sections 7.06(a) (other than Restricted Payments from a Loan Party to another Loan Party and other than Restricted Payments that satisfy the requirements of Section 7.06(a)(i)), 7.06(b), 7.06(e) and 7.06(f) paid in cash during such period; plus
(d)    any mandatory reduction of any Permitted Securitization Facility during such period;

16

provided, that, (i) payments in respect of NAI Workers’ Compensation Liabilities made by a Loan Party shall not be included as Consolidated Fixed Charges
(A)    so long as no Cash Dominion Event exists, for the period from the date such payment is made until the date ninety (90) days after the date such payment is made, provided, that, in the event that a Cash Dominion Event occurs at any time during such ninety (90) day period, such payments shall not be included as Consolidated Fixed Charges for the period ending on the earlier of (1) the date ninety (90) days after the date such payment is made or (2) thirty (30) days after the date of the Cash Dominion Event, or
(B)    at any time a Cash Dominion Event exists (except as otherwise provided in clause (A)), for the period ending thirty (30) days after the date such payment is made, or
(C)    to the extent such Loan Party is reimbursed for such payment in cash by a Person that is not a Loan Party or a Subsidiary of a Loan Party, and
(ii) to the extent that such Loan Party is not so reimbursed within the applicable period provided for in clauses (i)(A) and (i)(B) above, the payments in respect of NAI Workers’ Compensation Liabilities, shall be deemed to be Consolidated Fixed Charges made as of the last day of the Fiscal Period most recently ended for which Administrative Agent has received financial statements, but in the event that a Loan Party is thereafter reimbursed in cash, such payments by a Loan Party in respect of NAI Workers’ Compensation Liabilities, shall no longer be deemed to be Consolidated Fixed Charges (provided, that, the foregoing shall not be construed to have such payments cease to be Consolidated Fixed Charges for any prior period for which the Loan Parties were not in compliance with Section 7.15 (to the extent a Covenant Compliance Event then existed))
“Consolidated Interest Expense” means, for any Measurement Period (a) interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations and any amounts comparable to or in the nature of interest under any Permitted Securitization Facility) minus (b) the interest income, in each case, of Lead Borrower and its Restricted Subsidiaries for such Measurement Period, determined on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income of the Lead Borrower and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with GAAP, provided, that, there shall be excluded the income (or loss) of such Person during such period and accrued prior to the date it becomes a Subsidiary of the Lead Borrower or any of the Lead Borrower’s Subsidiaries or is merged into or consolidated with the Lead Borrower or any of the Lead Borrower’s Subsidiaries or such Person’s assets are acquired by the Lead Borrower or any of the Lead Borrower’s Subsidiaries.
“Consolidated Total Debt” means, as of any date of determination, without duplication, the Indebtedness of the Lead Borrower and the Restricted Subsidiaries outstanding on such date (excluding Indebtedness of the type described in clauses (b), (c) and (g) of the definition of such term, except, in the case of such clause (b), to the extent of any unreimbursed drawings thereunder, and also excluding (i) Guarantees that are Customer Support Transactions permitted under this Agreement, (ii) other Guarantees of Indebtedness of unrelated Persons incurred in the ordinary course of business in an amount not to exceed $25,000,000, to the extent no demand has been made for payments, and (iii) all Synthetic Lease Obligations).
“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

17

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covenant Compliance Event” shall mean, at any time, Excess Availability is less than the greater of (a) ten percent (10%) of the Loan Cap and (b) prior to completion of the Distribution, $75,000,000, and from and after completion of the Distribution, $60,000,000.
“Credit and Collection Policy” shall mean, with respect to any Borrower, such Borrower’s credit, collection, enforcement and other policies and practices relating to Pharmacy Receivables and Wholesale Trade Receivables existing on the date of Amendment No. 3 and as set forth on Exhibit M hereto, together with any other normal and customary credit practices, procedures and policies employed by such Person.
“Credit Card Agreements” shall mean all agreements now or hereafter entered into by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases, including, but not limited to, the agreements set forth on Schedule 5.21(b) hereto.
“Credit Card Issuer” shall mean any person (other than a Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., PayPal and other issuers approved by the Administrative Agent.
“Credit Card Notifications” has the meaning set forth in Section 6.13(a).
“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
“Credit Card Receivables” means amounts, together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer or processed by such Credit Card Processor (including, without limitation, electronic benefits transfers) in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.
“Credit Extensions” mean each of the following: (a) a Borrowing (and including a Permitted Overadvance) and (b) an LC Credit Extension.
“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) Administrative Agent, (iii) each LC Issuer, (iv) the Lead Arrangers, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

18

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, in connection with this Agreement and the other Loan Documents, including, without limitation, (i) the reasonable fees, charges and disbursements (A) of counsel for the Administrative Agent, (B) of outside consultants for the Administrative Agent, (C) of appraisers (subject to the limitations provided for in Section 6.10), (D) incurred during any field examinations (subject to the limitations provided for in Section 6.10), (E) filing and search charges and recording taxes, and (F) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, (b) with respect to the LC Issuers, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Administrative Agent, the LC Issuers or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided, that, such legal fees and expenses shall be limited to the reasonable and documented fees and disbursements of one external counsel for the Credit Parties, and in addition, one local or special counsel in each applicable jurisdiction, and in the case of an actual or perceived conflict of interest as determined by the affected Person, one counsel for such affected Person).
“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of any Borrower entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, (b) outstanding merchandise credits of any Borrower, and (c) liabilities in connection with frequent shopping programs of any Borrower.
“Customer Deposits” means deposits made by customers with respect to the purchase or lease of goods or the performance of services.
“Customer Support Transaction” shall mean any one of the following transactions in the ordinary course of the business of the Loan Parties consistent with the current practices as of the date hereof: (a) any sublease by a Loan Party to a customer of any Loan Party of leased real property or leased equipment of such Loan Party that constitutes a Capital Lease, (b) any lease by a Loan Party to a customer of any Loan Party of owned real property or equipment of such Loan Party that constitutes a Capital Lease, (c) any assignment of a lease of real property or equipment by a Loan Party that constitutes a Capital Lease to a customer of any Loan Party in connection with which the assigning Loan Party is not released from liability under such lease, (d) any Guarantee by a Loan Party for the benefit of a third party of Indebtedness or operating lease obligations of a customer of any Loan Party, (e) any loan of money or property (other than ABL Priority Collateral) by a Loan Party to a customer and (f) any other transfer of equipment or Real Estate not otherwise permitted pursuant to this Agreement by a Loan Party to a customer; provided, that, the foregoing shall not be construed to apply to the sale of inventory on credit by a Loan Party to a customer in the ordinary course of business.
“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA (other than the Excluded DDAs) shall be presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

19

“DDA Notification” has the meaning set forth in Section 6.17(d).
“Deal-based Breakout Financial Information” has the meaning set forth in Section 4.01(f).
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, that, with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable LC Fee Rate for Letters of Credit, plus two percent (2%) per annum.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender, any other Lender or the Borrowers, any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has after the Closing Date, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) has become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding

20

absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Lead Borrower, each LC Issuer, each Swing Line Lender and each Lender.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, the issuance and/or sale of any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, that, (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy obligations or as a result of such employee’s termination, resignation, death or disability, (iii) if any class of Equity Interest of such Person by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock and (iv) any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
“Distribution” shall mean the distribution by the Lead Borrower, on a pro rata basis, of at least a majority of the outstanding shares of common stock of Save-A-Lot Parent owned by the Lead Borrower to the holders of common shares of the Lead Borrower on the Record Date.
“Dollars” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any direct or indirect Subsidiary of a Loan Party other than a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

21

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Time” shall mean 11:59 p.m., New York City time, on the date of the Distribution.
“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (b) a savings and loan association, savings bank or farm credit bank and association organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000, (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”) or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through such bank’s branch, or agency, located in the United States, (d) the central bank of any country which is a member of the OECD, (e) a company engaged in the business of making commercial loans on a revolving basis (including a commercial finance company), in each case organized under the laws of the United States, or any State thereof, which Person, together with its Affiliates, has total assets in excess of $1,000,000,000, (f) any Approved Fund, (g) any Lender, (h) any Affiliate of any Lender and (i) any other Person (other than a natural person) approved by (A) the Administrative Agent, each LC Issuer and the Swing Line Lender (in each case such approval not to be unreasonably withheld or delayed), and (B) unless an Event of Default has occurred and is continuing, the Lead Borrower (such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include (A) a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, (B) the Investors or any of the Investors’ Affiliates or Subsidiaries, (C) any Person organized under the laws of a jurisdiction outside the United States if at the time of an assignment pursuant to Section 10.06(b), such Person would be subject to United States interest withholding tax at a rate greater than zero, except if such Person agrees not to seek additional payments from Borrowers as a result of its obligations for such withholding tax, (D) so long as no Specified Event of Default exists or has occurred and is continuing, any Competitor, or (E) any Defaulting Lender.
“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that at all times satisfies the criteria set forth below and which has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the ordinary course of business of such Borrower. Without limiting the foregoing, in order to be an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees, discounts, claims or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Processor, or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Credit Card Receivables shall not include any Credit Card Receivable:
(a)    which is unpaid more than five (5) Business Days after the date of determination of eligibility thereof;

22

(b)    where such Credit Card Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;
(c)    which is not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;
(d)    which is disputed, is with recourse due to the creditworthiness of the cardholder, or with respect to which a claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);
(e)    that is not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (a), (e) (o) or (r) of the definition of Permitted Encumbrances and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the holder of such Lien and the Administrative Agent;
(f)    which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;
(g)    which does not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(h)    as to which the Credit Card Issuer or Credit Card Processor has asserted the right to require a Loan Party to repurchase such Credit Card Receivable from such Credit Card Issuer or Credit Card Processor;
(i)    due from a Credit Card Issuer or Credit Card Processor which is the subject of proceedings under a Debtor Relief Law;
(j)    which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;
(k)    which are Pharmacy Receivables or Wholesale Trade Receivables;
(l)    which arise from the “Purchase Advantage” private label credit card of Borrowers or any other proprietary credit card of a Borrower where such Borrower has liability for the failure of the card holder to make payment thereunder as a result of the financial condition of such card holder;
(m)    which is payable in any currency other than Dollars; or
(n)    which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

23

The criteria for Eligible Credit Card Receivables set forth above may be changed and any new criteria for Eligible Credit Card Receivables may be established by the Administrative Agent in the exercise of its Permitted Discretion solely based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of the Administrative Agent prior to the Closing Date (except to the extent that it may have been identified but the Administrative Agent has elected not to establish eligibility criteria with respect thereto as of the Closing Date), in either case under clause (i) or (ii) which adversely affects or would reasonably be expected to adversely affect the Credit Card Receivables or the Administrative Agent’s ability to realize upon the Credit Card Receivables in any material respect, as determined by the Administrative Agent in its Permitted Discretion. Any Credit Card Receivables that are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.
“Eligible Inventory” means, as of the date of determination thereof, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of a Borrower’s business. Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Inventory shall not include any Inventory:
(a)    that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;
(b)    that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;
(c)     that is not located in the United States (excluding territories or possessions of the United States) at a location that is owned or leased by a Borrower, except Inventory in transit between locations owned or leased by a Borrower in the United States;
(d)    that is located in a distribution center leased by a Loan Party unless (i) the applicable lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve based on rent with respect to such location has been established by the Administrative Agent in its Permitted Discretion subject to the terms in the definition of Availability Reserves;
(e)    that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work in process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) are not in material compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (vi) are bill and hold goods or (vii) are coffee shop inventory or fuel inventory;
(f)    which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Inventory;
(g)    that is not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon or that is subject to any other Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (a), (b), (e), (p) or (r) of the definition of Permitted Encumbrances and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Administrative Agent between the holder of such Lien and Administrative Agent;

24

(h)    that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;
(i)    that is not insured in compliance with the provisions of Section 5.10 hereof;
(j)    that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;
(k)    that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a material dispute in respect of any such agreement; or
(l)    acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of a Borrower’s business, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers reasonably satisfactory to the Administrative Agent and establishes an Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may reasonably require (including a field examination with respect thereto, which will not be considered for purposes of any of the limitations in Section 6.10), all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.
The criteria for Eligible Inventory set forth above may be changed and any new criteria for Eligible Inventory may be established by the Administrative Agent in the exercise of its Permitted Discretion and solely based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of the Administrative Agent prior to the Closing Date (except to the extent that it may have been identified but the Administrative Agent has elected not to establish eligibility criteria with respect thereto as of the Closing Date), in either case under clause (i) or (ii) which adversely affects or would reasonably be expected to adversely affect the Inventory or the Administrative Agent’s ability to realize upon the Inventory in any material respect, in each case, as determined by Administrative Agent in its Permitted Discretion. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.
“Eligible Pharmacy Receivables” means, at the time of any determination thereof, each Pharmacy Receivable that at all times satisfies the criteria set forth below and which has been earned by performance, and in each case originated in the ordinary course of business of such Borrower. In determining the amount to be so included, the face amount of a Pharmacy Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (1) any and all returns, accrued rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Pharmacy Receivables at such time, and (2) the aggregate amount of all customer deposits, unapplied cash and bonding subrogation rights to the extent not cash collateralized. Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Pharmacy Receivables shall not include any Pharmacy Receivable:
(a)    which is unpaid within the earlier of thirty (30) days following its original due date or sixty (60) days following its original invoice date;
(b)    that is the obligation of an Account Debtor (or its Affiliates) if fifty percent (50%) or more of the dollar amount of all Pharmacy Receivables owing by that Account Debtor (or its Affiliates) are ineligible under the other criteria listed in clause (a) above;

25

(c)    where such Pharmacy Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;
(d)    which is not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;
(e)    which is disputed, or with respect to which a claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);
(f)    that is not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (a), (e), (o) or (r) of the definition of Permitted Encumbrances and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the holder of such Lien and the Administrative Agent;
(g)    which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Pharmacy Receivables;
(h)    which does not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(i)    is due from an Account Debtor which is the subject of proceedings under a Debtor Relief Law;
(j)    where the Account Debtor obligated upon such Pharmacy Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;
(k)    which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;
(l)    which are Credit Card Receivables or Wholesale Trade Receivables;
(m)    which do not direct payment thereof to be sent to a Blocked Account;
(n)    which is payable in any currency other than Dollars;
(o)    for which the Account Debtor is (i) any Governmental Authority (including, without limitation, Medicare, Medicaid and food assistance programs), or (ii) a Credit Card Issuer or Credit Card Processor;
(p)    for which the Account Debtor is not a (i) retail customer or (ii) Third Party Payor;
(q)    that do not arise from the sale of medication, medical equipment or other medical items by such Borrower in the ordinary course of its business;

26

(r)    with respect to an Account Debtor, other than an Investment Grade Account Debtor, whose total obligations owing to Borrowers exceed fifteen percent (15%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or otherwise, in any event, as applied to a particular Account Debtor being subject to increase as to such Account Debtor by Administrative Agent in its Permitted Discretion) of all Eligible Pharmacy Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Pharmacy Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Pharmacy Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;
(s)    (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, or (ii) as to which Pharmacy Receivable the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to use the courts of such state or to otherwise seek judicial enforcement of payment of such Pharmacy Receivable, in each case unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report (or equivalent report, as applicable) for the most recent year for which such qualification or report is required (in each case to the extent that the Administrative Agent has determined to render such Pharmacy Receivable ineligible), or (iii) if the Pharmacy Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
(t)    to the extent any Borrower or any Subsidiary thereof is (i) liable for goods sold or services rendered by the applicable Account Debtor to any Borrower or any Subsidiary thereof, or (ii) liable for accrued and actual discounts, claims, unpaid fees, credit or credits pending, promotional program allowances, price adjustment, finance charges or other allowances (including any amount that any Borrower or any Subsidiary thereof, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (whether written or oral)), but in each case only to the extent of the potential offset resulting therefrom;
(u)    that is the obligation of an Account Debtor located in a foreign country unless payment thereof is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent as to form, substance and issuer or domestic confirming bank (provided, that, at any time an Accelerated Borrowing Base Delivery Event exists, in addition, any such letter of credit shall have been delivered to Administrative Agent and shall be directly drawable by Administrative Agent) or is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to Administrative Agent;
(v)    with respect to which an invoice, reasonably acceptable to the Administrative Agent in form, has not been sent to the applicable Account Debtor or such invoice does not include a true and correct statement of the bona fide payment obligation incurred in the amount of the Pharmacy Receivable for medication, medical equipment or other medical items sold to and accepted by the applicable Account Debtor;
(w)    in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by an Account Debtor may be conditional;

27

(x)    as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;
(y)    to the extent such Pharmacy Receivable consists of finance charges as compared to obligations to such Borrower for goods sold;
(z)    to the extent such Pharmacy Receivable exceeds any credit limit established by the Administrative Agent in its Permitted Discretion with respect to the Account Debtor, but only after a determination made by the Administrative Agent in its Permitted Discretion that the creditworthiness of such applicable Account Debtor has declined in such a manner that the prospects for payment on such Pharmacy Receivable have or may become materially impaired;
(aa)    which have not been underwritten in accordance with the applicable Borrower’s Credit and Collection Policy, and has terms which have not been modified, impaired, waived, altered, extended or renegotiated since its origination in any way; or
(bb)    which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.
The criteria for Eligible Pharmacy Receivables set forth above may be changed and any new criteria for Eligible Pharmacy Receivables may be established by the Administrative Agent in the exercise of its Permitted Discretion and solely based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of the Administrative Agent prior to the Closing Date (except to the extent that it may have been identified but the Administrative Agent has elected not to establish eligibility criteria with respect thereto as of the Closing Date), in either case under clause (i) or (ii) which adversely affects or would reasonably be expected to adversely affect the Pharmacy Receivables or the Administrative Agent’s ability to realize upon the Pharmacy Receivables in any material respect, as determined by the Administrative Agent in its Permitted Discretion. Any Pharmacy Receivables that are not Eligible Pharmacy Receivables shall nevertheless be part of the Collateral.
“Eligible Prescription Files” means, at the time of any determination thereof, each Prescription File that at all times satisfies the criteria set forth below and which arises and is maintained in the ordinary course of the business of such Borrower and which is of a type included in an appraisal of Prescription Files received by Administrative Agent in accordance with the requirements of this Agreement (including Prescription Files acquired by such Borrower after the date of such appraisal). Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Prescription Files shall not include any Prescription Files: (a) at premises other than those owned, leased or licensed and in each case controlled by a Borrower; (b) that are not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon or that is subject to any other Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (a), (e) or (r) of the definition of Permitted Encumbrances and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Administrative Agent between the holder of such Lien and Administrative Agent; (c) that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to the Administrative Agent in its Permitted Discretion. The criteria for Eligible Prescription Files set forth above may be changed and any new criteria for Eligible Prescription Files may be established by the Administrative Agent in the exercise of its Permitted Discretion based solely on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or

28

other circumstance existing on the Closing Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of Administrative Agent prior to the Closing Date (except to the extent that it may have been identified but the Administrative Agent has elected not to establish eligibility criteria with respect thereto as of the Closing Date), in either case under clause (i) or (ii) which adversely affects or would reasonably be expected to adversely affect the Prescription Files or the Administrative Agent’s ability to realize upon the Prescription Files in any material respect, in each case, as determined by Administrative Agent in its Permitted Discretion. Any Prescription Files that are not Eligible Prescription Files shall nevertheless be part of the Collateral.
“Eligible Retail Inventory” means Eligible Inventory that is Retail Inventory.
“Eligible Trade Receivables” means Accounts deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base arising from the sale of the Borrowers’ Wholesale Inventory that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (1) has been earned by performance and represents the bona fide amounts due to a Borrower from an Account Debtor, and in each case originated in the ordinary course of business of such Borrower, and (2) in each case is acceptable to the Administrative Agent in its Permitted Discretion, and is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (ff) below. Without limiting the foregoing, to qualify as an Eligible Trade Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (1) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)) and (2) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrowers to reduce the amount of such Eligible Trade Receivable. Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Trade Receivables shall not include any Wholesale Trade Receivable:
(a)    which is unpaid within the earlier of twenty-one (21) days following its original due date or forty-nine (49) days following the initial statement date with respect to such Wholesale Trade Receivable;
(b)    due from any Account Debtor (or its Affiliates), where fifty percent (50%) or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible pursuant to clause (a), above;
(c)    with respect to which an invoice, reasonably acceptable to the Administrative Agent in form, has not been sent to the applicable Account Debtor;
(d)    with respect to which (i) the goods giving rise to such Wholesale Trade Receivable have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Wholesale Trade Receivable have not been performed and billed to the Account Debtor,
(e)    where such Wholesale Trade Receivables or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;

29

(f)    which is not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;
(g)    which are disputed or with respect to which claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);
(h)    that are not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (a), (e), (o) or (r) of the definition of Permitted Encumbrances and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the holder of such Lien and the Administrative Agent;
(i)    which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Wholesale Trade Receivables;
(j)    for which all consents, approvals or authorizations of, or registrations or declarations with any Governmental Authority required to be obtained, effected or given in connection with the performance of such Account by the Account Debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given or are not in full force and effect;
(k)    which do not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(l)    which are due from an Account Debtor which is the subject of proceedings under a Debtor Relief Law;
(m)    where the Account Debtor obligated upon such Wholesale Trade Receivables suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;
(n)    which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;
(o)    which are Pharmacy Receivables or Credit Card Receivables;
(p)    for which the Account Debtor is a (i) retail customer, (ii) Credit Card Issuer or Credit Card Processor, (iii) Governmental Authority (including, without limitation, Medicare, Medicaid and food assistance programs), (iv) military customers, (v) a Sanctioned Person or Sanctioned Entity (to the knowledge of the Lead Borrower with respect to entities described in clauses (c) and (d) of the definition thereof), or (vi) an Affiliate of any Borrower or an employee or agent of any Borrower;
(q)    (i) owing from any Person (other than the Transition Agreement Parties) that is also a supplier to or creditor of a Loan Party or any of its Subsidiaries, or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Loan Party or any of its Subsidiaries to discounts on future purchase therefrom;

30

(r)    which consist of amounts due from vendors as rebates or allowances or from franchisees;
(s)    which are payable in any currency other than Dollars;
(t)    which do not direct payment thereof to be sent to a Blocked Account;
(u)    arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;
(v)    that is the obligation of an Account Debtor located in a foreign country unless payment thereof is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent as to form, substance and issuer or domestic confirming bank (provided, that, at any time an Accelerated Borrowing Base Delivery Event exists, in addition, any such letter of credit shall have been delivered to Administrative Agent and shall be directly drawable by Administrative Agent) or is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to Administrative Agent;
(w)    (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, or (ii) as to which Wholesale Trade Receivable the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to use the courts of such state or to otherwise seek judicial enforcement of payment of such Wholesale Trade Receivable, in each case unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the most recent year for which such qualification or report is required (to the extent that the Administrative Agent in its Permitted Discretion has determined to render such Wholesale Trade Receivable ineligible), or (iii) if the Wholesale Trade Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
(x)    to the extent any Borrower or any Subsidiary thereof is (i) liable for goods sold or services rendered by the applicable Account Debtor to any Borrower or any Subsidiary thereof, or (ii) liable for accrued and actual discounts, claims, unpaid fees, credit or credits pending, promotional program allowances, price adjustment, finance charges or other allowances (including any amount that any Borrower or any Subsidiary thereof, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (whether written or oral)), but, in each case only to the extent of the potential offset resulting therefrom (provided, that, the amount of the offset for this purpose in respect of amounts owing by a Borrower or any Subsidiary thereof to any of the Transition Agreement Parties shall be limited to the extent that such Transition Agreement Party has agreed in writing to offset first against amounts owing to such Borrower or Subsidiary other than any of the Wholesale Trade Receivables, so long as such agreement is in form and substance reasonably satisfactory to Administrative Agent and is either (i) in favor of Administrative Agent or (ii) provides that (A) Administrative Agent is a third party beneficiary with respect thereto, (B) Administrative Agent is entitled to directly enforce such agreement, (C) the agreement of the applicable Transition Agreement Party is not subject to any defenses against Administrative Agent based on any act or omission of a Loan Party, and (D) such agreement may not be amended, modified or any rights of any Loan Party thereunder waived without the written consent of Administrative Agent);

31

(y)     which arise in whole or in part from the sale of products purchased by the applicable Borrower from a Person which is entitled to the benefits of the PSA, with respect to such products;
(z)    to the extent such Wholesale Trade Receivable exceeds any credit limit established by the Administrative Agent in its Permitted Discretion with respect to the Account Debtor, but only after a determination made by the Administrative Agent in its Permitted Discretion that the creditworthiness of such applicable Account Debtor has declined in such a manner that the prospects for payment on such Wholesale Trade Receivable have or may become materially impaired;
(aa)    with respect to an Account Debtor whose total obligations owing to Borrowers exceed ten percent (10%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or otherwise, in any event, as applied to a particular Account Debtor being subject to increase as to such Account Debtor by Administrative Agent in its Permitted Discretion) of all Eligible Trade Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Trade Receivables that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Trade Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit;
(bb)    where the Account Debtor obligated upon such Wholesale Trade Receivables is in default, in any manner material to the Wholesale Trade Receivable in question;
(cc)    which have not been underwritten in accordance with the applicable Borrower’s Credit and Collection Policy, and has terms which have not been modified, impaired, waived, altered, extended or renegotiated since its origination in any way;
(dd)    as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored; or
(ee)    which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.
“Eligible Wholesale Inventory” means Eligible Inventory that is Wholesale Inventory.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the Release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Lead Borrower or any other Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, labeling, storage, treatment or disposal or recycling of, or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

32

“Equipment” has the meaning set forth in the UCC.
“Equity Interests” means, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended and in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 or 430 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate, or (g) the breach of any terms of the PBGC Agreement.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.01 hereof or is cured if such Event of Default is capable of being cured.
“Excess Availability” means, as of any date of determination thereof, the result of: (a) the Loan Cap, minus, (b) the aggregate unpaid balance of Credit Extensions; provided, that, for purposes of the calculation of Excess Availability prior to April 30, 2013, any NAI LCs outstanding as of the Closing Date (or any portion of any such NAI LC, as the case may be) shall not be considered in such calculation to the extent that Administrative Agent has received evidence satisfactory to it that a new letter of credit replacing such NAI LC has been issued for the account of the beneficiary thereof, that such new letter of credit is being sent to such beneficiary and such NAI LC will be released promptly after the Closing Date. Any portion of an NAI LC that is not covered by a new letter of credit as provided for in the previous sentence shall be included in the calculation of Excess Availability prior to April 30, 2013. On and after April 30, 2013, all NAI LCs then outstanding shall be Letters of Credit for purposes of the calculation of Excess Availability.

33

“Excluded DDAs” means each checking, savings or other demand deposit account maintained by any Loan Party and exclusively used (a) for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees, (b) for the receipt of Medicare and Medicaid receivables of a Loan Party, (c) to hold proceeds of Term Loan Priority Collateral, subject to the Term Loan Intercreditor Agreement, unless and until the release of the Lien therein of the Term Loan Agent, (d) for the receipt and deposit of funds of a specific Person other than a Loan Party, or which a Loan Party is holding in trust or as a fiduciary for such Person, in each case in a manner permitted under this Agreement or the other Loan Documents, or (e) to hold exclusively (i) the SUPERVALU Payment, or (ii) any other amount received in connection with a Pre-Spin Transaction permitted hereunder.
“Excluded Real Estate Collateral” shall mean any property that would otherwise constitute a Material Real Estate Asset or Real Estate Collateral Property, (a) where either (i) the valid grant of a Lien in such Material Real Estate Asset or Real Estate Collateral Property to the Administrative Agent would constitute or result in a breach, termination or default under a valid and binding contract, agreement, lease, permit, license, charter or license agreement, in each case to which such Material Real Estate Asset or Real Estate Collateral Property is subject, and entered into by a Loan Party with a Person that is not an Affiliate of the Loan Parties or a violation of applicable law, and such breach, termination or default has not been or is not waived or the consent of the other party to such contract, agreement, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such violation cannot be waived, or (ii) such Material Real Estate Asset or Real Estate Collateral Property is subject to adverse environmental or other conditions that the Term Loan Agent determines makes it unsuitable as Collateral and (b) which the Term Loan Agent designates as Excluded Real Estate Collateral pursuant to the Term Loan Agreement.
“Excluded Subsidiaries” means, at any date of determination, each (a) Immaterial Subsidiary, (b) Foreign Subsidiary, (c) Unrestricted Subsidiary, (d) until the termination of the Spin Period, Save-A-Lot Subsidiary, (e) Insurance Captive and (f) Subsidiary of Lead Borrower that is not, directly or indirectly, wholly owned by Lead Borrower; provided, that, notwithstanding the foregoing, (i) Moran Foods, LLC shall not be deemed to be an Excluded Subsidiary, and (ii) in no event shall any Subsidiary of Lead Borrower that is a guarantor of the Term Loan Debt be an Excluded Subsidiary.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) any tax imposed on or measured by, in whole or in part, the revenue, net income, net profits, net assets, capital or net worth of, and franchise taxes imposed on, any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) (i) in which such Lender or such Participant is organized (ii) in which such Lender’s or such Participant’s principal office is located, (iii) in which such Lender or such Participant is doing business, including, branch profits taxes and branch interest taxes (other than solely as a result of entering into any Loan Document or taking any action contemplated thereunder), (iv) in which it has a present or former connection other than as a result of the Loan Documents or taking any action contemplated thereunder or (v) in the case of any Foreign Lender, in which its applicable Lending Office is located, in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (b) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 3.01(e), (c) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (d) in the case of a Foreign Lender, any United States federal withholding taxes imposed on amounts payable to such Foreign Lender as a result of such Foreign Lender’s failure to comply with FATCA to establish a complete exemption

34

from withholding thereunder, and (e) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (1) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 3.01(e), if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (2) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Law.
“Executive Order” has the meaning set forth in Section 10.18.
“Existing Credit Agreement” has the meaning set forth in the Recitals.
“Existing Letters of Credit” means, collectively, the letters of credit issued for the account of a Loan Party or for which such Loan Party is otherwise liable listed on Schedule 1.01(b) hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
“Existing Loan Documents” has the meaning set forth in the Recitals.
“Existing Receivables Transfer Agreements” means (a) the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011, by and among SUPERVALU Receivables Funding Corporation, a Delaware corporation, as seller, the Lead Borrower, as servicer, the banks and other financial institutions party thereto, as purchasers and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as agent, and (b) each Purchase Agreement as defined in such Second Amended and Restated Receivables Purchase Agreement.
“Existing Term Loan Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as agent for the Existing Term Loan Lenders.
“Existing Term Loan Agreement” means the Credit Agreement, dated August 30, 2012, among Existing Term Loan Agent, Existing Term Loan Lenders, and the Lead Borrower.
“Existing Term Loan Facility” means the term loan facility provided to Lead Borrower pursuant to the terms of the Existing Term Loan Agreement.
“Existing Term Loan Lenders” means the financial institutions party to the Existing Term Loan Agreement as lenders.
“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.
“Facility Guaranty” means the Amended and Restated Guaranty made by the Guarantors in favor of the Administrative Agent and the other Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent.
“Farm Products” has the meaning set forth in the Food Security Act and the UCC.

35

“Farm Products Sellers” means, collectively, sellers or suppliers to any Loan Party of any Farm Products and including any milk or dairy products, perishable agricultural commodity (as defined in PACA) or livestock (as defined in the PSA), meat, meat food products or livestock products derived therefrom or any poultry or products derived therefrom; sometimes referred to herein individually as a “Farm Products Seller”.
“FATCA” means current Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more burdensome to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated January 10, 2013, by and among the Lead Arrangers and the Lead Borrower.
“Fiscal Intermediary” means any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.
“Fiscal Period” means any four-week or five-week fiscal period of any Fiscal Year, in accordance with the fiscal accounting calendar of the Loan Parties as in effect on the date hereof.
“Fiscal Quarter” means the period consisting of the first four Fiscal Periods of each Fiscal Year and the next three periods of three Fiscal Periods each in such Fiscal Year.
“Fiscal Year” means any period of thirteen (13) consecutive Fiscal Periods ending on the last Saturday of February of any calendar year.
“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Flood Zone” shall mean areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.
“Food Security Act” means the Food Security Act of 1984, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“Food Security Act Notices” is defined in Section 5.27(a) hereof.

36

“Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.
“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means a direct or indirect Subsidiary of a Loan Party organized or incorporated under the laws of a jurisdiction other than a State of the United States, the United States, or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Ground Lease” means, individually and collectively, as the context may require, each ground lease described on the Applicable Collateral List.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

37

“Guarantor” means each Subsidiary that is neither a Borrower nor an Excluded Subsidiary, together with its successors and assigns.
“Hazardous Materials” means all chemicals, materials, substances or wastes of any nature that are listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant,” or terms of similar intent or meaning, by any Governmental Authority or that are otherwise prohibited, limited or regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.
“Health Care Laws” means all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement programs, as now or at any time hereafter in effect, applicable to any Loan Party, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987, HIPAA and the Patient Protection and Affordable Care Act of 2010.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“HIPAA Compliance Date” has the meaning set forth in Section 5.28.
“HIPAA Compliance Plan” has the meaning set forth in Section 5.28.
“HIPAA Compliant” has the meaning set forth in Section 5.28.
“Immaterial Subsidiary” means (a) each Subsidiary identified as an Immaterial Subsidiary on the Closing Date on Schedule 5.13, and (b) thereafter, each Subsidiary of the Lead Borrower identified as an “Immaterial Subsidiary” pursuant to a certificate executed and delivered by a Responsible Officer of the Lead Borrower to the Administrative Agent within sixty (60) days of the delivery of annual financial statements pursuant to Section 6.01(a) (certifying as to each of the items set forth in the following proviso); provided, that, (i) a Subsidiary shall not be an Immaterial Subsidiary if the book value of its assets (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Lead Borrower) exceed one percent (1%) of the Total Assets of the Lead Borrower and its Subsidiaries on a Consolidated basis and (ii) the aggregate book value of the assets of all Immaterial Subsidiaries (net of assets arising from intercompany transactions that would be eliminated on a Consolidated balance sheet of the Lead Borrower) shall not exceed five percent (5%) of the Total Assets of the Lead Borrower and its Subsidiaries on a Consolidated basis, in each case as determined for the most recently completed Fiscal Quarter for which the Lead Borrower has provided financial statements pursuant to Section 6.01; provided, that, that Moran Foods, LLC shall not constitute an Immaterial Subsidiary.
“Increase Effective Date” has the meaning set forth in Section 2.15(e).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

38

(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments (and including reimbursement obligations in connection with surety bonds);
(c)    the Swap Termination Value under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services which are due six (6) months or more from the date after such property is acquired or such services are completed, and including, without limitation, customary indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations (but excluding trade accounts payable incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days unless such trade payables or other obligations are being contested or disputed by such Person in good faith), in each case to the extent required to be recorded as liabilities in accordance with GAAP;
(e)    all Indebtedness of any other Person (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    all obligations under, or the net investments outstanding pursuant to, any receivables or securitization financing (including any Permitted Securitization Facility); and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date; provided, that, (i) as to Swap Contracts relating to fuel entered into by the Lead Borrower in the ordinary course of business consistent with its current practices, the Swap Termination Value may be determined at the end of the most recently ended Fiscal Period for purposes of this Agreement and (ii) as to Swap Contracts other than such Swap Contracts with respect to fuel, the Swap Termination Value may be determined at the end of the most recently ended Fiscal Period for purposes of this Agreement until Administrative Agent may notify the Lead Borrower otherwise.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitees” has the meaning set forth in Section 10.04(b).
“Information” has the meaning set forth in Section 10.07.

39

“Initial Lead Arrangers” means Wells Fargo, U.S. Bank National Association, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.
“Insurance Captive” means each of (a) Wetterau Insurance Co. Ltd., a Bermuda corporation, (b) Market Company, Ltd., a Bermuda corporation and (c) such other Subsidiaries of the Lead Borrower formed or acquired after the date hereof that perform similar insurance functions, in each case to the extent organized and maintained as a captive insurance Subsidiary of the Lead Borrower.
“Intellectual Property” means all present and future: (a) trade secrets, know-how and other proprietary information; (b) trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; (c) copyrights and copyright applications (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); (d) patents and patent applications; (e) industrial design applications and registered industrial designs; (f) license agreements related to any of the foregoing and income therefrom; (g) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; (h) all other intellectual property; and (i) all common law and other rights throughout the world in and to all of the foregoing.
“Intellectual Property Security Agreements” mean, collectively, each (a) Grant of Security Interest in Trademarks, (b) Grant of Security Interest in Patents, and (c) Grant of Security Interest in Copyrights, each dated as of the Closing Date, between a Loan Party and the Administrative Agent, granting a Lien in Intellectual Property and certain other assets of the Loan Parties.
“Intercreditor Provisions” has the meaning set forth in Section 8.01(r).
“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, that, if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment dates, and (b) as to any Base Rate Loan (including a Swing Line Loan), the first calendar day after the end of each calendar quarter and the Maturity Date.
“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, three, or six months thereafter, as selected by the Lead Borrower in its Committed Loan Notice (or the date nine or twelve months thereafter if requested by the Lead Borrower and consented to by all of the Lenders); provided, that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

40

(c)    no Interest Period shall extend beyond the Maturity Date; and
(d)    notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internal Control Event” means a material weakness in, or fraud that involves senior management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.
“Inventory” has the meaning set forth in the UCC as in effect on the date hereof.
“Inventory Reserves” means such reserves (without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria or the definition of “Borrowing Base”) as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory to the extent not addressed in the calculation of the Net Recovery Percentage of such Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on: (a) obsolescence; (b) seasonality; (c) Shrink; (d) imbalance; (e) change in Inventory character; (f) change in Inventory composition; (g) change in Inventory mix; (h) markdowns (both permanent and point of sale); (i) out-of-date and/or expired Inventory and (j) intercompany profit.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or interest in, another Person, (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Account Debtor” means an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB- or higher by S&P or Baa3 or higher by Moody’s.
“Investors” means each of (a) Cerberus, (b) Cerberus Institutional Partners V, L.P., (c) Kimco Realty Services, Inc., (d) Jubilee Limited Partnership, (e) Sei, Inc., (f) Jubilee Symphony ABS LLC, (g) Lubert-Adler Real Estate Fund VI, L.P., (h) Lubert-Adler Real Estate Fund VI-A, L.P., (i) Lubert-Adler Real Estate Fund VI-B, L.P., (j) ALBA VI, LLC, (k) A2B2 VI-A, LLC, (l) ALB-2VI-B, LLC, (m) Klaff Realty, LP. and (n) A-S Klaff Equity, LLC, and any of their Affiliates.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

41

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Letter of Credit Agreement, and any other document, agreement and instrument entered into by a Borrower with or in favor of the applicable LC Issuer and relating to any such Letter of Credit.
“Joinder Agreement” means an agreement, in form reasonably satisfactory to the Administrative Agent pursuant to which, among other things, a Subsidiary becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.
“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority.
“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“LC Disbursement” means a payment made by an LC Issuer pursuant to a drawing on a Letter of Credit.
“LC Issuer” means (a) Wells Fargo, U.S. Bank National Association, PNC Bank, National Association, and Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch), each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by Administrative Agent in its discretion and shall be subject to the approval of the Lead Borrower (not to be unreasonably withheld or delayed) so long as no Default or Event of Default exists or has occurred and is continuing), and (b) any other Lender who agrees to act in such capacity and is acceptable to Lead Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed). An LC Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the LC Issuer and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “LC Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The agreement of a Lender to be an LC Issuer shall be required.
“LC Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any rule under the ISP or any article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lead Arrangers” means, collectively, Wells Fargo, U.S. Bank National Association, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Rabobank Nederland, New York Branch, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners.
“Lead Borrower” has the meaning set forth in the introductory paragraph hereto.

42

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.
“Lender” has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.
“Letter of Credit” means (a) each Standby Letter of Credit, and (b) each Commercial Letter of Credit issued hereunder. The Existing Letters of Credit shall constitute Letters of Credit.
“Letter of Credit Agreement” means a Standby Letter of Credit Agreement or a Commercial Letter of Credit Agreement, as applicable.
“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable LC Issuer.
“Letter of Credit Expiration Date” means the day that is five (5) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Exposure” means, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the LC Issuers pursuant to Section 2.03(c) at such time and (b) such Lender’s Applicable Percentage of the outstanding Letters of Credit at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the LC Issuers pursuant to Section 2.03(c)).
“Letter of Credit Fee” has the meaning set forth in Section 2.03(i).
“Letter of Credit Sublimit” means, prior to completion of the Distribution, an amount equal to $400,000,000, and from and after completion of the Distribution, an amount equal to $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. Subject to Section 2.06(b), a permanent reduction of the Aggregate Commitments shall not require a corresponding reduction in the Letter of Credit Sublimit.
“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.
“LIBO Rate” means
(a)    for any interest rate calculation with respect to a LIBO Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in US Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (and if any such rate is below zero, LIBO Rate shall be deemed to be zero). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBO Rate” shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in US Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m.

43

(London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in US Dollars in minimum amounts of at least $5,000,000 for a period equal to three (3) months (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (and if any such rate is below zero, LIBOR shall be deemed to be zero). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by Administrative Agent to be the arithmetic average of the rate per annum at which deposits in US Dollars in minimum amounts of at least $5,000,000, as applicable, would be offered by first class banks in the London interbank market to Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to three (3) months commencing on such date of determination.
Each calculation by Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.
“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, any lease or other agreement giving rise to a Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.
“Loan” means an extension of credit by or on behalf of a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Account” has the meaning set forth in Section 2.11(a).
“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.
“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Credit Card Notifications, the Security Documents, the Facility Guaranty, the Term Loan Intercreditor Agreement, and any other instrument or agreement now or

44

hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services, Bank Products or Commercial LC Facility; provided, that, for purposes of the definition of “Material Adverse Effect”, “Loan Documents” shall not include agreements relating to Cash Management Services, Bank Products or a Commercial LC Facility.
“Loan Parties” means, collectively, the Borrowers and the Guarantors.
“Master Concentration Account” means the deposit account of Lead Borrower in which funds of any Loan Party from one or more Blocked Accounts are from time to time deposited. As of the date hereof, the Master Concentration Accounts are the deposit accounts identified as Master Concentration Accounts on Schedule 5.21(a).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Loan Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events described in the applicable provision since the applicable date would result in a Material Adverse Effect.
“Material Contract” means, with respect to any Loan Party, each contract or agreement to which such Loan Party is a party that is deemed to be a material contract or material definitive agreement under any Securities Laws applicable to such Loan Party, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K, and in the event that at any time hereafter the Lead Borrower shall cease to be required to comply with the Securities Laws, then the same definitions shall continue to apply for purposes of this Agreement and the other Loan Documents.
“Material Debt Reserve” means Availability Reserves in an amount equal to outstanding obligations in connection with any Material Indebtedness with a maturity date on or within thirty (30) days of the date of the establishment of such Availability Reserve.
“Material Indebtedness” means the Indebtedness evidenced by or arising under the SVU 2021 Notes, the SVU 2022 Notes and the SVU Indenture (but solely in respect of the SVU 2021 Notes and the SVU 2022 Notes), and any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $50,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.
“Material Real Estate Asset” means Real Estate (other than an operating leasehold interest and Excluded Real Estate Collateral) having a Value in excess of $1,000,000, as determined in good faith by the Lead Borrower, the acquiring Loan Party or an independent, third party expert reasonably satisfactory to the Administrative Agent, as of the date of the acquisition thereof.
“Material Related Collateral Location” means any owned or leased Real Estate, other than Real Estate Collateral Property, owned, leased or operated by the Lead Borrower or any Loan Party, if the Value of the property, plant and equipment (excluding information technology, leasehold improvements,

45

vehicles and aircraft) located at such owned or leased Real Estate on the Borrower’s financial statements exceeds $300,000 as of the Closing Date or as of the acquisition thereof.
“Maturity Date” means February 3, 2021 or such earlier date as provided in Section 2.07.
“Maximum Rate” has the meaning set forth in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed thirteen (13) consecutive Fiscal Periods of Lead Borrower and its Subsidiaries.
“Medicaid” means the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.
“Medicare” means the health care financial assistance program under Title XVIII of the Social Security Act.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgages” means any mortgage, deed of trust or leasehold mortgage encumbering any Real Estate, given by the Loan Party owning or leasing such Real Estate in favor of the Administrative Agent, substantially in the form of Exhibit J hereto or such other form reasonably satisfactory to the Administrative Agent, together with such schedules and including such provisions as shall be necessary to conform such document to applicable Laws or as shall be customary under applicable Laws.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“NAI” has the meaning set forth in the Recitals.
“NAI Indenture” means the Indenture, dated as of May 1, 1992, between NAI and U.S. Bank National Association, as amended, supplemented or otherwise modified as of the Closing Date.
“NAI LCs” means the Letters of Credit listed on Schedule 1.01(b) hereto as supporting obligations of NAI or any of its Subsidiaries.
“NAI Notes” means the notes (including NAI’s 7.25% Notes due 2013, 7.45% Debentures due 2029, 7.75% Debentures due 2026, 8.70% Debentures due 2030, 8.00% Debentures due 2031 and 6.34-7.15% Medium Term Notes due 2013-2028) issued by NAI pursuant to the NAI Indenture.
“NAI Parties” has the meaning set forth in the Recitals.
“NAI Sale” means the purchase by Buyer of all of the issued and outstanding Equity Interests of NAI from Lead Borrower (together with the subsequent transfer pursuant to Section 1.5 of the Acquisition Agreement by the Borrower to NAI of (x) the equity interests in US Satellite Corporation, Inc., and (y) the FCC-issued licenses and permits set forth in Section 5.23 of the Seller Disclosure Letter to the Acquisition Agreement as in effect on the date hereof, in each case as to such equity interests and licenses and permits retained by the Lead Borrower solely for the purpose of obtaining necessary regulatory consents), in consideration of, among other things, not less than $100,000,000 in cash, as adjusted in accordance with the Acquisition Agreement, and in connection with which (a) Buyer will acquire NAI subject to certain existing direct and indirect liabilities, including those arising under (i) the NAI Notes, (ii) the ASC Notes, (iii) certain Capital Leases, and (iv) all workers’ compensation claims relating to the

46

store brands operated by NAI and its subsidiaries, including the NAI Workers’ Compensation Liabilities, (b) the Lead Borrower and its Subsidiaries shall have their liability eliminated, limited or indemnified in connection with (i) such worker’s compensation claims (and such obligations to provide any form of security) and (ii) the ASC Notes, in each case as to matters under clause (i) and (ii) in a manner reasonably satisfactory to the Lead Arrangers, and (c) Buyer and the Lead Borrower will enter into transition services agreements and a cross-license agreement as contemplated by the Acquisition Agreement.
“NAI Sale Documents” means the Acquisition Agreement and all other documents related thereto and executed in connection therewith.
“NAI Stock Purchase” has the meaning set forth in the Recitals.
“NAI Workers’ Compensation Liabilities” means all workers’ compensation claims (and including any obligations to provide any form of security for the benefit of the California Office of Self Insured Funds, the California Department of Industrial Relations or the California Self-Insured Security Fund or similar entities) relating to banners operated by NAI and its Subsidiaries.
“Net Cash Proceeds” has the meaning set forth in the Term Loan Agreement as in effect on the date hereof or as the definition of such term (or any defined terms included in such definition) may be amended after the date hereof to the extent approved by Administrative Agent.
“Net Proceeds” means
(a)    with respect to any Disposition by any Loan Party, other than a Disposition of a Save-A-Lot Retained Interest, or any Extraordinary Receipt received or paid to the account of any Loan Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by a Lien permitted hereunder on the applicable asset which is senior to the Administrative Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction, (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates), (C) taxes paid (directly or indirectly) to any taxing authorities by such Loan Party, as the case may be, in connection with, or directly attributable to, such Disposition at the time thereof or not later than the end of the tax year immediately following the year during which the Disposition occurs; provided, that, (1) as to any amounts that are deducted from the proceeds of any Disposition based on taxes that are not required to be paid at the time of such Disposition, if such amount is greater than $50,000, Administrative Agent shall have received a certificate from a Responsible Officer of Lead Borrower as to the calculation of the amount of the deduction based on such taxes and the basis for the calculation, in reasonable detail and otherwise in form and substance reasonably satisfactory to Administrative Agent and (2) in the event that the amount of the taxes paid by such Loan Party or such Subsidiary in the immediately following tax year after such sale are less than the amount of taxes that was deducted from such proceeds, then Borrowers shall pay to Administrative Agent for the benefit of the Credit Parties on the date that the applicable taxes are or would have been due under applicable tax law, the amount by which the reduction in the proceeds from the Disposition for such taxes as set forth in the certificate from a Responsible Officer referred to above exceeds the amount of such taxes paid as so determined and (D) a reasonable reserve for indemnification payments or purchase price adjustments payable by such Loan Party or such Subsidiary, as the case may be, to the purchaser thereof under the terms of the sale arrangements up to an amount

47

equal to twenty percent (20%) of the gross cash purchase price received by such Loan Party or such Subsidiary, as the case may be, at the time of the transfer of ownership of the assets subject to such Disposition; provided, that, upon the release or termination of such reserve, other than to the extent of the payment of such indemnification payments or purchase price adjustments, the amount of such reserve shall be deemed to constitute Net Proceeds; and
(b)    with respect to the issuance of any Equity Interest by any Loan Party, or the incurrence or issuance of any Indebtedness by any Loan Party, other than the Save-A-Lot Debt, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party in connection therewith and (B) any portion thereof used to pay any Indebtedness of a Loan Party being refinanced therewith to the extent permitted hereunder.
“Net Recovery Percentage” means the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of Eligible Inventory at such time on a “going out of business sale” basis for such Inventory, as set forth in the most recent acceptable inventory appraisal received by the Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets and (b) the denominator of which is the Book Value of the aggregate amount of the Eligible Inventory subject to such appraisal.
“Net Store Closings” has the meaning set forth in clause (b) of the definition of the term “Permitted Dispositions.”
“Non-Consenting Lender” has the meaning set forth in Section 10.01.
“Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).
“Note” means (a) a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed or allowable claims in such proceeding, (b) any Bank Product Obligations and (c) any Commercial LC Facility Obligations.
“Occurrence Update Schedule” means Schedules 5.01 (Loan Parties Organizational Information) and 5.21(b) (Credit Card Agreement).
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

48

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date.
“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Excess Availability is less than zero.
“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
“Participant” has the meaning set forth in Section 10.06(d).
“Participant Register” has the meaning set forth in Section 10.06(d).
“Patriot Act” has the meaning set forth in Section 5.31.
“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that
(a)    as of the date of any such transaction or payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,
(b)    as of the date of any such transaction or payment, and after giving effect thereto, on a pro forma basis using the Borrowing Base as of the date of the most recent calculation thereof immediately prior to any such transaction or payment, Excess Availability shall be not less than the greater of (i) seventeen and one-half percent (17.5%) of the Loan Cap and (ii) prior to completion of the Distribution, $125,000,000, and from and after completion of the Distribution, $100,000,000,
(c)    Excess Availability at all times during the three (3) consecutive Fiscal Periods immediately before any such transaction or payment, and after giving effect thereto, on a pro forma basis, shall be not less than the greater of (i) seventeen and one-half percent (17.5%) of the Loan Cap and

49

(ii) prior to completion of the Distribution, $125,000,000, and from and after completion of the Distribution, $100,000,000,
(d)    Administrative Agent shall have received from Lead Borrower calculations reasonably satisfactory to the Administrative Agent demonstrating that Excess Availability at all times during the three (3) consecutive Fiscal Periods immediately after any such transaction or payment, and after giving effect thereto, on a pro forma basis, shall be not less than the greater of (i) seventeen and one-half percent (17.5%) of the Loan Cap and (ii) prior to completion of the Distribution, $125,000,000, and from and after completion of the Distribution, $100,000,000, and
(e)    as of the date of any such transaction or payment, and after giving effect thereto, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio determined for the Measurement Period ending on the last day of the Fiscal Period most recently ended prior to the date of such transaction or payment for which Administrative Agent has received financial statements shall be at least 1.00 to 1.00; provided, that, in the event that Excess Availability as determined in accordance with clause (b) and Excess Availability as set forth in the calculations for clause (c) above is not less than the greater of twenty five percent (25.0%) of the Loan Cap and prior to completion of the Distribution, $187,500,000, and from and after completion of the Distribution, $150,000,000, then the condition in this clause (e) shall not be applicable.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“PBGC Agreement” means the term sheet by and among Buyer, the Lead Borrower and the PBGC, dated January 9, 2013, as received by the Administrative Agent on or about January 10, 2013 and any subsequent agreement entered into pursuant thereto that is consistent with the terms thereof.
“PCAOB” means the Public Company Accounting Oversight Board.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.
“Periodic Update Schedules” shall mean each of Schedule 1.01(d) (Unrestricted Subsidiaries), 5.06 (Litigation), 5.08(b) (Owned Real Estate), 5.08(c) (Leased Real Estate), 5.09 (Environmental Matters), 5.10 (Insurance (for policies other than primary casualty policies that cover Collateral)), 5.13 (Subsidiaries; Other Equity Investments), 5.17 (Intellectual Property Matters), 5.21(a) (Demand Deposit Accounts), and 7.02 (Investments).
“Perishable Inventory” means inventory consisting of meat (including prepackaged meat), dairy, cheese, seafood, produce, prepared meals, delicatessen, non-artificial floral products and bakery goods and other similar categories of Inventory which have a short shelf life as set forth in the most recent acceptable appraisal of Inventory received by Administrative Agent.
“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

50

(a)    such Acquisition shall have been approved by the board of directors (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition, if required, and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;
(b)    in the case of any Acquisition involving consideration in an amount greater than $30,000,000, the Lead Borrower shall have furnished the Administrative Agent with ten (10) days’ prior written notice of such intended Acquisition (and in the case of any Acquisition involving consideration less than such amount, notice shall be delivered at the same time as the next Borrowing Base Certificate) and prior to the consummation thereof shall have furnished the Administrative Agent with such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;
(c)    except in the case of an Acquisition of distribution centers or Store locations, such Acquisition shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that Borrowers are engaged in; and
(d)    as of the date of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and if the total consideration payable in connection with such Acquisition is $10,000,000 or more or the aggregate total consideration payable in all such Acquisitions in any Fiscal Year is $50,000,000 or more, as of the date of such Acquisition, each of the other Payment Conditions shall also be satisfied.
“Permitted Discretion” shall mean as used in this Agreement with reference to Administrative Agent a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.
“Permitted Disposition” means any of the following:
(a)    Dispositions of Inventory in the ordinary course of business (which for this purpose does not include any Disposition in connection with a Store closing or sale of a Store location);
(b)    bulk sales of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, or any Disposition pursuant to a Store Conversion Transactions (such bulk sales, Store closings and Store Conversion Transactions, being referred to collectively as “Store Closing Transactions”), provided, that,
(i)    in the event that in any Fiscal Year the number of such Store Closing Transactions minus the number of new Store locations opened during the same period (the “Net Store Closings”), would exceed or has exceeded the then Applicable Store Closing Limit, then (A) the Lead Borrower shall give the Administrative Agent fifteen (15) days’ prior written notice of any Store Closing Transactions that would cause the Net Store Closings to exceed the then Applicable Store Closing Limit, (B) except as Administrative Agent may otherwise hereafter agree, prior to the effectiveness of such Store Closing Transactions, Administrative Agent shall have received an additional appraisal of the remaining Inventory after giving effect to such Store Closing Transactions and except as Administrative Agent may otherwise hereafter agree, the Net Recovery Percentage shall be adjusted to reflect the results of such appraisal, and (C) on the date of, and after giving effect to, any such Store Closing Transactions, Excess Availability shall be not less than the greater of (1) twenty percent (20%) of the Loan Cap or (2) prior to the

51

completion of the Distribution, $137,500,000 and from and after completion of the Distribution, $112,500,000,
(ii)    in connection with each Store Closing Transaction, involving ten (10) or more Stores, or in the event that all Store Closing Transactions after the delivery of a Borrowing Base Certificate and prior to the delivery of the next Borrowing Base Certificate have involved ten (10) or more Stores, Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such Store Closing Transactions, as the case may be,
(iii)    all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof,
(iv)    to the extent that such Disposition pursuant to a Store Conversion Transaction includes a Sale-Leaseback Transaction, each of the conditions in clause (h)(ii) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto, and
(v)    to the extent that such Disposition pursuant to a Store Conversion Transaction is also a Customer Support Transaction, each of the conditions set forth in clause (n) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto;
(c)    non-exclusive licenses or sublicenses of Intellectual Property of a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business or in connection with a Permitted Disposition (other than pursuant to this clause (c));
(d)    licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business;
(e)    Dispositions of Equipment and fixtures in the ordinary course of business that are, in the reasonable, good faith judgment of the Lead Borrower, either (i) no longer useful or necessary in its business or that of a Subsidiary or (ii) replaced (concurrently with, or reasonably promptly following, the Disposition thereof) with property serving a substantially similar or replacement function in the operation of the Business as the property so replaced;
(f)    Dispositions among the Loan Parties or by any Restricted Subsidiary to a Loan Party;
(g)    Dispositions by any Excluded Subsidiary;
(h)    (i) Dispositions of interests in Real Estate that constitute, create, or occur pursuant to Permitted Encumbrances pursuant to clauses (f), (g) and (h) of the definition thereof (but only to the extent thereof), (ii) sales of Real Estate of any Loan Party pursuant to any arrangement, directly or indirectly, with any person whereby it shall sell or transfer such property and thereafter lease back such property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale-Leaseback Transaction”), other than in connection with a Customer Support Transaction or a Store Conversion Transaction; provided, that, (A) the consideration paid to such Loan Party in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such Disposition as the present value of expected future payments in respect thereof) not to exceed twenty-five percent (25%) (or, if less, the percentage set forth in the Term Loan Agreement) of the aggregate consideration therefor), and shall be in an amount not less than the fair market value of the property disposed of, (B) at any time a Cash Dominion Event exists, subject to the terms of the Term Loan Intercreditor Agreement, the proceeds of such sale are applied to the Obligations

52

in accordance with Section 2.05(e), (C) as of the date of any such sale, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (D) other than in connection with any Store location, the Administrative Agent shall have received from each such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Administrative Agent, and (iii) other than in connection with a Customer Support Transaction or Store Conversion Transaction, assignments or terminations of leases, subleases, licenses, and sublicenses of Real Property that, in the reasonable, good faith judgment of a Loan Party are no longer used or useful in the business of any Loan Party or any of their Affiliates or Subsidiaries;
(i)    Dispositions by any Loan Party of Intellectual Property; provided, that, except in connection with a Permitted Disposition permitted under clause (m) below, (i) such Intellectual Property is no longer used or useful in the business of any Loan Party or any of their Affiliates or Subsidiaries, and (ii) such Intellectual Property is not otherwise material to the business of any Loan Party or any of their Affiliates or Subsidiaries in any respect;
(j)    sales of Prescription Files in the ordinary course of business other than in connection with the sale of a Store location where such Prescription Files are maintained or in connection with the sale of other assets (and in any such case, clause (m) below shall be applicable); provided, that, as to any such sale each of the following conditions is satisfied: (i) the aggregate amount of all Prescription Files disposed of pursuant to this clause (j) in any one Fiscal Year multiplied by the appraised value thereof (determined per Prescription File based on the most recent acceptable appraisal received by Administrative Agent) shall not exceed $25,000,000, (ii) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iii) without limiting any rights of Administrative Agent, in the case of any such sale involving Prescription Files with an aggregate appraised value of greater than $2,500,000, or after such sales in any Fiscal Year which in the aggregate involve Prescription Files with an aggregate appraised value of greater than $5,000,000, Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such sale of Prescription Files, (iv) all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof, which Net Proceeds as to any Eligible Prescription Files shall be not less than the amount of the Pharmacy Scripts Availability provided with respect to any such Eligible Prescription Files so disposed of (without giving effect to the advance rate with respect thereto), and (v) if reasonably requested, Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments related to any such sale;
(k)    the NAI Sale;
(l)    the issuance and sale by any Loan Party or Restricted Subsidiary of Equity Interests of such Loan Party or Restricted Subsidiary after the date hereof; provided, that, (i) such Loan Party or Restricted Subsidiary shall not be required to pay any cash dividends or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise permitted in Section 7.06, (ii) at any time during a Cash Dominion Period, all of the Net Proceeds of the sale and issuance of such Equity Interests shall be applied to the Obligations (without permanent reduction of the Commitments) to the extent required in accordance with Section 2.05 hereof and (iii) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (including as a result of any Change of Control);
(m)    Dispositions of assets of Loan Parties not otherwise permitted pursuant to the provisions set forth in this definition, provided, that, as to any such Disposition, each of the following conditions is satisfied:

53

(i)    the aggregate net book value of all of the assets subject to all Dispositions by the Lead Borrower and its Restricted Subsidiaries in any Fiscal Year pursuant to this clause (m) do not exceed twenty-five percent (25%) of Total Assets (measured as of the Closing Date after giving effect to the Transactions), as of the date of such Disposition, and after giving effect thereto,
(ii)    the aggregate net book value of all of the assets of Moran Foods, LLC and its Subsidiaries subject to all Dispositions on and after the Closing Date pursuant to this clause (m) do not exceed thirty percent (30%) of the total assets of Moran Foods, LLC and its Subsidiaries (measured as of the Closing Date after giving effect to the Transactions), as of the date of such Disposition, and after giving effect thereto; provided, that, (A) an additional twenty percent (20%) of the aggregate net book value of all of the assets of Moran Foods, LLC and its Subsidiaries (measured as of the Closing Date after giving effect to the Transactions) may be sold pursuant to this clause (m) to the extent such additional Dispositions are in connection with the conversion of Stores to licensee operated stores and (B) promptly after such Dispositions exceed thirty percent (30%) of the total assets as provided above Administrative Agent shall have received an updated appraisal of the Inventory at the expense of Borrowers (which will not be considered for purposes of the limitations set forth in Section 6.10(b)),
(iii)    not less than seventy-five percent (75%) of the total consideration received by the Loan Parties contemporaneously with the consummation of the transaction shall be paid in cash or Cash Equivalents,
(iv)    the consideration paid in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such Disposition as the present value of expected future payments in respect thereof) not to exceed twenty-five percent (25%) of the aggregate consideration therefor or, if less, the percentage set forth in the Term Loan Agreement) and shall be in an amount not less than the fair market value of the property disposed of,
(v)    such transaction does not involve the Disposition of (A) a minority Equity Interest in any wholly-owned Restricted Subsidiary or (B) any Equity Interests of Moran Foods, LLC;
(vi)    as of the date of such Disposition, and after giving effect thereto, (A) Administrative Agent shall have received an updated Borrowing Base Certificate that gives effect to such Disposition and (B) the Payment Conditions have been satisfied,
(vii)    to the extent that the total consideration paid or payable to the Loan Parties in respect of any such Disposition is less than $20,000,000, and to the extent that the aggregate total consideration paid or payable to the Loan Parties in respect of all such Dispositions made in any Fiscal Year is less than $80,000,000, then none of the conditions set forth in clauses (iii), (iv) and (vi) shall be required to be satisfied (but in any event the assets subject to any such Dispositions shall be considered for purposes of measuring the percentage of Total Assets that have been subject to Dispositions for purposes of clause (ii)),
(viii)    to the extent that clauses (iii), (iv) and (vi) above are not applicable, at any time a Cash Dominion Event exists, subject to the terms of the Term Loan Intercreditor Agreement, the Net Proceeds from any such sale or other Disposition, shall be applied to the Obligations (without permanent reduction of the Commitments) to the extent required in accordance with Section 2.05(e);
(n)    Dispositions by any Loan Party constituting a Customer Support Transaction; provided, that, as of the date of any such Disposition and after giving effect thereto, (i) the aggregate amount of the exposure of the Loan Parties under or pursuant to all Customer Support Transactions (including, without

54

duplication, Customer Support Transactions constituting Permitted Indebtedness, Permitted Investments and Permitted Dispositions) shall not in the aggregate exceed $250,000,000, (ii) no Default or Event of Default shall exist or have occurred and be continuing, (iii) to the extent that such Disposition includes a Sale-Leaseback Transaction, each of the conditions in clause (h)(ii) of the definition of the term Permitted Dispositions shall be satisfied with respect thereto, and (iv) to the extent that such Disposition includes a Store Conversion Transaction, each of the conditions set forth in the definition of the term Store Conversion Transactions and in clause (s) of the definition of Permitted Dispositions shall be satisfied with respect thereto;
(o)    Dispositions pursuant to a Permitted Store Swap Transaction;
(p)    the lease, sublease, license or sublicense of Real Estate owned or leased out by a Loan Party to another Person (other than in connection with a Customer Support Transaction or a Store Conversion Transaction) in the ordinary course of business so long as such Real Estate is (A) no longer used or useful in the business of any Loan Party or any of their Affiliates or Subsidiaries, and (B) is not otherwise material to the business of any Loan Party or any of their Affiliates or Subsidiaries in any respect;
(q)    the Disposition of all or substantially all of the Equity Interests of Moran Foods, LLC or its Subsidiaries other than pursuant to the Pre-Spin Transactions or the Distribution, or of more than the percentage of the total assets of Moran Foods, LLC and its Subsidiaries (measured as of the Closing Date and after giving effect to the Transactions) permitted to be disposed of pursuant to clause (m) of this definition, other than pursuant to the Pre-Spin Transactions or the Distribution, or to the extent that after giving effect to any Disposition of the assets of Moran Foods, LLC or its Subsidiaries, other than pursuant to the Pre-Spin Transactions or the Distribution, the aggregate net book value of all of the assets of Moran Foods, LLC and its Subsidiaries subject to Dispositions on and after the Closing Date exceed or would exceed the percentage of the total assets of Moran Foods, LLC and its Subsidiaries (measured as of the Closing Date and after giving effect to the Transactions) permitted to be disposed of pursuant to this clause (m) of this definition, provided, that, in the case of any of the foregoing, each of the following conditions is satisfied:
(i)    as of the date of such Disposition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,
(ii)    after giving effect to such Disposition, using the most recent calculation of the Borrowing Base prior to the date of such Disposition, on a pro forma basis, Excess Availability shall be not less than the greater of (A) twenty-five percent (25%) of the Loan Cap and (B) prior to completion of the Distribution, $187,500,000, and from and after completion of the Distribution, $150,000,000.
(iii)    on a pro forma basis after giving effect to such Disposition, the Consolidated Fixed Charge Coverage Ratio for the immediately preceding thirteen (13) consecutive Fiscal Periods ending on the last day of the Fiscal Period for which Administrative Agent has received financial statements most recently ended prior to the date of such Disposition shall be at least 1.00 to 1.00,
(iv)    on a pro forma basis after giving effect to such Disposition, the Total Leverage Ratio of the Lead Borrower and its Restricted Subsidiaries for the immediately preceding thirteen (13) consecutive Fiscal Periods ending on the last day of the Fiscal Period for which Administrative Agent has received financial statements most recently ended prior to the date of such Disposition shall be not more than 4.25 to 1.00,

55

(v)    Administrative Agent shall have received from Lead Borrower projections reasonably satisfactory to Administrative Agent demonstrating that, after giving effect to such Disposition, on a pro forma basis, Excess Availability at the end of each of the thirteen (13) consecutive Fiscal Periods (commencing with the Fiscal Period that begins immediately after such Disposition) shall be not less than the greater of (A) twenty-five percent (25%) of the Loan Cap and (B) prior to completion of the Distribution, $187,500,000, and from and after completion of the Distribution, $150,000,000. and the Consolidated Fixed Charge Coverage Ratio at the end of each of the thirteen (13) consecutive Fiscal Periods (commencing with the Fiscal Period that begins immediately after such Disposition) shall be at least 1.00 to 1.00,
(vi)    Administrative Agent shall have received (A) an updated Borrowing Base Certificate that gives effect to such Disposition, and (B) a certificate in form and substance reasonably satisfactory to Administrative Agent setting forth the calculation of the Consolidated Fixed Charge Coverage Ratio and the Total Leverage Ratio in accordance with the requirements of the provisions above from a Responsible Officer of Lead Borrower setting forth in reasonable detail the basis for such calculations,
(vii)    Administrative Agent shall have received an updated appraisal of the Inventory at the expense of Borrowers (conducted without regard to the assets to be subject to such Disposition and which will not be considered for purposes of the limitations set forth in Section 6.10(b)),
(viii)    not less than seventy-five percent (75%) of the total consideration received by the Loan Parties contemporaneously with the consummation of the Disposition shall be paid in cash or Cash Equivalents, and
(ix)    the consideration paid in connection therewith shall be paid contemporaneously with the consummation of such Disposition (other than consideration received in connection with customary earn-out arrangements (calculated as of the date of such Disposition as the present value of expected future payments in respect thereof) in an amount not to exceed twenty-five percent (25%) of the aggregate consideration therefor, or if less, the percentage set forth in the Term Loan Agreement) and shall be in an amount not less than the fair market value of the property disposed of;
(r)    Dispositions of Securitization Assets pursuant to a Permitted Securitization Facility;
(s)    [reserved]
(t)    in each case to the extent constituting a Disposition, (i) Liens permitted under Section 7.01, (ii) Investments permitted under Section 7.02, (iii) transactions permitted under Section 7.04 and (iv) Restricted Payments permitted by Section 7.06;
(u)    any (i) Disposition or (ii) issuance of Equity Interests of any Loan Party (other than the Lead Borrower) or Restricted Subsidiary, in each case under clause (i) or (ii), constituting a Pre-Spin Transaction, provided, that, in the case of any Pre-Spin Transaction involving the Disposition of assets of a Loan Party included in the Borrowing Base, from and after such time as the aggregate amount of all such assets of all Loan Parties that have been Disposed of, or will be Disposed of after giving effect to any such Disposition (and any Disposition constituting a Pre-Spin Transaction), to a Person that is not a Loan Party would exceed $50,000,000 (the “Pre-Spin Transactions Cap”), (1) prior to the effectiveness of any such Disposition that would cause the Pre-Spin Transactions Cap to be exceeded, Administrative Agent shall have received an updated Borrowing Base Certificate giving effect to all Dispositions of such assets and including for this purpose any such assets that the Lead Borrower reasonably anticipates in good faith will at any time thereafter be disposed of in connection with Pre-Spin Transactions prior to the

56

Distribution (and in the event that after the receipt by Administrative Agent of such Borrowing Base Certificate the actual amount of such assets disposed of exceeds the amount reasonably anticipated by the Lead Borrower as set forth in a Borrowing Base Certificate previously delivered to Administrative Agent, the Lead Borrower shall promptly thereafter deliver a further updated Borrowing Base Certificate to reflect such additional Dispositions), (2) on and after the receipt of such Borrowing Base Certificate, the Borrowing Base shall be calculated giving effect to all such Dispositions, including those that the Lead Borrower reasonably anticipates in good faith will occur and whether or not at the time further actions may be required to effectuate such Dispositions, and (3) as of the date of such Disposition and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto);
(v)    the Disposition of any Save-A-Lot Retained Interest.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for taxes that are not yet delinquent (or remain payable without penalty) or are being contested in compliance with Section 6.04, provided, that, adequate reserves with respect thereto are maintained on the books of the applicable Loan Party, to the extent required by GAAP;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not delinquent (or remain payable without penalty) or are being contested in compliance with Section 6.04;
(c)    pledges and deposits of cash made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;
(d)    deposits of cash to secure the performance of bids, trade and government contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (including to secure liability to insurance carriers);
(e)    Liens in respect of judgments that would not constitute an Event of Default hereunder;
(f)    (i) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, leases, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and such other minor title defects or survey matters that are disclosed by current surveys (or would have been disclosed by current surveys if the same were obtained), provided, that, in each case, the same does not (A) secure any monetary obligations that is not Permitted Indebtedness, (B) to the extent that the affected property is a Real Estate Collateral Property, materially detract from the value of the affected property, (C) materially detract from the value of the affected property as a going concern in connection with a Loan Party’s business, or (D) materially interfere with the ordinary conduct of business of a Loan Party and (ii) Liens and encumbrances against or upon any property as shown on (A) Schedule B of the title insurance policies insuring the Mortgages, as are reasonably acceptable to the Administrative Agent, or (B) surveys of the Real Estate subject to the Mortgages, as are reasonably acceptable to the Administrative Agent;
(g)    interests or title of lessors, sublessors, licensors or sublicensors under any lease or license otherwise permitted pursuant to this Agreement;

57

(h)    Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;
(i)    Liens on fixed or capital assets acquired or constructed by any Loan Party which secure Indebtedness permitted under clause (c) or (f) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or construction, (ii) the principal amount of the Indebtedness secured thereby does not exceed the greater of (A) the cost of acquisition and construction of such fixed or capital assets (including any shipping and installation costs, if applicable) and (B) the fair market value of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties other than Proceeds of such secured property or assets;
(j)    Liens in favor of the Administrative Agent;
(k)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided, that, such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
(l)    Liens relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries in the ordinary course of business only to secure customary fees and charges related to the maintenance and operation of accounts maintained with such depository institution or securities intermediaries;
(m)    Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;
(n)    Liens on property (other than ABL Priority Collateral) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;
(o)    Liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrowers in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements to secure the obligations of Borrowers to such Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;
(p)    Liens on inventory in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations not secured by deposits permitted pursuant to paragraph (d) above, (i) that are being contested in good faith by appropriate proceedings, (ii) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) which contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

58

(q)    security interests in Securitization Assets to secure Indebtedness arising under a Permitted Securitization Facility (including any related filings of financing statements) but only to the extent that any such security interest relates to the applicable Securitization Assets actually sold or otherwise financed pursuant to such transaction and provided that such security interests shall be released and terminated as to any Securitization Assets upon the repurchase or reconveyance of such assets to a Loan Party;
(r)    Liens in favor of the Term Loan Agent in and on the assets and properties of the Loan Parties constituting Collateral to secure the Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness; provided, that, such Liens are at all times subject to the terms of the Term Loan Intercreditor Agreement;
(s)    Leases and licenses constituting Permitted Dispositions;
(t)    Liens to secure Refinancing Indebtedness to the extent such Liens are permitted under the definition of the term “Refinancing Indebtedness”;
(u)    other Liens (i) on assets (other than ABL Priority Collateral and Term Loan Priority Collateral) to secure obligations permitted hereunder that do not exceed $30,000,000 at any time outstanding and (ii) on assets constituting Term Loan Priority Collateral to secure obligations permitted hereunder that do not exceed $5,000,000 at any time outstanding;
(v)    Liens on Save-A-Lot Assets and Save-A-Lot Equity Interests to the extent securing obligations that will not constitute Indebtedness of the Lead Borrower and its Subsidiaries after giving effect to the Distribution and arising substantially concurrently with and subject to the consummation of the Distribution
(w)    Liens on any amounts held by a trustee or escrow agent in connection with any indenture or other debt agreement not prohibited hereunder issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement not prohibited hereunder pursuant to customary discharge, redemption or defeasance provisions;
(x)    Liens (i) on Equity Interests in joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries.
“Permitted Indebtedness” means each of the following so long as no Default or Event of Default exists or would arise from the incurrence thereof:
(a)    Indebtedness outstanding on the date hereof and listed on Schedule 7.03;
(b)    (i) Indebtedness of any Loan Party or a Restricted Subsidiary to any other Loan Party or (ii) Indebtedness or other obligations of any Loan Party or any Restricted Subsidiary to any Restricted Subsidiary that is not a Loan Party arising in the ordinary course of their respective businesses pursuant to the cash concentration and disbursement practices of the Lead Borrower and its Subsidiaries as conducted on the date hereof, provided, that, as to such Indebtedness or other obligations of a Loan Party to a Restricted Subsidiary that it not a Loan Party, (A) such Indebtedness or other obligation is unsecured and will be subordinated in right of payment to the payment in full of the Obligations on terms and conditions reasonably satisfactory to Administrative Agent pursuant to a subordination agreement to be delivered to Administrative Agent in accordance with Schedule 6.21, (B) repayments of such Indebtedness or other obligations shall be permitted in the ordinary course of their businesses consistent with and pursuant to

59

the cash concentration and disbursement practices of the Lead Borrower and its Subsidiaries as conducted on the date hereof, so long as no Specified Event of Default exists or has occurred and so long as no Event of Default under Section 8.01(b) as a result of the failure to comply with Section 7.15 exists or has occurred and is continuing, and (C) Lead Borrower shall cause the Restricted Subsidiary that is not a Loan Party not to exercise any legal remedies to enforce any of the Indebtedness or other obligations owed to it;
(c)    without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party incurred after the Closing Date to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, any earn-out obligations that constitute Indebtedness incurred in a transaction permitted hereunder and any Refinancing Indebtedness with respect thereto; provided, that, (i) the aggregate principal amount of Indebtedness permitted by this clause (c), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (f) of this definition, shall not exceed $300,000,000 at any time outstanding, and in any event the incurrence of such Indebtedness permitted by this clause (c), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (f) of this definition, in any Fiscal Year (commencing with the Fiscal Year in which the Closing Date occurs) shall not exceed $100,000,000, and (ii) other than in case of a Store location, if reasonably requested by the Administrative Agent with respect to any Indebtedness secured by a Lien on Real Estate at which ABL Priority Collateral is located or a Lien on other assets where Administrative Agent may require access and use to realize on ABL Priority Collateral, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Administrative Agent;
(d)    obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or commodity prices, and not for purposes of speculation or taking a “market view;” and (ii) the aggregate Swap Termination Value of all such Swap Contracts, excluding Swap Contracts entered into to mitigate risks associated with fluctuations in the interest rate payable under the Term Loan Facility, shall not exceed $25,000,000 at any time outstanding;
(e)    contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;
(f)    Indebtedness incurred after the Closing Date for the construction or acquisition or improvement of, or to finance or to refinance the construction, acquisition or improvement of, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with Sale-Leaseback Transactions permitted hereunder), provided, that, (i) all Net Proceeds received in connection with any such Indebtedness incurred in connection with a Sale-Leaseback Transaction shall be applied to the Obligations (without permanent reduction of the Commitments) to the extent required under Section 2.05(e), (ii) other than in the case of a Store location, if there is ABL Priority Collateral at such Real Estate or other assets that Administrative Agent may require the access and use of to realize on ABL Priority Collateral, the Loan Parties shall use commercially reasonable efforts to cause the holders of such Indebtedness (or in the case of a Sale-Leaseback Transactions, the lessors under any Sale-Leaseback Transactions) to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Administrative Agent and (iii) the aggregate principal amount of Indebtedness permitted by this clause (f), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (c) of this definition, shall not exceed $300,000,000 at any time outstanding, and in any event the incurrence of such Indebtedness permitted by this clause (f), when combined with the aggregate principal

60

amount of all Indebtedness incurred pursuant to clause (c) of this definition, in any Fiscal Year (commencing with the Fiscal Year in which the Closing Date occurs) shall not exceed $100,000,000;
(g)    Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);
(h)    the Obligations;
(i)    Indebtedness under the Term Loan Documents in an aggregate outstanding principal amount not to exceed $1,500,000,000 (plus up to an aggregate additional amount of $500,000,000 to the extent that Lead Borrower exercises its right to obtain additional term loans from lenders under the Term Loan Documents in accordance with the terms applicable thereto, provided, that, in the event that the aggregate additional amount exceeds $250,000,000, as to any such additional loans in excess of $250,000,000, (i) the representations, warranties, covenants and events of default applicable to such additional loans shall be identical to those of the other loans under the Term Loan Agreement and to the extent not consistent with such representations, warranties, covenants and events of default shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any additional loans shall be no earlier than the maturity date under the Term Loan Agreement as in effect on the date of Amendment No. 3, (iii) the average life to maturity of the additional loans shall be no shorter than the remaining average life to maturity of the loans under the Term Loan Agreement outstanding as of the date of Amendment No. 3, (iv) at the time of and immediately after the giving effect to the additional loans, no Default or Event of Default shall have occurred and be continuing, and Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of Lead Borrower, (v) the Lead Borrower’s Total Secured Leverage Ratio (as such term is defined in the Term Loan Agreement as in effect on the date of Amendment No. 3 or as subsequently amended with the approval of the Administrative Agent) shall not exceed (A) prior to completion of the Distribution, 2.50 to 1.00 and (B) from and after completion of the Distribution, 3.50 to 1.00, in each case, on a pro forma basis after giving effect to such additional loans and the use of proceeds thereof and the Administrative Agent shall have received a certificate to that effect showing such calculations in reasonable detail dated such date and executed by a Responsible Officer of Lead Borrower, and (vi) the terms of the additional loans shall not modify (or have the effect of a modification of) the prepayment provisions of the Term Loan Agreement that require mandatory prepayments in a manner that increases the amount of such required prepayments (as a percentage of the total amount of term loans) or frequency of such required prepayments, or requires additional mandatory prepayments during the term of this Agreement or changes to earlier dates any scheduled dates for the payment of principal or interest with respect to the Indebtedness under the Term Loan Documents);
(j)    Indebtedness of any Loan Party pursuant to Customer Support Transactions; provided, that, as of the date of Incurring such Indebtedness and after giving effect thereto, (i) the aggregate amount of the exposure of the Loan Parties under or pursuant to all Customer Support Transactions (including, without duplication, Customer Support Transactions constituting Permitted Indebtedness, Permitted Investments and Permitted Dispositions) shall not exceed $250,000,000, (ii) the aggregate amount of the exposure under any one of the types of transactions described in clauses (a), (b), (c) or (e) of the definition of the term Customer Support Transactions shall not exceed $150,000,000 at any time outstanding, and (iii) no Default or Event of Default shall exist or have occurred and be continuing;
(k)    Indebtedness incurred after the Closing Date and not otherwise specifically described in this definition so long as each of the following conditions is satisfied: (i) as of the date of such Indebtedness and after giving effect thereto, each of the Payment Conditions is satisfied, (ii) such

61

Indebtedness shall have a maturity date that is at least ninety-one (91) days after the Maturity Date, and shall not include covenants, defaults and remedy provisions that are more restrictive in any material respect to the Lead Borrower and its Restricted Subsidiaries than the Term Loan Facility taken as a whole, (iii) such Indebtedness shall not have scheduled amortization payments in excess of one percent (1%) of the principal amount thereof in any Fiscal Year, (iv) if such Indebtedness is subordinated to any other Indebtedness of any Loan Party or its Restricted Subsidiaries it will be subordinated in right of payment to the Obligations on terms and conditions no less favorable to the Administrative Agent and Lenders than the most favorable terms and conditions in favor of any other holder of Indebtedness (and if such Indebtedness is owed to a seller of assets to the Lead Borrower or any other Loan Party, then it shall be required to be subordinated in right of payment and shall be subordinated on terms and conditions reasonably satisfactory to the Administrative Agent), (v) any such Indebtedness shall only be secured by Liens permitted hereunder, and in any event, any such Indebtedness (or any portion thereof) shall not be secured by a Lien on the ABL Priority Collateral (except to the extent permitted hereunder), (vi) Administrative Agent shall have received ten (10) Business Days’ prior written notice of such Indebtedness and, (vii) Administrative Agent shall have received such other information related to such Indebtedness as the Administrative Agent may reasonably require;
(l)    Indebtedness of any Receivables Financing Subsidiary under a Permitted Securitization Facility that is non-recourse to any Loan Party or Restricted Subsidiary or their respective assets other than pursuant to the Standard Securitization Undertakings and does not otherwise subject any assets of any Loan Party or Restricted Subsidiary (other than the Securitization Assets), directly or indirectly, contingently or otherwise, to any Lien to secure the satisfaction thereof, provided, that, the aggregate amount of such Indebtedness shall not exceed $200,000,000 at any time outstanding;
(m)    Indebtedness of the Lead Borrower and the Restricted Subsidiaries for customary indemnification, purchase price adjustments, earn-outs or similar obligations (for the avoidance of doubt, excluding debt for borrowed money and seller notes) in each case in respect of the purchase price or other similar adjustments incurred in connection with a Permitted Acquisition or Permitted Disposition;
(n)    Indebtedness constituting Refinancing Indebtedness;
(o)    Indebtedness of a Loan Party as an account party in respect of letters of credit issued pursuant to a Commercial LC Facility, provided, that, in no event shall the aggregate amount of all such Indebtedness in respect of all Commercial LC Facilities exceed $15,000,000 at any time outstanding;
(p)    other Indebtedness of the Lead Borrower and the Restricted Subsidiaries in an aggregate principal amount for all such Persons not to exceed $30,000,000 at any time outstanding;
(q)    until the termination of the Spin Period, the Save-A-Lot Debt, provided, that, either (i) upon or immediately prior to the Distribution, the proceeds of the Save-A-Lot Debt shall be used to make the SUPERVALU Payment or (ii) in the event that the Distribution does not occur, then on or prior to the termination of the Spin Period, the proceeds of the Save-A-Lot Debt shall be used to repay the Save-A-Lot Debt; and
(r)    Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 issued by the Lead Borrower or any Restricted Subsidiary to current or former officers, directors or employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Lead Borrower permitted by Section 7.06.
“Permitted Investments” means each of the following so long as no Default or Event of Default exists or would arise from the making of such Investment:

62

(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided, that, the full faith and credit of the United States is pledged in support thereof;
(b)    commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;
(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;
(e)    Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;
(f)    Investments described on Schedule 7.02 (and in the case of Investments covered by the investment policy of Lead Borrower included in Schedule 7.02, Investments of such type), but not any additional payments to increase the amount thereof or other modification of the terms thereof that increases the obligations or liabilities of any Loan Party, except to increase the scheduled Investments or for other modifications of the terms thereof that increase the obligations or liabilities of any Loan Party if (i) such increase in any case would be permitted pursuant to clause (o) of this definition or (ii) otherwise, such increases in the aggregate do not exceed $10,000,000 in any Fiscal Year;
(g)    (i) Investments by any Loan Party or its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the date of Amendment No. 3, (ii) Investments by any Loan Party or its Restricted Subsidiaries in Loan Parties, (iii) Investments by Restricted Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties, (iv) additional Investments consisting of loans or advances made by an Insurance Captive to the Lead Borrower or any Subsidiary (provided that any Indebtedness and other obligations of the Lead Borrower or such Subsidiary to an Insurance Captive incurred after the date of Amendment No. 3 shall be subordinated in right of payment to the Obligations and otherwise subject to a subordination agreement in form and substance reasonably satisfactory to Administrative Agent), or the purchase of any real or personal property from the Lead Borrower or any Subsidiary (provided, that, such purchase is pursuant to a Permitted Disposition or does not include any ABL Priority Collateral), (v) Investments by any Loan Party or Subsidiary in its

63

Subsidiary made to enable such Subsidiary to make an Investment described in clauses (k), (l), (m) and (o) of this definition, (vi) Investments consisting of the contribution of intercompany receivables owed to the Lead Borrower or any Subsidiary to the Subsidiary obligated on such intercompany receivable (directly or through one or more other Subsidiaries that own such obligated Subsidiary), provided, that, as of the date of any such contribution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vii) the creation of any Subsidiary and the Investment of intercompany receivables in any Subsidiary, provided that the aggregate amount of intercompany receivables invested pursuant to this clause (vii) at any one time outstanding will not exceed $10,000,000 and (viii) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties (determined without regard to any write downs or write offs of such Investments), provided, that, in the case of clause (viii) above as of the date of such Investment and after giving effect thereto, each of the Payment Conditions shall be satisfied;
(h)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(i)    Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative) purposes to protect against fluctuations in interest rates in respect of the Obligations or other Permitted Indebtedness or fluctuations in commodity prices;
(j)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(k)    advances to officers, directors and employees of the Loan Parties and their Subsidiaries in the ordinary course of business in an amount not to exceed $1,000,000 to any individual at any time or in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(l)    Investments constituting Permitted Acquisitions, a Permitted Store Swap Transaction or a Store Conversion Transaction;
(m)    Investments under or pursuant to Customer Support Transactions; provided, that, (i) as of the date of any such Investment and after giving effect thereto, the aggregate amount of the exposure of the Loan Parties under or pursuant to all Customer Support Transactions (including, without duplication, Customer Support Transactions constituting Permitted Indebtedness, Permitted Investments and Permitted Dispositions) shall not exceed $250,000,000, (ii) the aggregate amount of the exposure of the Loan Parties under any one of the types of transactions described in clauses (a), (b), (c) or (e) of the definition of the term Customer Support Transactions shall not exceed $150,000,000, (iii) as of the date of such transaction and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (iv) Administrative Agent shall have received (A) with respect to any such loan in an amount equal to or greater than $5,000,000, not less than two (2) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Administrative Agent may reasonably request, including a report once each month on the outstanding balance of all such Permitted Investments and including the then outstanding amount of the existing loans and advances by Loan Parties and Restricted Subsidiaries to third parties pursuant to this clause (m);

64

(n)    Guarantees constituting Permitted Indebtedness;
(o)    other Investments not otherwise provided for in this definition, provided, that, (i) as of the date of any such Investment and after giving effect thereto, each of the Payment Conditions is satisfied, and (ii) upon its reasonable request, Administrative Agent shall have received (A) with respect to any such Investment in an amount equal to or greater than $10,000,000, not less than two (2) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Administrative Agent may reasonably request;
provided, that, notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no Investments in cash or Investments permitted pursuant to clauses (a) through (e), or the equivalents thereof described in the investment policy referred to in clause (f) of this definition (such Investments, collectively, “Cash Equivalents”) or additional Investments in the form of cash or Cash Equivalents pursuant to clause (o), in each case shall be permitted, unless no Loans are then outstanding, except that notwithstanding that any Loans are outstanding at any time a Cash Dominion Event exists, the Lead Borrower and its Restricted Subsidiaries may from time to time in the ordinary course of business consistent with their current practices as of the date hereof make deposits of cash or other immediately available funds with proceeds of Loans in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as (i) such funds and Cash Equivalents are not held more than two (2) Business Days from the date of the initial deposit thereof and (ii) such Investments are pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent);
(p)    any Investment consisting of the Pre-Spin Transactions or the Separation, provided, that, in the case of any such Investment consisting of Pre-Spin Transactions involving the Disposition of assets of a Loan Party included in the Borrowing Base, from and after such time as the aggregate amount of all such assets of all Loan Parties that have been Disposed of, or will be Disposed of after giving effect to any such Disposition (and any Disposition constituting a Pre-Spin Transaction), to a Person that is not a Loan Party would exceed the Pre-Spin Transactions Cap, (1) prior to the effectiveness of any such Investment that would cause the Pre-Spin Transactions Cap to be exceeded, Administrative Agent shall have received an updated Borrowing Base Certificate giving effect to all Dispositions of such assets and including for this purpose any such assets that the Lead Borrower reasonably anticipates in good faith will at any time thereafter be disposed of in connection with Pre-Spin Transactions prior to the Distribution (and in the event that after the receipt by Administrative Agent of such Borrowing Base Certificate the actual amount of such assets disposed of exceeds the amount reasonably anticipated by the Lead Borrower as set forth in a Borrowing Base Certificate previously delivered to Administrative Agent, the Lead Borrower shall promptly deliver a further updated Borrowing Base Certificate to reflect such additional Dispositions), (2) on and after the receipt of such Borrowing Base Certificate, the Borrowing Base shall be calculated giving effect to all such Dispositions, including those that the Lead Borrower reasonably anticipates in good faith will occur and whether or not at the time further actions may be required to effectuate such Dispositions, and (3) as of the date of such Disposition and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the three (3) day time period otherwise required with respect thereto);
(q)    any Save-A-Lot Retained Interest;
(r)    (i) any Investment made with the Net Cash Proceeds from any Save-A-Lot Retained Interest not required to be applied to repay the Term Loan Debt or reinvested pursuant to the Term Loan

65

Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent) and not required to be applied to repay any of the Obligations under Section 2.05 hereof, and (ii) any Investment constituting a reinvestment of the Net Cash Proceeds of any Save-A-Lot Retained Interest that is required under the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent) so that such Net Cash Proceeds are not required to repay the Term Loan Debt; and
(s)    in the event that any Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest are required to be applied to repay any of the Obligations under Section 2.05 hereof, any Investment thereafter, provided, that, (i) the aggregate amount of all such Investments, together with the aggregate amount of all Restricted Payments under Section 7.06(f) and the aggregate amount of all prepayments of Indebtedness under Section 7.07(i), shall not exceed the aggregate amount of such Net Cash Proceeds applied to the Obligations as of the date of any such Investment, (ii) as of the date of any such Investment and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto) and (iii) as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.
(t)    “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:
(a)    is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or
(b)    is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or
(c)    is made to pay any other amount chargeable to any Loan Party hereunder; and
(d)    together with all other Permitted Overadvances then outstanding, shall not (i) exceed at any time the lesser of (A) $100,000,000 and (B) ten percent (10%) of the Aggregate Commitments, or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;
provided, that, (i) the foregoing shall not (A) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (B) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, (ii) in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect immediately prior to any termination of the Commitments pursuant to Section 2.06 hereof) and (iii) the right of the Administrative Agent to make Permitted Overadvances under clauses (a) and (b) above may be revoked upon the receipt by Administrative Agent of written notice from the Supermajority Lenders.
“Permitted Securitization Facility” means a receivables financing pursuant to agreements and documents in form and substance reasonably satisfactory to the Administrative Agent in which (a) a Loan Party sells Securitization Assets to a Receivables Financing Subsidiary in a manner that legally isolates the Securitization Assets from such Loan Party (such that the transferred assets would not be included in the estate of such Loan Party in a bankruptcy, receivership or other insolvency proceeding of such Loan Party) and (b) the Receivables Financing Subsidiary finances its acquisition of such transferred assets by

66

selling an interest in such transferred assets to a person that is not a Subsidiary or Affiliate of a Loan Party or borrows from such person and secures such borrowings by a pledge of such receivables, provided, that,
(i)    no portion of any Indebtedness or other obligations (contingent or otherwise) of the Receivables Financing Subsidiary is guaranteed by a Loan Party, other than to the extent of the Standard Securitization Undertakings made by such Loan Party,
(ii)    any such Indebtedness or other obligations (contingent or otherwise) of the Receivables Financing Subsidiary is non-recourse to any Loan Party and does not otherwise give rise to any obligations of any Loan Party other than pursuant to Standard Securitization Undertakings and does not subject any assets of the Loan Parties other than Securitization Assets to any Lien to secure the satisfaction of the obligations arising under the financing,
(iii)    the Loan Parties do not have any ongoing obligation to maintain or preserve the financial condition of the Receivables Financing Subsidiary or cause the Receivables Financing Subsidiary to achieve certain levels of operation results,
(iv)    such sales of the Securitization Assets will cease upon a written notice by Administrative Agent to the agent under a Permitted Securitization Facility and Lead Borrower of an Event of Default,
(v)    Loan Parties shall receive fair value in the form of cash and other consideration for such Securitization Assets, and
(vi)    Administrative Agent shall have received an intercreditor or similar agreement with the purchasers of the interest in the Securitization Assets from the Receivables Financing Subsidiary or the lenders to the Receivables Financing Subsidiary, or their agent, in form and substance reasonably satisfactory to the Administrative Agent, duly authorized, executed and delivered by such parties.
“Permitted Store Swap Transaction” means the transfer by a Loan Party of ownership of a Store or Stores to an unaffiliated third party in an arm’s length transaction in the ordinary course of business in exchange for the transfer to such Loan Party of a retail store or stores (and the related assets, including real property, fixtures, equipment, inventory and other property related thereto) owned and operated by such third party; provided, that, as to any such exchange, (a) the value of the Store or Stores transferred by such Loan Party shall be reasonably equivalent to the value of the store or stores (and related assets) transferred to it, (b) the transfer of such assets by the Loan Party to such third party and by such third party to such Loan Party shall be substantially contemporaneous, (c) the aggregate number of such Stores transferred to unaffiliated third parties by the Loan Parties in any Fiscal Year pursuant to such exchanges shall not exceed twenty (20), except as Administrative Agent may otherwise agree in the exercise of its Permitted Discretion, and (d) as of the date of any such transaction, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Pharmacy Receivables” means as to each Borrower, all present and future rights of such Borrower to payment from a Third Party Payor arising from the sale of prescription drugs by such Borrower (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).

67

“Pharmacy Scripts Availability” means the lesser of: (a) eighty-five percent (85%) of the product of (i) the average per Prescription File “net orderly liquidation value” of Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, multiplied by (ii) the number of Eligible Prescription Files, or (b) the amount equal to twenty-five percent (25%) of the Borrowing Base (determined without regard to the limitation in this clause (b) or the limitation in clause (f)(ii) of the definition of “Borrowing Base”).
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 or 430 of the Code or Section 302 or 303 Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.02.
“Prepayment Event” means any of the following occurring after a Cash Dominion Event and for so long as the same is continuing:
(a)    any Disposition (including pursuant to a Sale-Leaseback Transaction) of any property or asset of a Loan Party, provided, that, in no event shall (i) proceeds of any transaction made as part of the Pre-Spin Transactions, the Separation or the Distribution or (ii) proceeds of any Disposition of the Save-A-Lot Retained Interest to the extent required to repay the Term Loan Debt or be reinvested pursuant to the Term Loan Agreement (in each case as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent), in each case, be required to prepay any of the Obligations under Section 2.05 hereof;
(b)    the issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition, (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan) or (iv) made as part of the Pre-Spin Transactions, the Separation or the Distribution;
(c)    the incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness;
(d)    the receipt by any Loan Party of any other cash receipts as provided in Section 6.13.
“Prescription Files” means, as to each Borrower, all of such Borrower’s now owned or hereafter existing or acquired retail customer files with respect to prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Borrowers, wherever located.
“Pre-Spin Transactions Cap” has the meaning set forth in clause (u) of the definition of the term “Permitted Dispositions.”
“Pre-Spin Transactions” shall mean, individually and collectively, the following transactions, to the extent reasonably determined by the Lead Borrower to be necessary to effectuate the Separation and Distribution during the Spin Period:
(a)    Dispositions of any Save-A-Lot Assets of the Lead Borrower or any of its Subsidiaries or any Save-A-Lot Equity Interests, in each case, to the Lead Borrower or any of its Subsidiaries,

68

(b)    any dividend or distribution by any Subsidiary of the Lead Borrower of any Save-A-Lot Assets or Save-A-Lot Equity Interests to the Lead Borrower or any Subsidiary of the Lead Borrower,
(c)    any contribution of Save-A-Lot Assets or Save-A-Lot Equity Interests by the Lead Borrower or any of its Subsidiaries to any Subsidiary of the Lead Borrower or any acquisition of Save-A-Lot Assets or Save-A-Lot Equity Interests by the Lead Borrower or any Subsidiary of the Lead Borrower,
(d)    any Disposition by the Lead Borrower or any of its Subsidiaries of up to one hundred percent (100%) of the nonvoting preferred Equity Interests (if any) of any Save-A-Lot Subsidiary,
(e)    until the termination of the Spin Period,
(i)    the incurrence by any Save-A-Lot Subsidiary, Moran Foods, LLC and/or one or more of their respective Subsidiaries of Indebtedness (A) the proceeds of which are at all times maintained in a deposit account of the Lead Borrower or a Restricted Subsidiary and used exclusively to make the SUPERVALU Payment or to prepay or mandatorily redeem the Save-A-Lot Debt in full pursuant to the following clause (C), (B) that is not recourse to any other Person (except as provided in clause (iii) below) and (C) is subject to prepayment in full or mandatory redemption in full to the extent the Distribution does not occur on or prior to the termination of the Spin Period (the “Save-A-Lot Debt”),
(ii)    Liens on any Save-A-Lot Assets and Save-A-Lot Equity Interests arising substantially concurrently with the consummation of the Distribution, and
(iii)    Guarantees of (A) interest (but not any other amounts) in respect of the Save-A-Lot Debt by the Lead Borrower (which Guarantee shall terminate and be released no later than the termination of the Spin Period) and/or (B) the Save-A-Lot Debt by any Save-A-Lot Subsidiary, Moran Foods, LLC or any of their respective Subsidiaries,
(f)    the repayment by any Save-A-Lot Subsidiary, Moran Foods, LLC or any of their respective Subsidiaries of any intercompany indebtedness owed to the Lead Borrower or any of its other Subsidiaries,
(g)    the assumption of liabilities of the Lead Borrower or any of its Subsidiaries by any Save-A-Lot Subsidiary, Moran Foods, LLC and/or one or more of their respective Subsidiaries,
(h)    the SUPERVALU Payment, and
(i)    any related intercompany transactions that the Lead Borrower, in good faith, reasonably determines to be necessary to effectuate the Separation and Distribution.
“Pre-Spin Transactions Expenses” shall mean all fees, costs, losses, charges and expenses incurred by the Lead Borrower and its Restricted Subsidiaries in connection with the Pre-Spin Transactions, the Separation and/or the Distribution, including employee severance expenses associated therewith, legal, advisory, tax, accounting and other professionals fees and expenses incurred in connection therewith, financing and other fees incurred in connection therewith and the amendment of this Agreement and the Term Loan Agreement, recruitment and search expenses associated therewith, information technology investments, licenses and consents related thereto, listing fees, corporate expenses incurred in connection therewith other than personnel expenses, employee retention plan expenses associated therewith, litigation contingency and legal reserves related thereto and environmental expenses incurred in connection therewith.

69

“Provision for Taxes” means an amount equal to all Consolidated taxes imposed on or measured by net income, whether federal, state, provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.
“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. Section 181 et. seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Public Lender” has the meaning set forth in Section 6.02.
“Quarterly Average Excess Availability” shall mean, as of any date of determination, with respect to any Fiscal Quarter, an amount equal to the sum of the actual amount of Excess Availability on each day during such Fiscal Quarter for such day, divided by the number of days in such Fiscal Quarter, as calculated by the Administrative Agent in accordance with the terms hereof.
“Real Estate” means all right, title, and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Loan Party, whether by lease, license or other means, and the buildings, structures, parking areas and other improvements thereon, now or hereafter owned by any Loan Party, including all fixtures, easements, hereditaments, appurtenances, rights-of-way and similar rights relating thereto and all leases, tenancies and occupancies thereof now or hereafter owned by any Loan Party.
“Real Estate Collateral Properties” means the Real Estate of the Loan Parties at the sites designated as Material Real Estate Assets on the Applicable Collateral List, excluding, however, Excluded Real Estate Collateral.
“Receivables Financing Subsidiary” means a corporation that (a) is a direct or indirect bankruptcy remote, special purpose entity, (b) satisfies, as of the date of its formation, the special purpose entity criteria published by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and in effect as of such date, and (c) was created for the sole purpose of acquiring, and whose only assets consist at all times of, Securitization Assets.
“Record Date” shall mean the close of business on the date to be determined by the Board of Directors of the Lead Borrower as the record date for determining holders of shares of common stock of the Lead Borrower entitled to receive shares of common stock of Save-A-Lot Parent pursuant to the Distribution.
“Refinancing Indebtedness” means Indebtedness of any Loan Party arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for other Indebtedness (such extended, refinanced, replaced or substituted Indebtedness, the “Refinanced Obligations”) to the extent permitted hereunder; provided, that:
(a)    the Administrative Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail reasonably satisfactory to the Administrative Agent the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as the Administrative Agent may reasonably request;
(b)    promptly upon the Administrative Agent’s reasonable request, the Administrative Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as executed and delivered by the parties thereto;

70

(c)    the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus interest and premium, if any, thereon and the amount of reasonable refinancing fees and expenses incurred in connection therewith);
(d)    such Indebtedness shall have a final maturity that is no earlier than (i) in the case of Refinanced Obligations that constitute Material Indebtedness, ninety-one (91) days after the Maturity Date, and (ii) in the case of all other Refinanced Obligations, three hundred sixty-four (364) days after the final maturity date of such Refinanced Obligations or, if earlier, ninety (91) days after the Maturity Date;
(e)    such Indebtedness shall have a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of the Refinanced Obligations;
(f)    such Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Obligations on terms no less favorable to the Credit Parties than the Refinanced Obligations;
(g)    as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(h)    if the Refinanced Obligations or any Guarantees thereof are unsecured, such Indebtedness and any Guarantees thereof shall be unsecured;
(i)    if the Refinanced Obligations or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof shall be secured in all material respects by substantially the same or less collateral as secured such Refinanced Obligations or any Guarantees thereof, on terms no less favorable to the Administrative Agent or the Lenders;
(j)    if the Refinanced Obligations or any Guarantees thereof are secured, the Liens to secure such Indebtedness shall not have a priority more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on such property, shall be subordinated to the Administrative Agent’s Liens on terms and conditions no less favorable;
(k)    if the Refinanced Obligations or any Guarantees thereof are subordinated to any of the Obligations, such Refinancing Indebtedness and any Guarantees thereof shall be subordinated to the Obligations on terms (including intercreditor terms) no less favorable to the Administrative Agent or the Lenders;
(l)    the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing or replacing thereof shall be the only obligors on such Indebtedness; and
(m)    the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Indebtedness, taken as a whole, are not more restrictive with respect to the Lead Borrower and the Restricted Subsidiaries, as reasonably determined by the Lead Borrower in good faith, than the terms and conditions of the Refinanced Obligations.
“Register” has the meaning set forth in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

71

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Related Real Estate Collateral” means all Equipment now or hereafter owned by Lead Borrower or any Loan Party located on any Material Real Estate Asset or any Material Related Collateral Location.
“Related Real Estate Collateral Security Agreement” means a Personal Property Security Agreement executed by a Loan Party in favor of Administrative Agent with respect to Related Real Estate Collateral.
“Release” shall have the meaning assigned to such term in Section 101(22) of CERCLA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA as in effect as of the Closing Date, other than events for which the thirty (30) day notice period has been waived.
“Reports” has the meaning set forth in Section 9.12(b).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an LC Credit Extension, a Letter of Credit Application and, if required by the applicable LC Issuer, a Letter of Credit Agreement, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lender or Lenders holding more than fifty percent (50%) of the Aggregate Commitments or, if the commitments of the Lenders to make Loans and the obligation of the LC Issuers to make LC Credit Extensions have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that, (a) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) at any time that there are two (2) or more unaffiliated Lenders, “Required Lenders” must include at least two (2) unaffiliated Lenders.
“Reserves” means Inventory Reserves and Availability Reserves.
“Responsible Officer” means the chief executive officer, chief financial officer, treasurer, assistant treasurer, vice president of tax or controller of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restated Collateral List” means, at any date of determination, the Closing Date Collateral List as modified to reflect all Term Loan Priority Collateral Releases, Term Loan Priority Collateral Substitutions and Term Loan Priority Collateral Additions, as each of such terms is defined in Schedule 6.17, to and including the date of such Restated Collateral List.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person (other than

72

dividends and distributions payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any holder of an option, warrant or other right to acquire any such dividend or other distribution or payment and any payment of management fees (or other fees of a similar nature) by any Person to any holder of an Equity Interest of any Person or any of its Subsidiaries. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person to holders of Equity Interests with any proceeds of a dissolution or liquidation of such Person.
“Restricted Subsidiary” means each Subsidiary of Lead Borrower that is not an Unrestricted Subsidiary.
“Retail Inventory” means Inventory located at, or in transit to, any Store.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale-Leaseback Transaction” has the meaning set forth in clause (h) of the definition of the term “Permitted Disposition”.
“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“Save-A-Lot Assets” means any assets (excluding Equity Interests) used in or otherwise related to the Save-A-Lot Business.
“Save-A-Lot Business” means (a) the business, operations and activities of the Lead Borrower’s hard discount grocery business as reported by the Lead Borrower as its “Save-A-Lot Segment” in its most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed with the SEC (in each case to the extent substantially consistent with the “Save-A-Lot Segment” reported by the Lead Borrower in its most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, filed with the SEC prior to the date of Amendment No. 3 and with respect to the period following the most recently filed such report through the Effective Time, conducted in a manner substantially consistent with such business as so previously reported, and (b) any terminated, divested or discontinued businesses, operations and activities that, at the time of termination, divestiture or discontinuation, primarily related to the foregoing as then conducted.
“Save-A-Lot Debt” shall have the meaning assigned to such term in the definition of Pre-Spin Transactions.

73

“Save-A-Lot Equity Interests” means any Equity Interests in a Save-A-Lot Subsidiary or any other Subsidiary of the Lead Borrower that will own, as of the date of the consummation of the Distribution, only Save-A-Lot Assets.
“Save-A-Lot Parent” shall mean Save-A-Lot Inc., a Delaware corporation, or any other Save-A-Lot Subsidiary created to own, directly or indirectly, the Save-A-Lot Assets, the Equity Interests in which are intended to be the subject of the Distribution.
“Save-A-Lot Retained Interest” shall mean any Equity Interest retained by the Lead Borrower in Save-A-Lot Parent after giving effect to the consummation of the Distribution.
“Save-A-Lot Subsidiary” shall mean a Subsidiary of the Lead Borrower created for the purpose of effectuating the Pre-Spin Transactions, Separation and/or Distribution (or, in each case, any transaction related thereto); provided, that, such Subsidiary does not own (a) any assets or property other than Save-A-Lot Assets or Save-A-Lot Equity Interests or (b) for a period of more than 60 days either (i) any issued and outstanding voting Equity Interests of Moran Foods, LLC or (ii) any assets or property that would constitute Collateral if such Save-A-Lot Subsidiary were a Loan Party. Save-A-Lot Parent is a Save-A-Lot Subsidiary (for the avoidance of doubt, so long as it satisfies the requirements of this definition).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Securitization Assets” means, collectively, all Accounts which are transferred by a Borrower to a Receivables Financing Subsidiary pursuant to any Permitted Securitization Facility to the extent, and in accordance with, the terms and conditions of such facility; provided, that, (a) the Securitization Assets shall only include Accounts owing by clearly identifiable Account Debtors that are not obligated on Accounts included in the Borrowing Base or Accounts arising from licensing transactions in the ordinary course of business in each case, and whether relating to the Account Debtors or the nature of the transaction, that are capable of being reported separately from Accounts in the Borrowing Base in a manner reasonably satisfactory to Administrative Agent and (b) the proceeds of any such transferred Accounts shall be clearly identifiable and paid to separate DDAs established and exclusively used for the receipt of such proceeds.
“Security Agreement” means the Amended and Restated Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent.
“Security Documents” means, collectively, the following: (a) the Security Agreement, (b) the Intellectual Property Security Agreement, (c) the Blocked Account Agreements, (d) the Mortgages, (e) the Related Real Estate Collateral Security Agreements, (f) the DDA Notifications, (g) the Credit Card Notifications, and (h) each other security agreement or other instrument or document executed and/or delivered to the Administrative Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
“Separation” shall mean the separation of (a) the Save-A-Lot Business from (b) the SVU Business.
“Settlement Date” has the meaning set forth in Section 2.14(a).

74

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
“Shrink” means Inventory which has been lost, misplaced, stolen, spoiled or is otherwise unsaleable or unaccounted for.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification in favor of such Person) are greater than the sum of the liabilities, including contingent liabilities (and including as liabilities for this purpose, at a fair valuation, all obligations of subrogation, contribution or indemnification against such Person), of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees and other contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Event of Default” means the occurrence of (a) any Event of Default of the type described in Section 8.01(a) or Section 8.01(f) or (b) the exercise by Administrative Agent or any Lender of any of its or their rights or remedies upon an Event of Default.
“Specified Representations” means those representations and warranties set forth in Sections 5.01(a), 5.01(b)(ii) (solely with respect to power and authority), 5.02(a), 5.02(b)(i), 5.02(b)(iv), 5.04, 5.05(a), 5.05(b), 5.05(f), 5.14, 5.19(a), 5.19(b), 5.19(c), 5.20(a), 5.30 and 5.31 of the Agreement.
“Spin Period” means the period (i) commencing on the date of the consent or amendment of the Term Loan Agreement permitting the Pre-Spin Transactions, the Separation and the Distribution and (ii) terminating on the earlier of (A) the Effective Time and (B) the date that is twelve (12) months after the date of the first Pre-Spin Transaction that would not be permitted pursuant to the terms of this Agreement if Amendment No. 3 had not become effective; provided, however, that the Lead Borrower may, for any reason and in its sole discretion, terminate the Spin Period at any time upon not less than three (3) Business Days prior written notice to the Administrative Agent.
“Spot Rate” has the meaning set forth in Section 1.07 hereof.
“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations and indemnities entered into by any Loan Party or any of their Subsidiaries concerning Securitization Assets which are customarily included in securitizations of accounts receivable.
“Standby Letter of Credit” means any letter of credit (as such term is defined in the UCC) that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or

75

performance for identified purchases or exchanges of products or services in the ordinary course of business. A “direct pay” Letter of Credit shall be a Standby Letter of Credit.
“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the applicable LC Issuer.
“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the FRB). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, to be operated, or formerly operated by any Loan Party, a Person in which any Loan Party holds an Equity Interest or, prior to the Effective Time, a Save-A-Lot licensee.
“Store Closing Transactions” has the meaning set forth in clause (b) of the definition of the term “Permitted Dispositions.”
“Store Conversion Transaction” means either (a) a transaction in which one or more existing Stores owned or operated by the Lead Borrower or a Restricted Subsidiary is transferred to a Person that is not an Affiliate, provided, in each case that (i) the consideration paid or to be paid at the effectiveness of such transfer or on a deferred basis in connection therewith is in an amount not less than the book value of the assets so transferred and any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.05(e), (ii) the purchaser agrees to continue to purchase inventory for such Stores from the Lead Borrower or a Restricted Subsidiary for a period of not less than one year or, if longer, the period until the consideration described in clause (i) has been paid in full, and (iii) all payment obligations and other obligations of the purchaser in connection with such transaction are payable or otherwise owed to the Lead Borrower or a Subsidiary thereof that is a Loan Party, or (b) a transaction in which one or more existing Stores owned or operated by the Lead Borrower or a Restricted Subsidiary is transferred to a joint venture in which the Lead Borrower or other Loan Party owns an Equity Interest, provided that (i) if such Stores were included in the Term Loan Priority Collateral prior to such transaction, a Loan Party pledges such Equity Interests to the Administrative Agent, (ii) any cash proceeds received by the Loan Parties in respect of such transaction shall be applied to the extent and in the manner set forth in Section 2.05(e), (iii) the joint venture agrees to continue to purchase inventory for such Stores from the Lead Borrower or a Restricted Subsidiary for a period of not less than one year and (iv) the Total Leverage Ratio of the Lead Borrower shall not exceed (A) 4.00 to 1.00 prior to the completion of the Distributions and (B) 5.00 to 1.00 from and after the completion of the Distribution on a pro forma basis after giving effect to such transfer and the use of proceeds thereof.

76

“Subordinated Indebtedness” means any Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party, and shall exclude NAI and its subsidiaries.
“Substitute Property” has the meaning set forth in Schedule 6.17.
“Supermajority Lenders” means, as of any date of determination, Lender or Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the Aggregate Commitments or, if the commitments of the Lenders to make Loans and the obligation of the LC Issuers to make LC Credit Extensions have been terminated pursuant to Section 8.02, at least two (2) Lenders holding in the aggregate more than sixty-six and two thirds percent (66-2/3%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided, that, (a) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) at any time that there are two (2) or more unaffiliated Lenders, “Supermajority Lenders” must include at least two (2) unaffiliated Lenders.
“SUPERVALU Payment” shall mean a transfer or distribution of funds, whether as a distribution, a repayment of intercompany obligations or otherwise, from Save-A-Lot Parent and/or its Subsidiaries to the Lead Borrower and/or its other Subsidiaries from the proceeds of the Save-A-Lot Debt, net of expenses (including reasonable banker’s fees and legal fees) incurred in connection with the Pre-Spin Transactions, the Separation, the Distribution and related financing documents.
“SVU Indenture” means the Indenture, dated as of July 1, 1987, between Lead Borrower and the SVU 2014 Notes Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, and as further amended, amended and restated, supplemented or otherwise modified (including any such modifications contained in any notes, officer’s certificates or other operative documents) as of the date of Amendment No. 3 in accordance with the terms thereof.
“SVU 2014 Notes” means the 7.50% Senior Notes due November 15, 2014 issued by the Lead Borrower pursuant to the SVU Indenture in the original principal amount of $500,000,000.
“SVU 2014 Note Repayment” means (a) to the extent Lead Borrower has made a tender offer for the SVU 2014 Notes and any of the SVU 2014 Notes have been tendered, the purchase and cancellation of such SVU 2014 Notes on the Closing Date, (b) the provision of a notice of redemption by the Lead Borrower on the Closing Date to the SVU 2014 Notes Trustee and the holders of all untendered SVU 2014 Notes, if any (or, to the extent the Lead Borrower has not made a tender offer therefor, all of the SVU 2014 Notes), and (c) the deposit of cash with the SVU 2014 Notes Trustee in trust on the Closing Date in an amount equal to the full amount required to redeem all untendered SVU 2014 Notes, if any (or,

77

to the extent the Lead Borrower has not made a tender offer therefor, all SVU 2014 Notes), in accordance with such notice and to otherwise repay and satisfy all obligations in connection therewith.
“SVU 2014 Notes Trustee” means Deutsche Bank Trust Company (formerly Bankers Trust Company), as trustee.
“SVU 2016 Notes” means the 8.00% Senior Notes due May 1, 2016 issued by the Lead Borrower pursuant to the SVU Indenture in the original principal amount of $1,000,000,000.
“SVU 2021 Notes” means the 6.75% Senior Notes due June 1, 2021 issued by the Lead Borrower pursuant to the SVU Indenture in the original principal amount of $400,000,000.
“SVU 2022 Notes” means the 7.75% Senior Notes due November 15, 2022 issued by the Lead Borrower pursuant to the SVU Indenture in the original principal amount of $350,000,000.
“SVU Business” means all businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time prior to the Effective Time by the Borrower or its Subsidiaries, other than the Save-A-Lot Business.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning set forth in Section 2.04(a).

78

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Note” means the amended and restated promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Synthetic Purchase Agreement” means any swap, derivative or other agreement or combination of agreements pursuant to which the Lead Borrower or any Restricted Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Lead Borrower or any Restricted Subsidiary of any Equity Interest or Indebtedness issued by the Lead Borrower or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Indebtedness issued by the Lead Borrower) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Indebtedness issued by the Lead Borrower; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Lead Borrower or the Restricted Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.
“Tax Returns” has the meaning set forth in Section 5.11.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto; provided, that, Taxes shall exclude Excluded Taxes.
“Tender Offer Agreement” means the Tender Offer Agreement, dated as of January 10, 2013, among Symphony Investors LLC, Cerberus and the Lead Borrower.
“Term Loan Agent” means Goldman Sachs Bank USA, in its capacity as agent for the Term Loan Lenders, and its successors and assigns including any replacement or successor agent.
“Term Loan Agreement” means the Amendment Agreement, dated as of January 31, 2014, relating to the Amended and Restated Credit Agreement, dated as of May 16, 2013, among Term Loan Agent, Term Loan Lenders, and the Lead Borrower, together with all schedules and exhibits thereto, including the Second Amended and Restated Term Loan Credit Agreement attached thereto as Exhibit A.
“Term Loan Debt” means the Indebtedness evidenced by or arising under the Term Loan Documents.

79

“Term Loan Documents” means, collectively: (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.
“Term Loan Facility” means the term loan facility provided to Lead Borrower pursuant to the terms of the Term Loan Agreement as it may be amended or refinanced in accordance with the terms of the Term Loan Intercreditor Agreement.
“Term Loan Intercreditor Agreement” means the Intercreditor Agreement, dated of even date herewith, by and among Administrative Agent, Lenders, Term Loan Agent and Term Loan Lenders, as acknowledged and agreed to by Borrowers and Guarantors, providing for such parties’ relative rights and priorities with respect to the assets and properties of the Loan Parties and related matters.
“Term Loan Lenders” means the financial institutions from time to time party to the Term Loan Agreement as lenders, together with their respective successors and assigns.
“Term Loan Priority Collateral” has the meaning specified therefor in the Term Loan Intercreditor Agreement.
“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, or (c) the termination of the Commitments in accordance with the provisions of Section 2.06(a) hereof.
“Third Party Payor” shall mean any Person, such as a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid or any private insurance contract.
“Total Assets” means, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a Consolidated balance sheet of the Lead Borrower and its Restricted Subsidiaries.
“Total Leverage Ratio” means, on any date of determination, on a pro forma basis, the ratio of (a) Consolidated Total Debt on such date (net of the lesser of (i) the amount of Unrestricted Cash as of such date up to a maximum amount of $150,000,000 or, when the amount of Consolidated Total Debt is reduced pursuant to the proviso set forth in this definition, up to a maximum amount of $50,000,000, plus during the Spin Period any proceeds of the Save-A-Lot Debt then held by the Lead Borrower or any of its Restricted Subsidiaries, or (ii) the amount of such cash permitted to be netted in calculating the “Total Leverage Ratio” pursuant to the Term Loan Agreement) to (b) Consolidated EBITDA for the Measurement Period most recently ended on or prior to such date for which financial statements have most recently been delivered pursuant to Section 6.01; provided, that, with respect to any date of determination occurring during the Fiscal Periods ending closest to October 31, November 30 and December 31 of any Fiscal Year, an amount equal to $150,000,000 shall be deducted from the calculation of Consolidated Total Debt for the purposes of this calculation.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all LC Obligations.
“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

80

“Transaction Expenses” means all of the one-time fees, costs, losses, charges and expenses incurred by the Lead Borrower and its Restricted Subsidiaries in connection with the Transactions, including employee severance expenses associated with the Transactions, prepayment premiums payable in connection with the Term Loan Documents, legal, advisory and other professionals fees and expenses incurred in connection with the Transactions, financing fees incurred in connection with the Transactions, recruitment expenses associated with the Transactions, stock transfer taxes payable in connection with the transactions contemplated by the Tender Offer Agreement, information technology investments related to the Transactions, corporate expenses incurred in connection with the Transactions other than personnel expenses, employee retention plan expenses associated with the Transactions, litigation contingency and legal reserves related to the Transactions and environmental expenses incurred in connection with the Transactions.
“Transactions” means, collectively, (a) the NAI Sale substantially contemporaneously with the consummation of the Albertson’s Asset Purchase (as defined in the Acquisition Agreement) as contemplated by the Acquisition Agreement), (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Term Loan Documents, (c) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (d) the amendment and restatement of the Existing Credit Facility, (e) payment in full of all obligations under the Existing Term Loan Facility, and the termination of all Liens securing obligations thereunder, and Lead Borrower and its Subsidiaries shall have no further obligations or liabilities with respect thereto, (f) the SVU 2014 Note Repayment, (g) the payment in full of all obligations of Lead Borrower and its Subsidiaries under the Existing Receivables Transfer Agreements and the termination thereof, the repurchase by Lead Borrower and its Subsidiaries of all receivables sold thereunder, the termination of all Liens securing obligations under or in connection with the Existing Receivables Transfer Agreements, and the Lead Borrower and its Subsidiaries having no further obligations or liabilities with respect thereto, (h) the payment of the fees and expenses incurred in connection with the consummation of the foregoing, (i) the use of proceeds of Borrowings to satisfy and discharge in full the SVU 2016 Notes, (j) the payment of fees and expenses (including prepayment premiums) in connection with the foregoing, and (k) the transactions reasonably related to the foregoing.
“Transition Agreement Parties” means the parties to the Transition Agreements as set forth on Schedule 1.01(c), together with such other Persons as become parties to the Transition Agreements after the Closing Date provided, that, Administrative Agent has received written notice thereof from Lead Borrower.
“Transition Agreements” means, collectively, (a) the Transition Services Agreement, dated on or about the date hereof, between Albertson’s LLC and Lead Borrower, (b) the Transition Services Agreement, dated on or about the date hereof, between NAI and Lead Borrower, (c) the Cross-License Agreement, dated on or about the date hereof, between AB Acquisition LLC and the Lead Borrower, and (d) the supply agreements or arrangements entered into from time to time by the Lead Borrower and its Subsidiaries and NAI and its Subsidiaries pursuant to Sections 5.5(g) and 5.5(h) of the Acquisition Agreement.
“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, or a LIBO Rate Loan.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, (a) if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9 and (b) if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is

81

governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007, or as an LC Issuer may agree, such later version thereof as may be in effect at the time of issuance of a Letter of Credit.
“UFCA” has the meaning set forth in Section 10.21(d).
“UFTA” has the meaning set forth in Section 10.21(d).
“Unfinanced Capital Expenditures” means all Capital Expenditures other than those made utilizing financing provided by the applicable seller or third party lenders (including, without limitation, Capital Expenditures that may give rise to Capital Lease Obligations); provided, that, Capital Expenditures made or incurred utilizing Loans shall be deemed Unfinanced Capital Expenditures.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 or 430 of the Code and Section 302 or 303 of ERISA for the applicable plan year.
“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances, including, without limitation, a reduction in the Net Recovery Percentage of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.
“United States” and “U.S.” mean the United States of America.
“Unpaid Drawings” has the meaning set forth in Section 2.03(c).
“Unrestricted Cash” means, at any date of determination, the aggregate amount of cash of the Lead Borrower and the Restricted Subsidiaries at such date to the extent that the use of such cash for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such cash is free and clear of all Liens (other than Liens in favor of the Term Loan Agent and Administrative Agent or as would not cause such cash to be classified as “restricted” on a consolidated balance sheet of the Lead Borrower prepared in accordance with GAAP).
“Unrestricted Subsidiary” means (a) any Subsidiary of Lead Borrower designated by Lead Borrower as an Unrestricted Subsidiary as listed on Schedule 1.01(d), (b) any Subsidiary of Lead Borrower designated by Lead Borrower as an Unrestricted Subsidiary hereunder by written notice to Administrative Agent; provided, that, in each case, as to clause (a) and (b), Lead Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary so long as each of the following conditions is satisfied: (i) as of the date of the designation thereof and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (ii) immediately after giving effect to such designation, Borrowers shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 7.15 (if a Covenant Compliance Event exists at such time), (iii) such Subsidiary shall not be a Borrower hereunder, (iv) such Subsidiary shall be capitalized (to the extent capitalized by the Lead Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance

82

with, Section 7.02, and any Indebtedness of such Subsidiary owing to any Loan Party or Restricted Subsidiary as of the date of, and after giving effect to, it becoming an Unrestricted Subsidiary shall be a Permitted Investment deemed made on such date in a Person that is not a Restricted Subsidiary of the Lead Borrower, (v) without duplication of clause (iv), the Investments made by any Loan Party or Restricted Subsidiary in such Subsidiary will constitute Permitted Investments, (vi) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” (or a term having a similar effect) for purposes of any other Material Indebtedness, (vii) such Subsidiary shall not have as of the date of the designation thereof or at any time thereafter, create, incur, issue, assume, guarantee or otherwise become directly liable with respect to any Indebtedness pursuant to which the lender, or other party to whom such Indebtedness is owing, has recourse to any Loan Party or any Restricted Subsidiary or their assets, and (viii) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of preceding clauses (i) through (vii), and containing the calculations and information required by the preceding clause (ii) (if applicable), and (c) any Subsidiary of an Unrestricted Subsidiary. The Lead Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of the Agreement (each, a “Subsidiary Redesignation”); provided, that, (1) as of the date thereof, and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, (2) immediately after giving effect to such Subsidiary Redesignation, Borrowers shall be in compliance, on a pro forma basis, with the financial covenants set forth in Section 7.15 (if a Covenant Compliance Event exists at such time), (3) designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time, and (4) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of the Lead Borrower, certifying compliance with the requirements of preceding clauses (1) and (2), and containing the calculations and information required by the preceding clause (2) (if applicable). In no event will Moran Foods, LLC constitute an Unrestricted Subsidiary.
“Value” shall have the meaning provided in Schedule 6.17.
“Wells Fargo” means Wells Fargo Bank, National Association and its successors and assigns.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
“Wholesale Inventory” means Inventory located at, or in transit to, any distribution center owned or leased by any Loan Party.
“Wholesale Trade Receivables” shall mean, all Accounts owing to a Borrower, whether now existing or hereafter arising and wherever located, arising from the sale of Wholesale Inventory, and including the right to payment of any other obligations with respect thereto.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

83

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, supplemented, extended, renewed, restated or replaced (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would become applicable as a result of the repayment of the other Obligations) under Swap Contracts with a Lender or Affiliate of a Lender) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (other than Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Swap Contracts with a Lender or Affiliate of a Lender that, at such time, are allowed by the applicable provider of such Swap Contracts to remain outstanding without being required to be repaid.
(e)    Any reference herein to a term as defined in the Term Loan Agreement “as in effect on the date hereof” or “as in effect on the date of Amendment No. 3” shall mean such term as used in such agreement after giving effect to any amendments or supplements prior to the date of Amendment No. 3 and to any amendment or supplement after the date of Amendment No. 3 to the extent agreed to or approved by Administrative Agent for purposes of this Agreement, except as otherwise specifically set forth herein. The Administrative Agent shall approve for such purpose any amendment to the Term Loan Agreement substantially consistent with Amendment No. 3. No references to the agreement or approval

84

by Administrative Agent of any amendment to the Term Loan Agreement should be construed to limit or otherwise affect the right of the Lead Borrower and its Subsidiaries to amend the Term Loan Agreement, but is intended only to address the use of terms or provisions from the Term Loan Agreement for purposes of this Agreement.
1.03. Accounting Terms
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Whenever the term “Lead Borrower” or “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Lead Borrower or Borrowers and their Restricted Subsidiaries on a Consolidated basis, unless the context clearly requires otherwise.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.
1.07. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. The Outstanding Amount of Letters of Credit stated in any currency other than Dollars, shall be, at the time of any such determination the equivalent amount in Dollars of such currency or currencies as determined by the Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such currency or currencies at such

85

time. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided, that, the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01. Committed Loans.
(a)    Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:
(i)    after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap,
(ii)    after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,
(iii)    the Outstanding Amount of all LC Obligations shall not at any time exceed the Letter of Credit Sublimit.
Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.
(b)    The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves, provided, that, at any time a Material Debt Reserve has been established, the Administrative Agent shall only modify or eliminate such Reserve with the prior consent of the Required Lenders. The Administrative Agent will provide the Lead Borrower five (5) Business Day’s prior notice of the establishment of any new categories of Reserves or for changes in the methodology of the calculation of an existing category of Reserves (during which time the Administrative Agent shall be available at reasonable times to discuss any such proposed Reserve or change in methodology of calculation of an existing category of Reserve with the Borrowers), provided, that, no such notice shall be required (i) at any time that a Default or Event of Default shall have occurred and be continuing, (ii) for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent and Customer Credit Liabilities), or (iii) for changes to categories of Reserves or methodology of calculation if a Material Adverse Effect has occurred or it would be reasonably likely that a Material Adverse Effect would occur were such categories of Reserves or methodology not changed prior to the expiration of such five (5) Business Day period.

86

2.02. Borrowings, Conversions and Continuations of Committed Loans.
(a)    Committed Loans shall be (i) Base Rate Loans or (ii) LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.
(b)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable written notice to the Administrative Agent, in the form of a Committed Loan Notice, appropriately completed and delivered by a Responsible Officer of the Lead Borrower. Each such notice must be received by the Administrative Agent not later than (i) 4:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans, and (ii) 1:00 p.m. on the Business Day that is the requested date of any Borrowing of Base Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans. Notwithstanding the foregoing, if the Lead Borrower wishes to request LIBO Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., two Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Lead Borrower whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of, conversion to or continuation of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.
(c)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, the Type of such Committed Loans and, if such Committed Loans are LIBO Rate loans, the Interest Period applicable thereto and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), to the extent that

87

Administrative Agent has received such funds from Lenders in a timely manner, the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the Business Day requested in the applicable Committed Loan Notice either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower.
(d)    The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby, provided, that, in the event that Administrative Agent has received payment by wire transfer to the Agent Payment Account prior to 3:00 p.m. on the date such amount is due and payable, Administrative Agent will not make such advance or charge the Loan Account; and provided, further, that unless an Event of Default has occurred and is continuing, the Administrative Agent will use reasonable efforts to provide prior written notice of each such advance or charge to the Lead Borrower. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.
(e)    Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the consent of the Required Lenders.
(f)    The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall promptly notify the Lead Borrower of any change in the Base Rate.
(g)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect with respect to LIBO Rate Loans.
(h)    The Administrative Agent, the Lenders, the Swing Line Lender and the LC Issuers shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the LC Issuers and the Borrowers and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring

88

any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).
2.03. Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each LC Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Loan Parties, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit that comply with the terms thereof; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Loan Parties and any drawings thereunder; provided, that, after giving effect to any LC Credit Extension with respect to any Letter of Credit, (1) the Total Outstandings shall not exceed the Loan Cap, (2) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (3) the Outstanding Amount of the LC Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    Each LC Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of each LC Credit Extension issued on the prior Business Day by such LC Issuer; provided, that, (A) until the Administrative Agent advises any such LC Issuer that the provisions of Section 4.02 are not satisfied, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the LC Issuers, each LC Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such LC Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such LC Issuer may agree.
(iii)    All Existing Letters of Credit, whether or not issued for the account of a Loan Party, shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof, including all obligations of Borrowers hereunder.
(iv)    No Letter of Credit shall be issued if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of such requested Commercial Letter of Credit would occur more than one hundred twenty (120) days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

89

(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either (1) such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or (2) all the Lenders have approved such expiry date.
(v)    No Letter of Credit shall be issued without the prior consent of the Administrative Agent if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable LC Issuer from issuing such Letter of Credit, or any Law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the applicable LC Issuer applicable to letters of credit generally;
(C)    such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or
(D)    a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the Administrative Agent or LC Issuer has entered into reasonably satisfactory arrangements with the Borrowers, the other Lenders or such Lender to eliminate the LC Issuer’s risk with respect to such Lender.
(vi)    If a Letter of Credit is to be denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate.
(vii)    No LC Issuer shall amend any Letter of Credit if (A) the LC Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(viii)    If, at any time, it becomes unlawful for the LC Issuer to comply with its obligations under any Letter of Credit (including, but not limited to, as a result of any sanctions imposed by the United Nations, the European Union, the Netherlands, the United Kingdom and/or the United States), such obligations shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for the LC Issuer to comply with them, and the LC Issuer shall not be liable for any losses which Loan Parties may incur as a result.
(ix)    Each LC Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and to the extent that an LC Issuer is acting on behalf of the Lenders in such circumstances, as to such Lenders, the LC Issuer shall be entitled to the benefits and immunities provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit; provided, that, nothing in this clause (ix) shall be construed to affect the rights of the Borrowers with respect to Letters of Credit.

90

(b)    Procedures for Issuance and Amendment of Letters of Credit and Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the applicable LC Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and delivered by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the applicable LC Issuer and the Administrative Agent not later than 2:00 p.m. at least two Business Days (or such other date and time as the Administrative Agent and the applicable LC Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Administrative Agent and the applicable LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Administrative Agent or the applicable LC Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the Administrative Agent and such LC Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Administrative Agent or such LC Issuer may reasonably require. In addition, the Lead Borrower shall furnish to the applicable LC Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, and any Issuer Documents as such LC Issuer or the Administrative Agent may reasonably require and the terms of such Letter of Credit shall be in form and substance reasonably satisfactory to such LC Issuer and may include partial drawings and, subject to the other terms and conditions herein and therein, provide for the automatic reinstatement of the Stated Amount thereunder. To the extent that a Borrower may request a direct pay Letter of Credit, additional agreements and documents may be required in connection with the issuance and administration thereof, together with related additional fees and charges to Borrowers.
(ii)    Promptly after the receipt by an LC Issuer of any Letter of Credit Application, such LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, such LC Issuer will provide the Administrative Agent with a copy thereof. Unless such LC Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with such LC Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from such LC Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the Stated Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, with respect to all LC Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.
(iii)    If the Lead Borrower so requests in any applicable Letter of Credit Application, the applicable LC Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that

91

has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Administrative Agent or the applicable LC Issuer, the Lead Borrower shall not be required to make a specific request to the Administrative Agent or such LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, the Administrative Agent shall instruct the LC Issuer not to permit any such extension if (A) such LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(b) or otherwise), or (B) such LC Issuer has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such LC Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable LC Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable LC Issuer shall notify the Lead Borrower and the Administrative Agent of such demand for payment and whether such LC Issuer has made or will make an LC Disbursement thereunder; provided, that, any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such LC Issuer and the Lenders with respect to any such LC Disbursement. If an LC Issuer shall make an LC Disbursement, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent for the account of the applicable LC Issuer an amount equal to such LC Disbursement (each such amount so paid until reimbursed, an “Unpaid Drawing”) not later than 12:00 noon on the Business Day immediately following the date the Lead Borrower receives the notice from such LC Issuer as provided above. In the event that Administrative Agent does not receive such payment by such time, except as Administrative Agent may otherwise agree, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be immediately disbursed in an amount equal to the applicable LC Disbursement, without regard to the minimum and multiples specified in Section 2.02(c) for the principal amount of Base Rate Loans and without regard to whether the conditions set forth in Section 4.02 have been met. Any notice given by an LC Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if confirmed in writing, provided, that, the lack of such immediate confirmation shall not affect the conclusiveness or binding effect of such notice. If LC Issuer shall make any LC Disbursement, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest at the interest rate applicable to Base Rate Loans, for each day from and including the date such LC Disbursement is made to but excluding the date that the Committed Loan is deemed made as provided above. Such interest accrued shall be for the account of the applicable LC Issuer.

92

(ii)    Each Lender’s obligation to make Committed Loans or to reimburse the LC Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any LC Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and without regard to whether the conditions set forth in Section 4.02 have been met.
(d)    Repayment of Participations. If any payment received by an LC Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such LC Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such LC Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrowers to reimburse the applicable LC Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document (other than such lack of validity or enforceability that arises from the expiration of such Letter of Credit by its terms);
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by such LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or
(vi)    the fact that any Default or Event of Default shall have occurred and be continuing.

93

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Administrative Agent and the applicable LC Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable LC Issuer and its correspondents unless such notice is given as aforesaid, provided, that, nothing in this Section 2.03(e) shall be construed to limit or otherwise affect the rights of the Borrowers with respect to claims of the Borrowers against an LC Issuer.
(f)    Role of LC Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any LC Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will bind the Borrowers; provided, that, anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an LC Issuer, and an LC Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive damages suffered by the Borrowers caused by (A) such LC Issuer’s willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction) in determining whether documents presented under any Letter of Credit comply with the terms thereof or (B) such LC Issuer’s willful failure to pay under any Letter of Credit after the presentation to such LC Issuer by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit; provided, that, any claim against such LC Issuer by the Borrowers for any loss suffered or incurred by the Borrowers shall be reduced by an amount equal to the sum of (A) the amount (if any) saved by the Borrowers as a result of the breach or other wrongful conduct that allegedly caused such loss, and (B) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing such LC Issuer to cure such dishonor. In furtherance and not in limitation of the foregoing, the LC Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the LC Issuers may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the LC Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a

94

Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The LC Issuers shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance an LC Issuer may provide to the Borrowers with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter or Credit, and the Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by an LC Issuer or any representation or warranty by an LC Issuer that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, an LC Issuer may, as it deems appropriate, to the extent necessary to conform with its customary practices and procedures, after notice to and consent by Lead Borrower, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit.
(g)    Cash Collateral.
(i)    Upon the request of the Administrative Agent, (A) if an LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Obligation that remains outstanding, or (B) if, as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LC Obligations. Sections 2.03(a)(iv)(C), 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 1.02, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of such LC Issuer and the Lenders, as collateral for the LC Obligations, cash or deposit account balances in an amount equal to one hundred three percent (103%) of the Outstanding Amount of all LC Obligations (other than LC Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which LC Obligations shall be Cash Collateralized in an amount equal to one hundred fifteen percent (115%) of the Outstanding Amount of such LC Obligations), pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable LC Issuer (which documents are hereby consented to by the Lenders). The Borrowers hereby grant to the Administrative Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.
(ii)     If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all LC Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable LC Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations then due and payable. After all Obligations have been paid in full, any remaining Cash Collateral will be released to the Lead Borrower or as otherwise required by applicable Law.
(h)    Applicability of ISP and UCP 600. Unless otherwise expressly agreed by the applicable LC Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of either the ISP or UCP 600 shall apply to each Standby Letter of Credit, and (ii) the rules of UCP 600 shall apply to each Commercial Letter of Credit.

95

(i)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit, for each period referred to below, equal to the Applicable LC Fee Rate on a per annum basis multiplied by the Average Daily Stated Amount under each such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first day of the month after the end of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis for each calendar quarter in arrears. If there is any change in the Applicable LC Fee Rate during any calendar quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable LC Fee Rate separately for each period during such calendar quarter that such Applicable LC Fee Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.08(b) hereof.
(j)    Fronting Fee and Documentary and Processing Charges Payable to LC Issuer. The Borrowers shall pay directly to each LC Issuer, for its own account, a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit issued by such LC Issuer, at a rate equal to 0.125% per annum, computed on the Average Daily Stated Amount of such Letter of Credit and on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the first day of the month after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, in each case upon receipt of an invoice from the applicable LC Issuer. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Except, at Borrowers’ option, as paid directly by a beneficiary of a Commercial Letter of Credit to an LC Issuer, the Borrowers shall pay directly to each LC Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04. Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and LC Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment (in its capacity as a Lender and not Swing Line Lender); provided, that, after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, that, the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow

96

under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the amount of such Swing Line Loan. The Swing Line Lender shall be entitled to the benefits and immunities provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans; provided, that, nothing in this sentence shall be construed to affect the rights of the Borrowers with respect to Swing Line Loans.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable written notice to the Swing Line Lender and the Administrative Agent, in the form of a Swing Line Loan Notice, appropriately completed and delivered by a Responsible Officer of the Lead Borrower. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Unless the Swing Line Lender has received notice from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender and Administrative Agent by the Lead Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the

97

Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii)) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

98

(f)    Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05. Prepayments.
(a)    The Borrowers may, upon irrevocable (except as set forth in the remainder of this paragraph) notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided, that, (i) such notice must be received by the Administrative Agent not later than (A) 4:00 p.m. three (3) Business Days prior to any date of prepayment of LIBO Rate Loans and (B) 1:00 p.m. on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (except that any such notice may be conditioned upon the effectiveness of other credit facilities, indentures or similar agreements related to the incurrence of indebtedness or the consummation of a transaction constituting a Change of Control, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied). Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that, (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If for any reason the Total Outstandings at any time exceed the Loan Cap as then in effect, the Borrowers shall immediately prepay Committed Loans, Swing Line Loans and/or Cash Collateralize the LC Obligations in an aggregate amount equal to such excess, in each case in cash without any prepayment premium or penalty (but including all breakage or similar costs); provided, that, the Borrowers shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Loan Cap as then in effect.
(d)    The Borrowers shall prepay the Loans and, to the extent otherwise required in this Agreement (including as provided in clause (g) below), Cash Collateralize the LC Obligations in accordance with the provisions of Section 6.13 hereof.
(e)    The Borrowers shall prepay the Loans and, to the extent otherwise required in this Agreement (including as provided in clause (g) below), Cash Collateralize the LC Obligations in an

99

amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event (subject to the rights of Term Loan Lenders to receive prepayments from the proceeds of certain asset dispositions as set forth in the Term Loan Agreement as in effect on the date hereof or as amended in accordance with the Term Loan Intercreditor Agreement, provided, that, in no event shall any such prepayment be with any ABL Priority Collateral or proceeds thereof).
(f)    Reserved.
(g)    Prepayments made pursuant to Section 2.05(c), (d) and (e) above, shall be applied first, to the Swing Line Loans, second, ratably to the outstanding Committed Loans, third, to the extent required pursuant to Section 2.03(g), 2.05(c) or 8.02, to Cash Collateralize the remaining LC Obligations, and, fourth, to the remaining Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the applicable LC Issuer or the Lenders, as applicable.
2.06. Termination or Reduction of Commitments.
(a)    The Borrowers may, upon irrevocable (except as set forth in the remainder of this paragraph) notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce (and the Commitment of each Lender shall be reduced on a pro rata basis) the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided, that, (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not (A) terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) terminate or reduce the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of LC Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) terminate or reduce the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit. Each notice delivered by the Lead Borrower pursuant to this Section shall be irrevocable; provided, that such notice delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements related to the incurrence of indebtedness or the consummation of a transaction constituting a Change of Control, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)    If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.
(c)    The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. All fees (including, without limitation, commitment fees, and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

100

2.07. Repayment of Loans.
(a)    The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.
(b)    To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.
(c)    Notwithstanding the foregoing, in the event that there are any obligations outstanding under the Term Loan Facility on the date ninety (90) days prior to the scheduled maturity date of the Term Loan Facility, then the Obligations shall become immediately due and payable in full, and the Maturity Date for purposes of this Agreement shall be, such date ninety (90) days prior to the scheduled maturity date of the Term Loan Facility.
(d)    In the event of a Change of Control, the Obligations shall become immediately due and payable in full and the date of such Change of Control shall be the Maturity Date for purposes of this Agreement.
2.08. Interest.
(a)    Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)    If any amount payable under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09. Fees. In addition to certain fees described in clauses (i) and (j) of Section 2.03:
(a)    Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Commitment Fee Percentage multiplied by the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first day after the end of each calendar quarter,

101

commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears. Swing Line Loans and Permitted Overadvances will not be considered in the calculation of the commitment fee.
(b)    Other Fees. The Borrowers shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11. Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

102

2.12. Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., at the option of the Administrative Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuers hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuers, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the LC Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the

103

Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
(d)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment hereunder.
(f)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13. Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided, that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in LC Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14. Settlement Amongst Lenders

104

(a)    The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
(b)    The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
2.15. Increase in Commitments.
(a)    Request for Increase. Lead Borrower may from time to time request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $250,000,000; provided, that, (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) the Lead Borrower may make a maximum of five (5) such requests, and (iii) as of the date of such request no Default or Event of Default shall exist or have occurred and be continuing. At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the LC Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an

105

amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders), provided, that, except for the initial fee payable in respect of the new or additional Commitment of a Lender, in no event shall the fees, interest rate and other compensation offered or paid in respect of additional Commitments or increase in Commitments have higher rates than the amounts paid and payable to the then existing Lenders in respect of their Commitments, unless the fees, interest rate and other compensation payable to the then existing Lenders are increased to the same as those paid in connection with the additional Commitments or increase in Commitments. Each new or existing Lender that provides a new or increased Commitment as provided in this Section 2.15 is an “Additional Commitment Lender”.
(d)    Conditions to Effectiveness of Increase. Such increase shall be subject to the satisfaction of each of the following conditions precedent: (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) that, in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof, and (3) that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) upon the request of Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default or Event of Default shall exist or have occurred and be continuing.
(e)    Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders. On the Increase Effective Date and notwithstanding any other provisions of this Agreement to the contrary (A) each Lender shall make such payments as shall be directed by the Administrative Agent in order that the outstanding Loans shall be held ratably by the Lenders based on their respective Commitments; provided, that, if the Increase Effective Date occurs on a date which is not the last day of the Interest Period with respect to any

106

LIBO Rate Borrowing, then such payments shall be deemed to be the purchase and sale of participations in each LIBO Rate Loan until the end of such Interest Period, and the Administrative Agent shall determine the amount of each participation in such LIBO Rate Loans such that the Borrowers shall not be required to pay additional costs pursuant to Section 3.05 and (B) participations in outstanding Letters of Credit and risk participations in Swing Line Loans shall be deemed to be reallocated according to the respective Commitments of the Lenders. Payments of interest, fees and commissions with respect to the Loans, Swingline Loans and Letters of Credit shall be made to give effect to any adjustments in the Loans and participations in the Letters of Credit made pursuant to this Section 2.15.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER
3.01. Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided, that, if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or LC Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and each LC Issuer, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such LC Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or an LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an LC Issuer, shall be conclusive absent manifest error.
(d)    Evidence of Payments. Not later than thirty (30) days after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority pursuant to this Section, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

107

(e)    Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be provided on the Closing Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
(iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made, including under FATCA.
(f)    Treatment of Certain Refunds. If the Administrative Agent, any Lender or any LC Issuer determines, in its sole reasonable discretion (or in the case of Administrative Agent, its Permitted Discretion), that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the LC Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that, the Borrowers, upon the request of the Administrative Agent, such Lender or the LC Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such LC Issuer in the event the Administrative Agent, such Lender or such LC Issuer is required to repay such refund to such Governmental Authority.

108

This clause shall not be construed to require the Administrative Agent, any Lender or such LC Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03. Inability to Determine Rates. If the Administrative Agent determines in good faith that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
3.04. Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the LC Issuer;
(ii)    subject any Lender or LC Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or LC Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or LC Issuer); or

109

(iii)    impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such LC Issuer, the Borrowers will pay to such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any Lending Office of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an LC Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such LC Issuer or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation, provided, that, the Borrowers shall not be required to compensate a Lender or LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 3.04 unless such Lender is making corresponding demands on similarly situated borrowers in comparable credit facilities to which such Lender is a party.
3.05. Compensation for Losses, Costs or Expenses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such

110

Lender for and hold such Lender harmless from any loss, cost or expense incurred by it (as reasonably determined by such Lender) as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or
(c)    any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;
including any loss or expense (but not any loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Each Lender shall provide a certificate setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 3.05 to the Borrower within one hundred eighty (180) days after the event which is the basis for such demand and such certificate shall be conclusive absent manifest error.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.
3.06. Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise require such Lender to suffer any disadvantage or burden deemed by it to be significant. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or any Lender gives a notice pursuant to Section 3.02, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, the Borrowers may replace such Lender in accordance with Section 10.13.
3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
3.08. Designation of Lead Borrower as Borrowers’ Agent.

111

(a)    Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.
(b)    Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.
(c)    The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.
3.09. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01. Conditions of Initial Credit Extension. The obligation of the LC Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

112

(a)    the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, that Administrative Agent has (or will have concurrently with the effectiveness of the Agreement) a valid perfected first priority security interest in the ABL Priority Collateral;
(b)    the Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif “ via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;
(ii)    a Note executed by the Borrowers in favor of each Lender requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;
(iv)    copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction would not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable written opinion of Dorsey & Whitney LLP, counsel for the Loan Parties, and such other counsel for the Loan Parties as may be reasonably requested by Administrative Agent, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)    a certificate signed by a Responsible Officer of Lead Borrower certifying that the conditions specified in Section 4.01(e) and Sections 4.02(a) and (b) have been satisfied;
(vii)    a certificate signed by a Responsible Officer of Lead Borrower certifying that the obligations of the Loan Parties hereunder and the Term Loan Facility do not give rise to any obligation of the Lead Borrower or its Subsidiaries to grant any Liens in respect of any existing indebtedness of the Lead Borrower or its Subsidiaries or violate any of the terms of the agreements with respect thereto, together with such supporting detail as Administrative Agent may request, including with respect to the calculation of Consolidated tangible net assets or any other amounts that are the basis for such certification;

113

(viii)    a duly completed Compliance Certificate as of the last day of the most recent Fiscal Quarter of the Lead Borrower and its Subsidiaries ended at least forty-five (45) days prior to the Closing Date, signed by a Responsible Officer of the Lead Borrower;
(ix)    certificates of insurance for the insurance policies required by Section 6.07 and the applicable provisions of the other Loan Documents (including customary lender’s loss payable endorsements and naming the Administrative Agent as an additional insured, in each case in form and substance reasonably satisfactory to the Administrative Agent);
(x)    a payoff letter from the Existing Term Loan Agent reasonably satisfactory in form and substance to the Administrative Agent evidencing that the Existing Term Loan Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Term Loan Agreement have been or concurrently with the Closing Date are being released;
(xi)    the Security Documents (other than the Mortgages and the Related Real Estate Collateral Security Agreements), each duly executed by the applicable Loan Parties;
(xii)    all other Loan Documents (other than the Mortgages and the Related Real Estate Collateral Security Agreements), each duly executed by the applicable Loan Parties;
(xiii)    results of Lien searches with respect to each Loan Party (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the Collateral, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases or subordination agreements reasonably satisfactory to the Administrative Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Administrative Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made; and
(xiv)    (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create, perfect or continue the perfection of the first priority Liens in the ABL Priority Collateral and all such documents and instruments will be filed, registered or recorded to the satisfaction of the Administrative Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, and (C) other than for Store locations, Collateral Access Agreements for locations where there is ABL Priority Collateral or other assets Administrative Agent may require access and use of to realize on ABL Priority Collateral as such Collateral Access Agreements may be required by the Administrative Agent;
(c)    after giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby, (iii) provision for payment of all other fees and expenses of the Transactions, and (iv) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Excess Availability shall be not less than $400,000,000;
(d)    the Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the Fiscal Period ended on February 23, 2013, and executed by a Responsible Officer of the Lead Borrower;
(e)    no Company Material Adverse Effect shall have occurred since February 25, 2012;

114

(f)    the Lead Arrangers shall have received (i) projected balance sheets, income statements, statements of cash flows and availability of the Loan Parties for the period from and including the 2014 Fiscal Year through the 2018 Fiscal Year (on a Fiscal Period basis for the 2014 Fiscal Year, on a quarterly basis for the 2015 Fiscal Year and an annual basis thereafter), and a deal-basis carve-out balance sheet for the Loan Parties as of February 21, 2013, in each case in form and substance reasonably satisfactory to Administrative Agent, (ii) a quality of earnings review of the Lead Borrower and its Subsidiaries for the 2012 Fiscal Year and for the year-to-date 28-week period ending September 6, 2012 by Deloitte & Touche and (iii)(A) deal basis carve-out income statements for the Lead Borrower and its Subsidiaries for the 2011 and 2012 Fiscal Year and 52-week period ending December 1, 2012 (or the last day of the most recent Fiscal Quarter of the Lead Borrower ended at least forty-five (45) days prior to the Closing Date (or ninety (90) days prior to the Closing Date if such Fiscal Quarter is the final Fiscal Quarter of the relevant Fiscal Year)) and (B) deal basis carve-out balance sheets for the Lead Borrower and its Subsidiaries as of February 25, 2012 and December 1, 2012 (or the last day of the most recent Fiscal Quarter of the Lead Borrower ended at least forty-five (45) days prior to the Closing Date (or ninety (90) days prior to the Closing Date if such Fiscal Quarter is the final Fiscal Quarter of the relevant Fiscal Year)) (the foregoing financial information, the “Deal-based Breakout Financial Information”);
(g)    the Lead Arrangers shall have received a solvency certificate substantially in the form attached hereto as Exhibit L, which shall have been executed by the chief financial officer of the Lead Borrower or other officer with equivalent duties of the Lead Borrower;
(h)    there shall not exist any action, suit, investigation, litigation or proceeding pending in any court or before any arbitrator or governmental authority that challenges the legality of, or otherwise seeks to enjoin, the revolving credit facilities to be made available under this Agreement which Administrative Agent in its sole discretion believes is material;
(i)    all costs, fees and expenses contemplated by the Loan Documents or otherwise due and payable to the Administrative Agent, the Lead Arrangers or the Lenders on or before the Closing Date in respect of the Transactions for which the Lead Borrower has received notice at least two (2) Business Days’ prior to the Closing Date have been paid in full;
(j)    the Lead Arrangers shall have received all documentation and information at least five (5) Business Days prior to the Closing Date as is reasonably requested in writing by the Lead Arrangers about the Lead Borrower and its Subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case to the extent requested in writing at least ten (10) Business Days prior to the Closing Date;
(k)    the accuracy of each of the representations made by Buyer in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Lead Borrower has (or its applicable Affiliate has) the right to terminate its obligations under the Acquisition Agreement or to decline to consummate the NAI Sale as a result of a breach of such representations and warranties in the Acquisition Agreement;
(l)    the Administrative Agent shall have received evidence that the Lead Borrower has received gross proceeds of not less than $1,500,000,000 from borrowings under the Term Loan Facility and the Lead Arrangers shall have received all documents in connection therewith (other than the fee letter), which shall be on terms and conditions reasonably satisfactory to the Lead Arrangers (it being agreed that the terms and conditions of the Term Loan Facility as set forth in commitment letter dated as of January 10, 2013 (as amended February 19, 2012) are reasonably acceptable to the Lead Arrangers);

115

(m)    the Administrative Agent shall have received the Term Loan Intercreditor Agreement, duly executed by the applicable parties;
(n)    the NAI Sale shall have occurred on terms and conditions reasonably satisfactory to the Lead Arrangers and the Lead Arrangers shall have received copies of all documents in connection therewith, duly executed by the parties thereto (it being agreed that the terms and conditions of the NAI Sale as set forth in the Acquisition Agreement (including all schedules, exhibits and annexes thereto) are reasonably acceptable to the Lead Arrangers);
(o)    the SVU 2014 Note Repayment shall have occurred on terms and conditions reasonably satisfactory to the Lead Arrangers and the Lead Arrangers shall have received all documents in connection therewith; and
(p)    the Lead Arrangers shall have received evidence, in form and substance reasonably satisfactory to the Lead Arrangers, of the payment in full of all obligations of Lead Borrower and its Subsidiaries under the Existing Receivables Transfer Agreements, the repurchase by Lead Borrower of all receivables sold thereunder, and the termination of all Liens securing obligations under the Existing Receivables Transfer Agreements.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) and each LC Issuer to issue each Letter of Credit is subject to the following conditions precedent:
(a)    the representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof, and (iii) for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01; provided, that, as of the Closing Date, only the Specified Representations shall be true and correct in all material respects except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof;
(b)    as of the date of such Request for Credit Extension, and after giving effect to such proposed Credit Extension and to the application of the proceeds thereof, no Default shall exist (other than, as of the Closing Date, any default arising from the inaccuracy of representations and warranties which are not Specified Representations);

116

(c)    the Administrative Agent and, if applicable, the applicable LC Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof; and
(d)    no Overadvance shall result from such Credit Extension.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a), (b), (c) and (d) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, are agreed to by the Administrative Agent, provided, that, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights of the Credit Parties as a result of any such failure to comply.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, (i) each Loan Party makes as of the Closing Date, the Specified Representations, each of which shall be true and correct in all material respects except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof; and (ii) each Loan Party makes at and as of the date of the making of each Credit Extension after the Closing Date each of the following representations and warranties to the Credit Parties, each of which shall be true and correct in all material respects except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (B) in the case of any representation and warranty qualified by materiality or Material Adverse Effect (or words of similar import), they shall be true and correct in all respects in accordance with the terms thereof, as of the date of the making of such Credit Extension, as though made on and as of the date of such Credit Extension:
5.01. Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is a corporation, limited liability company, trust, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation; (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) or 6.01(b), as applicable, each Loan Party’s

117

name as it appears in official filings, state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.
5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case under this clause (ii), which has had or would reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Administrative Agent under the Security Documents and other Permitted Encumbrances); or (iv) violate any applicable Law where such violation has had or would reasonably be expected to have a Material Adverse Effect.
5.03. Governmental Authorization; Other Consents. No approval, consent (including, the consent of equity holders or creditors of any Loan Party or Restricted Subsidiary), exemption, authorization, license or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or any other Person is necessary or required for the grant of the security interest by such Loan Party or Restricted Subsidiary of the Collateral pledged by it pursuant to the Security Documents or for the execution, delivery or performance by, or enforcement against, any Loan Party or Restricted Subsidiary of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents or the priority thereof, (b) those which have been obtained or made prior to the date of Amendment No. 3 and are in full force and effect, (c) those required for the exercise of remedies with respect to the Term Loan Priority Collateral, if any, required under the terms of the Term Loan Intercreditor Agreement or any other Loan Document and (d) those the failure of which to obtain or make, would not reasonably be expected to have a Material Adverse Effect.
5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.05. Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries (prior to giving effect to the Transactions) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    [Reserved.]

118

(c)    Since February 28, 2015, there has not occurred any Material Adverse Effect or any event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)    To the knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.
(e)    The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by Lead Borrower to be reasonable at the time made and at the time of delivery of such forecasts (it being understood that projections by their nature are inherently uncertain and that, even though such forecast are prepared in good faith on the basis of assumptions believed to be reasonable at the time such forecasts were prepared, the results reflected in such forecasts may not be achieved and actual results may differ and such differences may be material).
5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties, rights or revenues that (a) purport to materially and adversely affect this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
5.07. No Default. No Loan Party or any Restricted Subsidiary is in default under or with respect to any Material Indebtedness. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Neither the Lead Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has had or would reasonably be expected to have a Material Adverse Effect.
5.08. Ownership of Property; Liens.
(a)    Each Loan Party and each Restricted Subsidiary has good and marketable title in fee simple to or valid leasehold interests in, all Real Estate necessary or used in the ordinary conduct of its business and each Loan Party and each Restricted Subsidiary has good title to, valid leasehold interests in, or valid licenses or service agreements for all personal property material to the ordinary conduct of its business, except in each case as does not have and would not reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and each Restricted Subsidiary is subject to no Liens other than Permitted Encumbrances.
(b)    Schedule 5.08(b) sets forth the street address, county and state of each site of land that is fee owned by any Loan Party or any Restricted Subsidiary as of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b). As of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b), except as set forth in Schedule 5.08(b), no Responsible Officer of a Loan Party or Restricted Subsidiary has received any written notice of, or has any knowledge of, any pending or contemplated material

119

condemnation proceeding affecting any Real Estate Collateral Property or any material sale or disposition thereof in lieu of condemnation. As of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b), to the knowledge of any Responsible Officer, except as set forth on Schedule 5.08(b), no Loan Party or Restricted Subsidiary is obligated under any unrecorded right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any such Real Estate Collateral Property or any interest therein that would not constitute a Permitted Encumbrance.
(c)    Schedule 5.08(c) sets forth, as of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b), each Lease that constitutes a Material Contract, a Ground Lease (pursuant to the Closing Date Collateral List), or a Lease of any location where ABL Priority Collateral is located, in each case, to which any Loan Party or any Restricted Subsidiary is a party as tenant or subtenant, together with the street address, county and state of the property subject thereto, and the name and contact information of the lessor thereunder. Each of such Leases is in full force and effect, the Loan Parties and the Restricted Subsidiaries are not in default (beyond applicable cure periods) of the terms of any such Leases and each of the Loan Parties and the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such Leases, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
(d)    Schedule 7.01 sets forth as of the Closing Date a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Restricted Subsidiaries (other than Immaterial Subsidiaries or for those other Subsidiaries that are not Loan Parties as referred to in Schedule 6.21), other than Liens that constitute Permitted Encumbrances described in clauses (a) through (g) or clauses (i) through (y) of the definition thereof), showing the lienholder thereof and the property or assets of such Loan Party or such Subsidiary subject thereto.
(e)    Schedule 7.02 sets forth a true and accurate copy of the investment policy of the Lead Borrower and its Restricted Subsidiaries and a complete and accurate list of all Investments held by any Loan Party or any Restricted Subsidiary of a Loan Party on the date of Amendment No. 3, other than Investments in Subsidiaries and Cash Equivalents, in each case in excess of $10,000,000.
(f)    Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party (other than Indebtedness among the Loan Parties and Indebtedness permitted pursuant to clause (b)(ii) of the definition of the term Permitted Indebtedness) or any Restricted Subsidiary of a Loan Party on the Closing Date, in each case in excess of $10,000,000, showing the amount, obligor or issuer and maturity thereof, provided, that, for Capital Leases, Schedule 7.03 sets forth only the aggregate amount of each type of Capital Lease.
5.09. Environmental Compliance.
(a)    Except as specifically disclosed in Schedule 5.09, no Loan Party or any Restricted Subsidiary thereof (i) has failed to comply in any material respect with applicable Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under applicable Environmental Law, (ii) has become subject to any material Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) has a Responsible Officer with knowledge of any basis for any material Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as specifically disclosed in Schedule 5.09, (i) none of the properties currently or formerly owned or operated by any Loan Party or Restricted Subsidiary is or was listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list at any time while such property

120

was owned by such Loan Party or, to the knowledge of any Responsible Officer, at any time prior to or after such property was owned by such Loan Party, and, to the knowledge of any Responsible Officer, no property currently owned or operated by any Loan Party or Restricted Subsidiary is adjacent to any such property, in each case in connection with any matter for which any Loan Party or Restricted Subsidiary would have any material Environmental Liability; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws or, to the knowledge of any Responsible Officer, on any property formerly owned or operated by any Loan Party or Restricted Subsidiary; (iii) there is no friable asbestos or friable asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary; (iv) Hazardous Materials have not been Released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws; and (v) to the knowledge of any Responsible Officer, there are no pending or threatened Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Loan Party or Restricted Subsidiary, and to the knowledge of any Responsible Officer, no actions by any Governmental Authority have been taken or are in process which would subject any of such properties or assets to such Liens, except, in the case of clauses (i) through (v) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)    Except as specifically disclosed in Schedule 5.09, no Loan Party or Restricted Subsidiary is undertaking, and no Loan Party or Restricted Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that has had or would reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Loan Parties and their Restricted Subsidiaries have been disposed of in a manner not reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.
5.10. Insurance. The properties of the Loan Parties and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies (including any Insurance Captive) in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including, without limitation, workers’ compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Restricted Subsidiary operates. Schedule 5.10 sets forth as of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b) a description of all such insurance currently maintained (excluding title, group health and disability, and similar types of insurance) by or on behalf of the Loan Parties and the Restricted Subsidiaries. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
5.11. Taxes. The Loan Parties and their Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports (collectively, the “Tax Returns”) required to be filed and all such Tax Returns are true, correct and complete in all material respects, and have paid when due and payable (subject to any grace periods) all Federal, state and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing

121

such obligation. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. As of the date of Amendment No. 3, no Loan Party or any Restricted Subsidiary thereof is a party to any tax sharing agreement.
5.12. ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions, including any such contributions required pursuant to the PBGC Agreement, to each Plan subject to Sections 302 or 303 of ERISA or Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 302 of ERISA or Section 412 of the Code has been made with respect to any Plan. No Lien imposed under Section 430(k) of the Code or Section 303(k) of ERISA exists or is likely to arise on account of any Plan.
(b)    There are no pending or, to the knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has had or would reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur that, together with all other ERISA Events that have occurred or are reasonably expected to occur, has had or would reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability; except, that, based on the latest valuation of the SUPERVALU Inc. Retirement Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 or 430 of the Code or Sections 302 or 303 of ERISA), as of the date hereof the aggregate current value of accumulated “benefit liabilities” of such Pension Plan under Section 4001(a)(16) of ERISA is in excess of the aggregate current value of the assets of such Pension Plan, but the scheduled payments with respect to such underfunding do not have, and would not reasonably be expected to have, a Material Adverse Effect and the Loan Parties have complied, and shall continue to comply, with the requirements of ERISA and the PBGC Agreement with respect to the funding of each of their Pension Plans; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan that, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect; provided, that, solely for purposes of the representation in this clause (iii) the foregoing shall not be deemed to apply to premiums due and not delinquent under Section 4007 of ERISA and amounts payable under the PBGC Agreement; (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and, to the knowledge of the Borrower, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has had or would reasonably be expected to have a Material Adverse Effect; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA.
5.13. Subsidiaries; Equity Interests. As of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b), as applicable, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets

122

forth the legal name, jurisdiction of incorporation or formation and the percentage interest of such Loan Party therein. The outstanding Equity Interests in such Subsidiaries described on Part (a) of Schedule 5.13 as owned by a Loan Party or a Subsidiary of a Loan Party have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) free and clear of all Liens (other than Permitted Encumbrances). Except as set forth in Schedule 5.13 as of the most recent date for which financial statements were required to be delivered pursuant to Section 6.01(a) and 6.01(b), as applicable, there are no outstanding rights to purchase any Equity Interests in any Restricted Subsidiary. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and with respect to the Loan Parties and their Subsidiaries (other than the Lead Borrower and Excluded Subsidiaries) are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens (other than Permitted Encumbrances). The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document (subject to amendment as permitted under Section 7.12), each of which is valid and in full force and effect, except as disclosed on any officer’s certificate delivered to the Administrative Agent on the date of Amendment No. 3.
5.14. Margin Regulations; Investment Company Act.
(a)    No Loan Party or Restricted Subsidiary is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15. Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (based upon accounting principles consistent with the historical audited financial statements of the Lead Borrower) and using due care in the preparation of such information, report, financial statement or certificate.
5.16. Compliance with Laws. Each of the Loan Parties and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

123

5.17. Intellectual Property; Licenses, Etc. The Loan Parties and their Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.18. Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties and their Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters in any material respect. All payments due from any Loan Party and its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party or Restricted Subsidiary in all material respects. Except as has not had and would not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Restricted Subsidiaries have disclosed, in accordance with all applicable Securities Laws, any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement, or any similar plan, agreement or arrangement required to be disclosed pursuant to applicable Securities Laws. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or Restricted Subsidiary which has had or would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Restricted Subsidiaries is bound.
5.19. Security Documents.
(a)    The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the UCC) or possession, the Administrative Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including, without limitation, the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control or possession, under the UCC (in effect on the date this representation is made) in each case, prior and superior in right to any other Person, except for those Permitted Encumbrances that have priority in such Collateral by operation of law

124

and except as to the Term Loan Priority Collateral, for the Liens of the Term Loan Agent to the extent provided in the Term Loan Intercreditor Agreement.
(c)    When the Security Agreement (or a short form thereof) is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified in Schedule II of the Security Agreement, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof), except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except as to the Term Loan Priority Collateral, as provided in the Term Loan Intercreditor Agreement.
(d)    Upon the execution and delivery thereof, the Mortgages shall create in favor of the Administrative Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable Lien on, and security interests in, the Real Estate Collateral Property described therein, subject to (i) Permitted Encumbrances and (ii) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgages with the appropriate Governmental Authorities, the Administrative Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Real Estate Collateral Property that may be perfected by such filing (including, without limitation, the proceeds of such Real Estate Collateral Property), in each case prior and superior in right to any other Person, except for those Permitted Encumbrances that have priority in such Collateral by operation of law and except as to the Term Loan Priority Collateral, for the Liens of the Term Loan Agent to the extent provided in the Term Loan Intercreditor Agreement.
5.20. Solvency.
(a)    After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a consolidated basis, are Solvent.
(b)    No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
5.21. Deposit Accounts; Credit Card Arrangements.
(a)    Annexed hereto as Schedule 5.21(a) is a list of all DDAs (and including Blocked Accounts and the Master Concentration Accounts) maintained by the Loan Parties as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the purpose of the DDA and (iii) the identification of the Blocked Account Bank to which funds from such DDA (other than an Excluded DDA) are sent.

125

(b)    Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the most recent date for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.
5.22. Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party, Restricted Subsidiary or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.
5.23. Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.
5.24. Material Contracts. The Loan Parties and the Restricted Subsidiaries have disclosed, in accordance with all applicable Securities Laws, all Material Contracts. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract, in each case that has had, or would reasonably be expected to have, a Material Adverse Effect.
5.25. Casualty. Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect.
5.26. Payable Practices. No Loan Party has made any material change in the historical accounts payable practices from those in effect immediately prior to the date of Amendment No. 3 that has had or would reasonably be expected to have a Material Adverse Effect.
5.27. Notices from Farm Products Sellers, etc.
(a)    Each Loan Party has not, within the one (1) year period prior to the Closing Date, received any written notice pursuant to the applicable provisions of the PSA, the PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other Person with a security interest in the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any State, Commonwealth or political subdivision thereof in which any Farm Products purchased by such Loan Party are produced, in any case advising or notifying such Loan Party of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust applicable to any assets of any Borrower established in favor of such Farm Products Seller or other Person under the provisions of any law or claiming a Lien upon or other claim or encumbrance with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by a Loan Party or any related or other assets of such Loan Party (all of the foregoing, together with any such notices as any Loan Party may at any time hereafter receive, collectively, the “Food Security Act Notices”), if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more.
(b)    No Loan Party is a “live poultry dealer” (as such term is defined in the PSA) or otherwise purchases or deals in live poultry of any type whatsoever. The Loan Parties do not purchase

126

livestock pursuant to cash sales as such term is defined in the PSA. Each Loan Party is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or aquacultural operations.
5.28. HIPAA Compliance.
(a)    To the extent that and for so long as any Loan Party is a “covered entity” within the meaning of HIPAA, such Loan Party (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Loan Party is or becomes HIPAA Compliant.
(b)    For purposes hereof, “HIPAA Compliant” shall mean that a Loan Party or Restricted Subsidiary (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and would not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine or mandated surveys or reviews conducted by any Governmental Authority, government health plan or other accreditation entity) that has had or would reasonably be expected to have a Material Adverse Effect.
(c)    Each Loan Party has entered into a business associate agreement with any third party acting on behalf of the Loan Party as a business associate as defined in 45 C.F.R. §160.103, where the failure to enter into such a business associate agreement has had or would reasonably be expected to have a Material Adverse Effect.
5.29. Compliance with Health Care Laws. Without limiting the generality of Sections 5.16 or 5.28, or any other representation or warranty made herein or in any of the other Loan Documents:
(a)    Each Loan Party is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Loan Party has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.
(b)    Each Loan Party has maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy, the Federal and State Medicare and Medicaid programs and as otherwise required by applicable Health Care Laws and each Loan Party has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws.
(c)    Each Loan Party and each Restricted Subsidiary who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the

127

date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Loan Party or Restricted Subsidiary on or before the date hereof. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure.
5.30. OFAC. No Loan Party or Restricted Subsidiary, nor to the knowledge of Lead Borrower, any director, officer, agent, employee or Affiliate of any Loan Party or Restricted Subsidiary is currently subject to any U.S. sanctions administered by OFAC; and Borrowers will not directly or, to the knowledge of the Lead Borrower, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC (except to the extent licensed or otherwise approved by OFAC).
5.31. Patriot Act. To the extent applicable, each Loan Party and each Restricted Subsidiary is in compliance, in all material respects, with the (a) Trading With the Enemy Act, and the Foreign Assets Control Regulations, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used directly or, to the knowledge of the Lead Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official government capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.32. Transaction Documents. The Lead Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement and the Tender Offer Agreement (in each case, including all schedules, exhibits, amendments, supplements and modifications thereto).
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder and until the payment in full of the Obligations, the Loan Parties shall, and shall, to the extent provided below, cause each Restricted Subsidiary to:
6.01. Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit to the effect that such Consolidated financial statements fairly present the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a Consolidated and

128

consolidating basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision, and (ii) an opinion of such Registered Public Accounting Firm independently assessing the Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object;
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) the corresponding Fiscal Quarter of the previous Fiscal Year and (ii) the corresponding year-to-date portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations and cash flows of the Lead Borrower as of the end of such Fiscal Quarter in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    in the event that Excess Availability is less than the greater of twenty percent (20%) of the Loan Cap and, prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000, for three (3) consecutive Business Days, as soon as available, but in any event within thirty (30) days after (x) the end of each Fiscal Period that is not the final Fiscal Period of a Fiscal Quarter (commencing with such Fiscal Period ended after the date on which Excess Availability is less than such amount), and (y) in addition, after the end of each Fiscal Period that is the end of a Fiscal Year, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Period, and the related Consolidated statements of income or operations and cash flows for such Fiscal Period, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) the corresponding Fiscal Period of the previous Fiscal Year and (ii) the corresponding year-to-date portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations and cash flows of the Lead Borrower as of the end of such Fiscal Period in accordance with the Lead Borrower’s practices, which shall be reasonably satisfactory to Administrative Agent; provided, that, if after the Loan Parties have been delivering financial statements for each Fiscal Period as provided above, thereafter Excess Availability shall be equal to or greater than the greater of twenty percent (20%) of the Loan Cap and, prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000, for forty-five (45) days, then the Loan Parties shall not be required to deliver the financial statements under this clause (c), until such time as Excess Availability may again be less than the greater of twenty percent (20%) of the Loan Cap and, prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000 for three (3) consecutive Business Days; and
(d)     as soon as available, but in any event no more than sixty (60) days after the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form reasonably satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations, cash flows and availability of the Lead Borrower and its Subsidiaries on a Consolidated basis using Fiscal Periods for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs).

129

6.02. Certificates; Other Information.
(a)    Deliver to the Administrative Agent and, upon Administrative Agent’s request, each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(i)     concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower (but only with the financial statements referred to in Section 6.01(c) after Excess Availability is less than the greater of twenty percent (20%) of the Loan Cap and, prior to the completion of the Distribution, $137,500,000, and from and after completion of the Distribution, $112,500,000, for three (3) consecutive Business Days), and (B) in the event of any change in GAAP used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and a copy of management’s discussion and analysis with respect to such financial statements;
(ii)    ten (10) days after the end of each Fiscal Period (or, if such day is not a Business Day, on the next succeeding Business Day), a Borrowing Base Certificate showing the Borrowing Base as of the close of business as of the last day of such Fiscal Period, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided, that, at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on the fourth Business Day following the last day of each week showing the Borrowing Base as of the close of business as of the last day of such week (which Borrowing Base Certificate may include certain information as of the end of the prior Fiscal Period in each case as is reasonably satisfactory to Administrative Agent to account for the greater frequency and shorter periods for the delivery of such certificate);
(iii)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(iv)     the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;
(v)     as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year, and as more frequently as may be reasonably requested by the Administrative Agent, (A) a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify and (B) a report summarizing collective bargaining agreements then in effect (specifying parties, expiration dates, number of employees covered and locations) and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent may reasonably specify;
(vi)    promptly after the Administrative Agent’s request therefor, copies of all Material Contracts (but only to the extent not then publicly available from the SEC) and documents evidencing Material Indebtedness;
(vii)    promptly after the Administrative Agent’s request therefor, a list of any “business associate agreements” (as such term is defined in HIPAA) that any Loan Party is a party to or bound by

130

that is accurate in all material respects as of the date set forth therein and a copy of any standard form of such agreement used by any Loan Party;
(viii)    promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(ix)    if requested by Administrative Agent, promptly and in any event within five (5) Business Days after such request, provide to Administrative Agent, the name(s) used on each tax return filed by the Lead Borrower or by any of its Subsidiaries, together with a copy of the portion of the tax return that shows such name(s);
(x)    reserved;
(xi)     promptly after the receipt thereof by the Lead Borrower or any of its Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
(xii)    promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
(xiii)    promptly after the first Pre-Spin Transaction in which assets included in the Borrowing Base are transferred to a Person that is not a Loan Party that would not constitute a Permitted Disposition if it were not a Pre-Spin Transaction, a pro-forma Borrowing Base Certificate reflecting the completion of the Pre-Spin Transactions, the Separation and the Distribution; and
(xiv)    promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
(b)    Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) specified in Section 10.02(b)(i) with respect to e-mail communications, (ii) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (iii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (A) promptly upon the reasonable request of Administrative Agent or any Lender at any time or from time to time as to any of such documents, the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender making such request and (B) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents as provided in clauses (ii) and (iii) above and if for any reason Administrative Agent is unable to obtain electronic versions of the documents posted, promptly upon Administrative Agent’s request provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding the foregoing, the Loan Parties will be deemed to have delivered the documents required to be delivered pursuant to Sections 6.01(a),

131

6.01(b) or 6.02(a)(iii), (iv) or (vi), as applicable, if the Lead Borrower has filed such documents with the SEC via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) or any successor filing system. Notwithstanding anything contained herein, except as Administrative Agent may specify otherwise at any time and from time to time, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a)(i) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(c)    The Loan Parties hereby acknowledge that (i) the Administrative Agent and/or the Initial Lead Arrangers will make available to the Lenders and the LC Issuers materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties, theirs Subsidiaries or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (D) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC” and the Loan Parties agree that the following documents may be distributed to all Lenders (including Public Lenders) unless, solely with respect to the documents described in clauses (B) and (C) below, the Lead Borrower advises the Administrative Agent in writing (including by e-mail) within a reasonable time prior to their intended distribution that such material should only be distributed to Lenders other than Public Lenders (it being agreed that the Lead Borrower and its counsel shall have been given a reasonable opportunity to review such documents and comply with applicable securities law disclosure obligations): (A) the Loan Documents; (B) administrative materials prepared by the Administrative Agent for prospective Lenders; (C) term sheets and notification of changes in the terms of the financing hereunder; and (D) the Audited Financial Statements, the Deal-based Breakout Financial Information and the financial statements and certificates furnished pursuant to Sections 6.01(a) and 6.01(b).
(d)    Lead Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to Sections 6.01(a) and (b) are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 10.02(b) and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such Section.
(e)    Administrative Agent shall notify the Lead Borrower (which notice may be by telephone) if any Lender becomes a Public Lender, within thirty (30) days after Administrative Agent receives written notification thereof from such Lender.
6.03. Notices. Promptly notify the Administrative Agent of:

132

(a)    the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)    any matter that has had or would reasonably be expected to have a Material Adverse Effect, such as arising from (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Restricted Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Restricted Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Restricted Subsidiary thereof, including pursuant to any applicable Environmental Laws;
(c)    the occurrence of any event, including any violation of Environmental Law, Release of Hazardous Materials, acquisition of any stock, assets or property, or the receipt of notice, claim, demand, action or suit pertaining to any of the foregoing, that, in each case, would reasonably be expected to result in Environmental Liabilities in excess of $25,000,000;
(d)    the occurrence of any ERISA Event that itself, or together with any other ERISA Events that have occurred, has had or would reasonably be expected to have a Material Adverse Effect;
(e)    any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(f)    any change in any Loan Party’s chief executive officer, chief financial officer, chief operating officer or treasurer;
(g)    the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;
(h)    the filing of any Lien for unpaid taxes exceeding $20,000,000 in the aggregate against the Loan Parties;
(i)    any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;
(j)    the receipt of any notice, or amendment to a prior notice, from a supplier, seller, or agent pursuant to the Food Security Act, PACA or the PSA if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more, and upon the request of Administrative Agent, the Loan Parties shall promptly provide the Administrative Agent with a true, correct and complete copy of such notice or amendment, as the case may be, and other information delivered to or on behalf of the Loan Parties pursuant thereto;
(k)    any transaction of the nature contained in Article VII hereof, occurring after the Closing Date, consisting of: (i) the incurrence by a Loan Party of Material Indebtedness (or in the case of Indebtedness of less than $50,000,000 but greater than $25,000,000, notify Administrative Agent at the same time as the next Compliance Certificate to be delivered to Administrative Agent), (ii) the voluntary or involuntary grant of any Lien other than a Permitted Encumbrance upon any property of a Loan Party; or (iii) the making of any Permitted Investments by a Loan Party in excess of $50,000,000 (or in the case of any Permitted Investment less than $50,000,000 but greater than $25,000,000, notify Administrative

133

Agent at the same time as the next Compliance Certificate to be delivered to Administrative Agent); and (iv) mergers or acquisitions permitted under Section 7.04;
(l)    any failure by the Loan Parties to pay rent at (i) five percent (5%) or more of the Loan Parties’ locations in the aggregate or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure has had or would reasonably be expected to have a Material Adverse Effect;
(m)    any claim being asserted for payment under the Lead Borrower’s guarantee of NAI Workers’ Compensation Liabilities;
(n)    the acquisition by the Lead Borrower or any Loan Party of Material Real Estate Assets and Material Related Collateral Locations in any Fiscal Year with respect to which the requirements of Schedule 6.21 have not been satisfied, if the book value of the assets qualifying as Term Loan Priority Collateral located thereat exceeds $10,000,000; and
(o)    the date of the consummation of the first Pre-Spin Transaction that would not be permitted pursuant to the terms of this Agreement if Amendment No. 3 had not become effective.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties, assets, income or profits, (b) all lawful claims (including claims of landlords, warehousemen, freight forwarders, and carriers, and all claims for labor materials and supplies or otherwise) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case under clause (a), (b) or (c), where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) in the case of any Real Estate Collateral Property subject to a Mortgage, there is no present risk of forfeiture of such Real Estate Collateral Property, and (v) the failure to make payment pending such contest would not reasonably be expected to have a Material Adverse Effect. Nothing contained in this Section 6.04 shall be deemed to limit the rights of the Administrative Agent with respect to determining Reserves pursuant to this Agreement. Not later than the fifth (5th) Business Day following the date the Distribution is consummated, the Lead Borrower shall apply the amount of the SUPERVALU Payment to prepay outstanding Term Loan Debt.
6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 and/or 7.05, as applicable; (b) take all necessary action to maintain and keep in full force and effect all rights, privileges, permits, licenses and franchises material to the normal conduct of its business; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property (i) is no longer used or useful in the business of any Loan Party or any of its Restricted Subsidiaries, and (ii) is not otherwise material to the business of any Loan Party or any of its Restricted Subsidiaries in any respect.

134

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and Equipment material to the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all repairs thereto and renewals, improvements, additions and replacements thereof necessary in order that the business carried on in connection therewith may be properly conducted at all times and (c) perform and observe all the terms and provisions of each Ground Lease to be performed or observed by it, maintain each such Ground Lease in full force and effect, enforce each such Ground Lease in accordance with its material terms, take all such action to such end as may be from time to time reasonably requested by the Term Loan Agent (or, if the Term Loan Facility has been repaid in full and no Refinancing Indebtedness in respect thereof with the same or similar rights as to such Ground Leases as under the Term Loan Facility is outstanding, the Administrative Agent) and, upon reasonable request of the Term Loan Agent (or, if the Term Loan Facility has been repaid in full and no Refinancing Indebtedness in respect thereof with the same or similar rights as to such Ground Leases as under the Term Loan Facility is outstanding, the Administrative Agent), make to each other party to each such Ground Lease such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Ground Lease, and cause each of its Subsidiaries that are party to Ground Leases to do so.
6.07. Maintenance of Insurance.
(a)    Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties (except to the extent that the Insurance Captives are Affiliates of the Loan Parties), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations and as is otherwise required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent, including coverage for business interruption and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.
(b)    Cause fire and extended coverage policies maintained with respect to any Collateral and business interruption coverage to provide (by endorsement or otherwise):
(i)    a non-contributing mortgage clause (regarding improvements to real property);
(ii)    that none of the Loan Parties, Credit Parties or any other Person (other than an Insurance Captive) shall be a co-insurer thereunder;
(iii)    a customary lender’s loss payable clause, in form and substance reasonably satisfactory to the Administrative Agent, which shall provide that the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under the policies to the Administrative Agent as its interests may appear (it being understood that (A) there will be a separate lender’s loss payable clause for the benefit of the Term Loan Agent as its interests may appear, and that the rights of Administrative Agent and Term Loan Agent will be subject to the Term Loan Intercreditor Agreement), and (B) that Administrative Agent shall, within one Business Day after receipt of any insurance proceeds, either (y) apply any insurance payment received to the Obligations as provided in this Agreement and notify the Lead Borrower of such applications, or (z) remit the amount of such proceeds to the Lead Borrower;
(iv)    reserved;
(v)    a “Replacement Cost Endorsement”, without any deduction for depreciation; and

135

(vi)    such other provisions as the Administrative Agent may reasonably require from time to time to protect its and the Lenders’ interests.
(c)    Cause commercial general liability policies to provide coverage to the Administrative Agent as an additional insured.
(d)    (i) Cause each policy of insurance required by this Section 6.07 to also provide that it shall not be canceled by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent or for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent, except, in each case, in the case of force majeure, (ii) notify the Administrative Agent promptly (and in any event within five (5) Business Days) whenever it receives a notice from the insurance carrier that any policy required by this Section 6.07 will be canceled for any reason and (iii) use reasonable efforts to include in such clause that the insurance carrier will provide prior written notice to the loss payee of any modification to the policy so as to reduce the scope or amount of coverage in any material respect and otherwise notify the Administrative Agent on or about the date that any policy required by this Section 6.07 is modified so as to reduce the scope or amount of coverage in any material respect.
(e)    Deliver to the Administrative Agent, on or about the date of the cancellation or non-renewal of any policy of insurance required by this Section 6.07, a certificate of insurance for the replacement policy; and deliver to the Administrative Agent, on or about the date of the renewal of any policy of insurance required by this Section 6.07, a certificate evidencing renewal of each such policy.
(f)    Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy, the “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, and computer fraud coverage, placed with responsible companies and otherwise as customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations and as is otherwise required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.
(g)    Permit, upon the reasonable request of the Administrative Agent, any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby at any reasonable time during business hours.
(h)    Deliver to the Administrative Agent, upon the Administrative Agent’s reasonable request therefor, (i) copies and updated certificates of insurance for the insurance policies required by this Section 6.07 and the applicable provisions of the Security Documents, and (ii) duplicate originals or certified copies of all such policies covering any Collateral.
(i)    If at any time the area in which any Real Estate Collateral Property subject to a Mortgage is located is designated (i) a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount (after giving effect to any self-insurance compatible with the following standards) as is customarily carried under similar circumstances by Persons engaged in the same or similar business and operating in the same or similar locations, and as is otherwise required by applicable Law, and as is reasonably acceptable to the Administrative Agent, and otherwise comply with the Flood Program, or (ii) in “seismic zone” 3 or 4 (as defined in the Uniform Building Code 1997 map published

136

by the International Conference of Building Officials), obtain earthquake insurance in such total amount as is customarily carried under similar circumstances by Persons engaged in the same or similar business and operating in the same or similar locations, and as is otherwise required by applicable Law, and as is reasonably acceptable to the Administrative Agent.
(j)    With respect to any Real Estate Collateral Property, carry and maintain commercial general liability insurance on an occurrence basis covering bodily injury including death, and property damage liability in such amounts (after giving effect to any self-insurance compatible with the following standards) as is customarily carried under similar circumstances by Persons engaged in the same or similar business and operating in the same or similar locations and as is otherwise required by applicable Law, and as is reasonably acceptable to the Administrative Agent, naming the Administrative Agent as an additional insured.
(k)    (i) Notify the Administrative Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.07 is taken out by any Loan Party, and (ii) deliver to the Administrative Agent a certificate of insurance for such policy or policies within thirty (30) days of such policy or policies (or, at the reasonable request of the Administrative Agent, duplicate originals thereof) being taken out by any Loan Party.
(l)    The insurance companies providing the insurance required to be maintained under this Section 6.07 shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees to the extent payment for such loss or damage is actually made by the insurance companies issuing the insurance policies required to be maintained under this Section 6.07. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09. Books and Records; Accountants.
(a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Lead Borrower and its Subsidiaries, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Lead Borrower and its Subsidiaries, as the case may be.
(b)    At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss, with a representative of the Lead Borrower present, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent. A representative of the Lead Borrower shall use

137

reasonable best efforts to attend all such meetings requested by the Administrative Agent as long as such meetings are at reasonable times and the Lead Borrower receives reasonable prior written notice thereof.
6.10. Inspection Rights; Field Examinations; Appraisals.
(a)    Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that, (i) when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and (ii) the foregoing shall not apply to field examinations and appraisals, which shall be subject to the limitations set forth in Sections 6.10(b) and 6.10(c) below.
(b)    Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants and lawyers) retained by the Administrative Agent to conduct field examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base, (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Loan Parties’ business plan and cash flows. The Administrative Agent will make such request, and make arrangements, for at least one such field examination in any thirteen (13) consecutive Fiscal Periods. The Loan Parties shall pay the fees and expenses of the Administrative Agent and one set of such professionals with respect to such examinations and evaluations (the “Field Examination Expenses”), with respect to one (1) field examination in each period of thirteen (13) consecutive Fiscal Periods; provided, that, if Excess Availability is less than the greater of the amount equal to twenty-five percent (25%) of the Loan Cap and, prior to the completion of the Distribution, $187,500,000, and from and after completion of the Distribution, $150,000,000 at any time during such thirteen (13) consecutive Fiscal Periods, the Administrative Agent may, in its Permitted Discretion, require the Loan Parties to pay the Field Examination Expenses with respect to one (1) additional field examination done during such thirteen (13) consecutive Fiscal Periods. Notwithstanding the foregoing, in addition to the field examinations described above, the Administrative Agent may have additional field examinations done (A) as it in its Permitted Discretion deems necessary or appropriate at the expense of Administrative Agent and Lenders, or (B) if an Event of Default shall have occurred and be continuing, at the Loan Parties’ expense.
(c)    Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the ABL Priority Collateral, including, without limitation, the assets included in the Borrowing Base. The Administrative Agent will make such request, and make arrangements, for at least one such appraisal of the Inventory and Prescription Files in any thirteen (13) consecutive Fiscal Periods. The Loan Parties shall pay the fees and expenses of the Administrative Agent and one set of such professionals with respect to such appraisals of the ABL Priority Collateral (the “Appraisal Expenses”) with respect to up to one (1) Inventory and Prescription File appraisal in each period of thirteen (13) consecutive Fiscal Periods; provided, that (i) if Excess Availability is less than the amount equal to the greater of (A) twenty-five percent (25%) of the Loan Cap and (B) prior to the completion of the Distribution, $187,500,000, and from and after completion of the Distribution, $150,000,000, at any time during any such period of thirteen (13) consecutive Fiscal Periods, the Administrative Agent may, in its Permitted Discretion, require the Loan Parties to pay the Appraisal Expenses with respect to one (1) additional Inventory and Prescription File appraisal during such thirteen (13) consecutive Fiscal Periods,

138

and (ii) Administrative Agent may receive additional appraisals in connection with Store Closing Transactions as provided in clause (b) of the definition of the term “Permitted Dispositions”, and the Loan Parties shall pay the Appraisal Expenses with respect thereto. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken (A) as it in its Permitted Discretion deems necessary or appropriate, at the expense of Administrative Agent and Lenders or (B) if an Event of Default shall have occurred and be continuing, at the Loan Parties’ expense.
(d)    Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct or obtain valuations of the Term Loan Priority Collateral in connection with substitutions and additions as provided in Schedule 6.17.
6.11. Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, (c) on the Closing Date to (i) restate the Indebtedness outstanding under the Existing Credit Agreement, (ii) satisfy the Indebtedness outstanding under the Existing Term Loan Agreement, the SVU 2014 Notes and the Existing Receivables Transfer Agreements, and (iii) finance the repurchase by Lead Borrower of all receivables sold under the Existing Receivables Transfer Agreements, (d) to pay costs, expenses and fees in connection with the credit facility provided for hereunder, under the Term Loan Facility and under the other Transactions, and (e) for general corporate purposes of the Borrowers (including Capital Expenditures and Permitted Acquisitions), in each case to the extent expressly permitted under applicable Law and the Loan Documents.
6.12. Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, unless such Person is an Immaterial Subsidiary or a Save-A-Lot Subsidiary (it being understood that if any Save-A-Lot Subsidiary remains a Subsidiary of the Lead Borrower upon the termination of the Spin Period, such Save-A-Lot Subsidiary shall be subject to the requirements of this Section 6.12 as though such Person had become a Subsidiary (other than a Save-A-Lot Subsidiary) upon the termination of the Spin Period), whether such Person shall be an Excluded Subsidiary (and if so, pursuant to which clause or clauses of the definition thereof), and promptly thereafter (and in any event within thirty (30) days, unless a longer period is acceptable to the Administrative Agent, in its sole discretion), cause any such Person (a) which is not an Excluded Subsidiary, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement and if such Person is not a Borrower, a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Administrative Agent on such Person’s assets of the types constituting Collateral to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(b) and upon Administrative Agent’s reasonable request, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this clause (a)), and (b) if any Indebtedness of such Person is owned by or on behalf of any Loan Party, to pledge such Indebtedness and promissory notes evidencing such Indebtedness to the extent any such Indebtedness is in an amount in excess of $10,000,000, in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.
6.13. Cash Management.

139

(a)    On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Processors listed on Schedule 5.21(b).
(b)    The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations), (i) other than as to certain Store locations consistent with past practices, for which such ACH or wire transfer will be no less frequently than weekly (so long as the aggregate amount of the funds in all such accounts at any time does not exceed $1,000,000), to a Blocked Account (including Banner Accounts) or a Master Concentration Account all available amounts on deposit in each DDA used by any Store or other retail location or otherwise for the receipt of proceeds of Accounts or other Collateral from customers and other obligors (which shall not include any Excluded DDA, so that funds in an Excluded DDA are not sent to a Blocked Account or a Master Concentration Account), (ii) all payments due from Credit Card Issuers and Credit Card Processors or otherwise in respect of ABL Priority Collateral to a Blocked Account or a Master Concentration Account and (iii) all amounts on deposit in a Blocked Account to a Master Concentration Account; provided, that, (A) with respect to a DDA relating to a Store location for which such ACH or wire transfer is no less frequently than weekly, up to $25,000 may remain in any such DDA, not to exceed $1,000,000 in the aggregate for all such DDAs, (B) with respect to a DDA for which such ACH or wire transfer is no less frequently than daily, the available amounts from such DDA shall only be required to be transferred if the available amount on deposit in such DDA on such day is greater than $250,000, so long as the aggregate amount of available funds in all such DDAs at any time, immediately after giving effect to the transfers for such day, does not exceed $3,500,000 (except that so long as no Cash Dominion Event exists, Borrowers may maintain, in addition, available amounts for all such Blocked Accounts of up to an aggregate amount of $100,000,000 for a period of seven (7) days), and (C) the Loan Parties shall not be required to ACH or wire transfer to a Blocked Account or a Master Concentration Account (1) the SUPERVALU Payment, (2) any other amount received in connection with a Pre-Spin Transaction, or (3) the Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest, to the extent the same are required to be applied to the Term Loan Debt or deposited in an account containing only proceeds of the Term Loan Collateral pursuant to the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent).
(c)    Within sixty (60) days after the Closing Date (or such longer period as the Administrative Agent may approve in writing in its sole discretion but in no event more than one hundred eighty (180) days from the Closing Date), deliver to Administrative Agent (i) Blocked Account Agreements reasonably satisfactory in form and substance to the Administrative Agent as duly authorized, executed and delivered by such Loan Party and the applicable Blocked Account Bank with which such Loan Party maintains each Blocked Account and each Master Concentration Account covering each such Blocked Account and Master Concentration Account and (ii) control agreements reasonably satisfactory in form and substance to the Administrative Agent as duly authorized executed and delivered by such Loan Party and any securities intermediary with which such Loan Party maintains any securities or investment accounts, covering each such securities or investment account maintained with such securities intermediary that at any time holds or constitutes any Related Collateral (as defined in the Security Agreement) or other Collateral.
(d)    Each Blocked Account Agreement as to a Blocked Account shall require that the applicable Blocked Account Bank transfer no less frequently than daily (subject to the limitations set forth in Section 6.13(b) above) to a Master Concentration Account all available amounts on deposit in the Blocked Account subject to such agreement, including, without limitation, the following: (i) all available cash receipts from the sale of Inventory and other assets (whether or not constituting Collateral); (ii) all proceeds of collections of Accounts; (iii) all Net Proceeds, and all other cash payments received by a

140

Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event; it being understood and agreed that the Loan Parties shall not be required to ACH or wire transfer to a Blocked Account or a Master Concentration Account (A) the SUPERVALU Payment, provided, that, not later than the fifth (5th) Business Day following the date the Distribution is consummated, the Lead Borrower shall apply the amount of the SUPERVALU Payment to prepay the Term Loan Debt, (B) any other amount received in connection with a Pre-Spin Transaction or (C) the Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest, to the extent the same are required to be applied to repay the Term Loan Debt or reinvested pursuant to the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent) or deposited in an account containing only proceeds of the Term Loan Collateral pursuant to the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent). Each Blocked Account Agreement as to a Master Concentration Account shall require that the applicable Blocked Account Bank, after notice by Administrative Agent to the applicable Blocked Account Bank, transfer no less frequently than daily to the Agent Payment Account, all funds on deposit therein, provided, that, Administrative Agent shall only send such notice to a Blocked Account Bank with respect to a Master Concentration Account at any time a Cash Dominion Event shall exist.
(e)    All funds received in the Agent Payment Account shall be applied to the Obligations (without permanent reduction of the Commitments) as provided in accordance with Section 8.03 of this Agreement to the extent then due and payable. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such funds, such funds shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into a Blocked Account or a Master Concentration Account, or if there then exists a Cash Dominion Event, dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.
(f)    Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.
6.14. Information Regarding the Collateral.
(a)    Furnish to the Administrative Agent (i) at least ten (10) Business Days prior written notice of any change in (A) any Loan Party’s name, organizational structure, jurisdiction of incorporation or formation or other change in location as determined in accordance with Article 9 of the UCC and (B) the location of any Loan Party’s primary recordkeeping functions conducted on the Closing Date in its offices in Eden Prairie, Minnesota, St. Louis, Missouri or Boise, Idaho, and (ii) at least thirty (30) days written notice after any change in any Loan Party’s Federal taxpayer identification number or organizational identification number assigned to it by its state of organization.
(b)    Should any of the information on any (i) Periodic Update Schedule hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall provide updated versions of such Periodic Update Schedule together with the next delivery of financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) and (ii) Occurrence Update Schedule become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same promptly, but in any event within ten (10) Business Days. From time to time as may be reasonably

141

requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.
6.15. Physical Inventories.
(a)    Cause a physical inventory to be undertaken with respect to all Inventory locations, at the expense of the Loan Parties, pursuant to periodic cycle counts substantially consistent with the current practices and procedures of Loan Parties as in effect on the date hereof, but in no event will Inventory at all locations be counted less than two times in any period of thirteen (13) Fiscal Periods, using the methodology used as of the date hereof or as otherwise may be reasonably satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe scheduled physical counts of Inventory undertaken on behalf of any Loan Party. The Lead Borrower, (i) within twenty (20) days following the completion of such physical inventory pursuant to the cycle count (with respect to any location, as and when completed at such location), shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable and (ii) on a quarterly basis, concurrently with the delivery of the financial statements referred to in Section 6.01(b), shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party).
(b)    The Administrative Agent, in its Permitted Discretion, if any Default or Event of Default exists, may cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).
6.16. Environmental Laws. (a) Conduct its operations and keep and maintain its Real Estate and require all lessees and sublessees of such Real Estate to operate and maintain such Real Estate, in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, that, neither a Loan Party nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties and Restricted Subsidiaries with respect to such circumstances in accordance with GAAP.
6.17. Further Assurances.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements

142

and other documents), that may be required under any applicable Law, or which the Administrative Agent may reasonably request, to carry out the terms and conditions of this Agreement and the other Loan Documents and to establish, maintain, renew, preserve or protect the rights and remedies of Administrative Agent and other Credit Parties hereunder and under the other Loan Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    If any assets of a type that constitute ABL Priority Collateral are acquired by any Loan Party after the Closing Date (and the Security Documents do not create and perfect a security interest in such assets in favor of the Administrative Agent (senior in right of security to all other security interests thereon (other than Permitted Encumbrances to the extent such Permitted Encumbrances have priority by operation of law)) without any further action upon acquisition thereof), notify the Administrative Agent thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute consent to the inclusion of any acquired assets in the computation of the Borrowing Base. If the Lead Borrower or any Loan Party acquires one or more Material Real Estate Assets and/or Material Related Collateral Locations (including, without limitation, pursuant to a Permitted Acquisition or a Permitted Store Swap Transaction), and the requirements of Schedule 6.17 applicable to Additional Properties have not otherwise been satisfied with respect to such Additional Properties, and the book value of the assets that would constitute Term Loan Priority Collateral consisting of or located on such Additional Properties exceeds in the aggregate $10,000,000 in any Fiscal Year, then the Lead Borrower shall satisfy, or shall cause such Loan Party to satisfy, on or before the date that is 90 days after the acquisition of the first of such Additional Properties that causes such $10,000,000 threshold to be exceeded (or such later date as the Administrative Agent may approve in its sole discretion) the requirements of Schedule 6.17 with respect to such Additional Properties; provided that the satisfaction of such requirements will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof. Otherwise, on or before the date that is 90 days after the end of each Fiscal Year, unless such requirements have otherwise been satisfied with respect to any Material Real Estate Assets or Material Related Collateral Locations acquired in such Fiscal Year, then the Borrower shall satisfy, or cause each Loan Party to satisfy, the requirements of Schedule 6.17 with respect to all Additional Properties acquired during such Fiscal Year; provided that the satisfaction of such requirements will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
(c)    Upon the reasonable request of the Administrative Agent, use commercially reasonable efforts to cause any of its landlords (other than with respect to Stores and locations where no ABL Priority Collateral or other assets which Administrative Agent may require access and use of to realize on ABL Priority Collateral are located) to deliver a Collateral Access Agreement to the Administrative Agent in such form as the Administrative Agent may reasonably require.
(d)    Upon the request of the Administrative Agent, deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and delivered to each depository institution at which a DDA (other than an Excluded DDA) is maintained.

143

(e)    Until the termination of the Spin Period, this Section 6.17 will not apply to any transfer of Save-A-Lot Assets or Save-A-Lot Equity Interests among the Lead Borrower and its Subsidiaries in a Pre-Spin Transaction if, after giving effect to the Separation and the Distribution, such Save-A-Lot Assets or Save-A-Lot Equity Interests involved would no longer be Collateral.
6.18. Lender Meetings. Within sixty (60) days after the receipt by Administrative Agent of the audited financial statements pursuant to Section 6.01(a)(i) for the then most recently ended Fiscal Year of Lead Borrower commencing with the 2014 Fiscal Year or on such other date as Administrative Agent and Lead Borrower may agree, at the request of Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of the Lead Borrower and its Subsidiaries and the projections presented for the current Fiscal Year of Lead Borrower.
6.19. ERISA.
(a)    Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any Pension Plan so as to incur any material liability to the PBGC; (iv) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other material liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Sections 302 or 303 of ERISA, Sections 412 or 430 of the Code, the PBGC Agreement or the terms of such Plan; (vi) not allow or suffer to exist any violation of the “minimum funding standards” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any such Pension Plan; (vii) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (viii) except for events or conditions arising solely in connection with the Pre-Spin Transactions, the Separation or the Distribution, not allow or suffer to exist any occurrence of a Reportable Event or any other event or condition which presents a material risk of termination by the PBGC of any Pension Plan, which termination could result in any material liability to the PBGC.
(b)    Promptly upon each determination of the amount of the contributions or other payments required to be made for any calendar year by any Loan Party in respect of any underfunded Pension Plan in order to eliminate or reduce the funding deficiency and prior to any Loan Party making any contribution or other payment to such Pension Plan in respect of such calendar year, Lead Borrower shall notify Administrative Agent of such determination. The Lead Borrower shall provide such information with respect to each such determination as Administrative Agent may reasonably request.
6.20. Agricultural Products.
(a)    Each Borrower shall at all times comply in all material respects with all existing and future Food Security Act Notices during their periods of effectiveness under the Food Security Act, including, without limitation, directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Food Security Act Notice, so as to terminate or release the security interest in any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under the Food Security Act.

144

(b)    Each Borrower shall take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any Lien or other claims in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller.
(c)    Each Borrower shall (i) promptly notify Administrative Agent in writing after receipt by or on behalf of such Borrower of any Food Security Act Notice or amendment to a previous Food Security Act Notice, and including any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of any Loan Party under the provisions of the PSA, the PACA or any other statute if (A) any such notice involves a claim of $50,000 or more or (B) all such notices outstanding involve claims in the aggregate amount of $250,000 or more, and (ii) upon the request of the Administrative Agent, such Borrower shall promptly provide Administrative Agent with a true, correct and complete copy of such Food Security Act Notice or amendment, or other notice from such Farm Products Seller, as the case may be, and other information delivered to or on behalf of such Borrower pursuant to the Food Security Act, the PSA, the PACA or other statute.
(d)    In the event that after the date of Amendment No. 3, a Borrower purchases any Farm Products having a value in excess of $5,000,000 from a Person who produces such Farm Products in a state with a central filing system certified by the United States Secretary of Agriculture, such Borrower shall immediately register, as a buyer, with the Secretary of State of such state (or the designated system operator). Each Borrower shall forward promptly to Administrative Agent a copy of such registration. Each Borrower shall comply with any payment of obligations in connection with the purchase of any Farm Products imposed by a secured party as a condition of the waiver or release of a security interest effective under the Food Security Act or other applicable law as a result of direct notice or the filing under any applicable central filing system. Each Borrower shall also provide to Administrative Agent such rights as Administrative Agent may reasonably request from time to time to obtain all state filings recorded in any such central filing system in respect of a Person from whom a Borrower has purchased Farm Products within the preceding twelve (12) months.
6.21. Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 6.21, in each case within the time limits specified on such schedule (unless Administrative Agent, in its Permitted Discretion, shall have agreed to any particular longer period).
6.22. Intentionally Omitted.
6.23. Preparation of Environmental Reports. If any Loan Party is at any time obligated to provide to the Term Loan Agent or any Term Loan Lender environmental assessment reports pursuant to Section 5.24 of the Term Loan Agreement as in effect on the date hereof, the Loan Parties shall promptly, and in any event no later than five (5) Business Days after delivery of any such reports to Term Loan Agent or any Term Loan Lender, provide copies of such reports to the Administrative Agent.
6.24.     Save-A-Lot Liabilities. In connection with any Pre-Spin Transactions prior to the Effective Time, and as to any other transactions related to the Separation as of the Effective Time, except in each case as Administrative Agent may otherwise hereafter agree, such agreement not to be unreasonably withheld, delayed or conditioned, Save-A-Lot Parent or a Subsidiary thereof shall become liable, as between Save-A-Lot Parent or any Subsidiary thereof and the Lead Borrower or any other Loan Party, for all material Indebtedness and other material liabilities (contingent or otherwise), secured by the Save-A-Lot Assets or otherwise related primarily to the Save-A-Lot Business, as described in the Form 10; provided, that,

145

(a)    the foregoing shall not apply to liabilities related to the services that a Loan Party may provide to Save-A-Lot Parent or a Subsidiary thereof or other relationship between or among a Loan Party and Save-A-Lot Parent and/or a Subsidiary thereof after the Separation pursuant to any transition services agreement, tax sharing agreement or other agreement attached as an exhibit to the Form 10,
(b)    the foregoing shall not apply to any employment-related liabilities that do not constitute Indebtedness or any current liabilities that constitute trade payables arising in the ordinary course of business in effect at the time of the applicable Pre-Spin Transaction or as of the Effective Time, as the case may be,
(c)    the foregoing shall not apply to the Obligations or to any Indebtedness arising under the Term Loan Facility,
(d)    the foregoing shall not apply to Customer Support Transactions that have occurred prior to the Effective Time that consist of (i) any sublease by a Loan Party to a customer of any Loan Party of leased real property or leased equipment of such Loan Party that constitutes a Capital Lease, (ii) any lease by a Loan Party to a customer of any Loan Party of owned real property or equipment of such Loan Party that constitutes a Capital Lease, or (iii) any loan of money or property (other than ABL Priority Collateral) by a Loan Party to a customer,
(e)    to the extent that prior to the Effective Time a Loan Party is obligated on Indebtedness or other liabilities to which the foregoing applies and the party to whom such Indebtedness or other liabilities is owed has not agreed to release the Loan Party from such Indebtedness (or only agrees to such release subject to certain conditions, then until such conditions have been satisfied or such release otherwise becomes unconditional), Save-A-Lot Parent or a Subsidiary thereof shall agree, in lieu of becoming liable, as between Save-A-Lot Parent or such Subsidiary thereof and the Lead Borrower or any other Loan Party, therefor, to reimburse and indemnify the Loan Party for any amounts paid by such Loan Party at any time in respect of such Indebtedness or other liabilities (subject to reasonable and customary conditions and limitations as the Loan Parties and Save-A-Lot Parent or other Save-A-Lot Subsidiary may in good faith agree).
“Form 10” means the Form 10 registration statement and any exhibit thereto, in each case, filed by Save-A-Lot Parent with the SEC (as amended, supplemented as modified from time to time prior to the date of Amendment No. 3 or after such date so long as such amendments, supplements and modifications are not adverse in any material respect to the Loan Parties or to the Lenders with respect to the matters governed by this Section 6.24, as reasonably determined in good faith by the Lead Borrower).
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder and until the payment in full of the Obligations, no Loan Party shall, nor shall it permit any Restricted Subsidiary to:
7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Restricted Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Restricted Subsidiaries; or assign or otherwise transfer any accounts or other rights to

146

receive income, except as to all of the above, Permitted Encumbrances and in the case of the assignment or transfer of accounts or other rights to receive income except for Permitted Dispositions.
7.02. Investments. Make any Investments, except Permitted Investments.
7.03. Indebtedness; Disqualified Stock.
(a)    Create, incur, assume, or permit to exist, any Indebtedness, except Permitted Indebtedness;
(b)    issue Disqualified Stock.
7.04. Fundamental Changes. Merge, dissolve, liquidate, or consolidate with or into another Person, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:
(a)    a Loan Party may merge with any Excluded Subsidiary, provided, that, the Loan Party shall be the continuing or surviving Person;
(b)    any Restricted Subsidiary may merge into any Loan Party, and any Restricted Subsidiary that is not a Loan Party may merge into any other Restricted Subsidiary that is not a Loan Party, provided that, (i) in any merger involving one or more Borrowers, a Borrower shall be the continuing or surviving Person, and (ii) subject to the foregoing clause (i), in any merger involving a Loan Party, the continuing or surviving entity shall be a Loan Party;
(c)    in connection with a Permitted Acquisition, any Restricted Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it, provided, that, (i) the Person surviving such merger shall be a Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and
(d)    any Restricted Subsidiary may be wound up and dissolved, provided, that, promptly upon the commencement of the winding up or any action to dissolve such Restricted Subsidiary, (i) any assets of such Restricted Subsidiary which constitute Collateral are either (A) transferred to a Loan Party and are subject to the valid perfected first priority security interest of the Administrative Agent as to any ABL Priority Collateral and valid perfected second priority security interest of Administrative Agent as to any Term Loan Priority Collateral or (B) subject to a Permitted Disposition (other than pursuant to clause (t)(iii) of the definition thereof) and (ii) any such Restricted Subsidiary that is a Borrower shall cease to be a Borrower.
This Section 7.04 will not apply to any Restricted Subsidiary merging, dissolving, liquidating or consolidating with or into another Restricted Subsidiary in a transaction in connection with or related to the Pre-Spin Transaction or constituting a Pre-Spin Transaction.
7.05. Dispositions. Make any Disposition, except Permitted Dispositions.
7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, that,
(a)    any Restricted Subsidiary may make Restricted Payments ratably to its equity holders; provided, that any Loan Party may make Restricted Payments to any Person that is a not a Loan Party

147

under this clause (a) only (i) if such Restricted Payments are made in connection with cash management in the ordinary course of business consistent with current practices and such Restricted Payments are thereafter transferred to a Loan Party within two (2) Business Days of the original transfer or (ii) to the extent all such Restricted Payments to a Person that is not a Loan Party (other than those subsequently transferred to a Loan Party) do not exceed at any time $10,000,000 in any Fiscal Year,
(b)    so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Lead Borrower may repurchase its Equity Interests owned by current or former directors, officers or employees of the Lead Borrower or the Subsidiaries or make payments to current or former directors, officers or employees of the Lead Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such current or former directors, officers or employees,
(c)    (i) a Restricted Subsidiary of the Lead Borrower may make any Restricted Payment constituting a Pre-Spin Transaction, provided, that, in the case of any such Restricted Payment constituting a Pre-Spin Transaction involving the Disposition of assets of a Loan Party included in the Borrowing Base, from and after such time as the aggregate amount of all such assets of all Loan Parties that have been Disposed of, or will be Disposed of after giving effect to any such Disposition (and any Disposition constituting a Pre-Spin Transaction ), to a Person that is not a Loan Party would exceed the Pre-Spin Transactions Cap, (1) prior to the effectiveness of any such Restricted Payment that would cause the Pre-Spin Transactions Cap to be exceeded, Administrative Agent shall have received an updated Borrowing Base Certificate giving effect to all Dispositions of such assets and including for this purpose any such assets that the Lead Borrower reasonably anticipates in good faith will at any time thereafter be disposed of in connection with Pre-Spin Transactions prior to the Distribution (and in the event that after the receipt by Administrative Agent of such Borrowing Base Certificate the actual amount of such assets disposed of exceeds the amount reasonably anticipated by the Lead Borrower as set forth in a Borrowing Base Certificate previously delivered to Administrative Agent, the Lead Borrower shall promptly deliver a further updated Borrowing Base Certificate to reflect such additional Dispositions), (2) on and after the receipt of such Borrowing Base Certificate, the Borrowing Base shall be calculated giving effect to all such Dispositions, including those that the Lead Borrower reasonably anticipates in good faith will occur and whether or not at the time further actions may be required to effectuate such Dispositions, and (3) as of the date of such Disposition and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the three (3) day time period otherwise required with respect thereto); and (ii) the Lead Borrower may make the Distribution, provided, that, solely in the case of this clause (c)(ii), (A) the SUPERVALU Payment is made prior to or substantially concurrently therewith, (B) as of the date of the Distribution and after giving effect thereto, no Event of Default shall then exist or have occurred and be continuing, (C) no Cash Dominion Event then exists or would exist after giving effect thereto (and for this purpose without regard to the requirements as to the three (3) day time period otherwise provided for with respect thereto),
(d)    the Lead Borrower may make any Restricted Payments with the Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest not required to be applied to repay the Term Loan Debt or reinvested pursuant to the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent) and not required to be applied to repay any of the Obligations under Section 2.05 hereof,
(e)    the Lead Borrower may make other Restricted Payments in an aggregate amount when combined with all payments made pursuant to Section 7.07(f) not to exceed $75,000,000 in any Fiscal Year and not to exceed $175,000,000 in the aggregate, provided, that, as of the date of any such Restricted Payment and after giving effect thereto, no Cash Dominion Event exists or would exist after giving effect

148

thereto (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto),
(f)    in the event that any Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest are required to be applied to repay any of the Obligations under Section 2.05 hereof, any Restricted Payment thereafter, provided, that, (i) the aggregate amount of all such Restricted Payments, together with the aggregate amount of all Investments under clause (s) of the definition of the term Permitted Investments and the aggregate amount of all prepayments of Indebtedness under Section 7.07(i), shall not exceed the aggregate amount of such Net Cash Proceeds applied to the Obligations as of the date of any such Restricted Payment, (ii) as of the date of any such Restricted Payment and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto) and (iii) as of the date of any such Restricted Payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and
(g)    the Lead Borrower may make other Restricted Payments, provided, that, as of the date of any such Restricted Payment and after giving effect thereto, (i) each of the Payment Conditions is satisfied, (ii) Administrative Agent shall have received ten (10) Business Days’ prior written notice of such transaction and (iii) Administrative Agent shall have received such other information related to such transaction as the Administrative Agent may reasonably require.
7.07. Prepayments of Indebtedness. Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay directly or indirectly (including pursuant to any Synthetic Purchase Agreement), redeem, repurchase, retire or otherwise acquire for consideration, any Indebtedness except:
(a)    the payment of the Indebtedness created hereunder,
(b)    the payment of the Indebtedness under the Term Loan Facility (including payments required as a result of a Permitted Disposition or required to be made pursuant to the terms of the Term Loan Agreement with the proceeds of the SUPERVALU Payment), provided, that, (i) no optional or voluntary payments in respect of such Indebtedness shall be made unless as of the date of any such optional or voluntary payment, and after giving effect thereto, each of the Payment Conditions is satisfied, and (ii) the proceeds of the SUPERVALU Payment shall only be used to make a payment of the Indebtedness under the Term Loan Facility,
(c)    refinancings of Permitted Indebtedness with Refinancing Indebtedness,
(d)    the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness,
(e)    payments of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries made with the Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest not required to be applied to repay the Term Loan Debt or reinvested in accordance with the Term Loan Agreement (as in effect on the date of Amendment No. 3 or as thereafter amended with or without the approval of the Administrative Agent) and not required to be applied to repay any of the Obligations under Section 2.05 hereof,
(f)    payments of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries in an aggregate amount when combined with all Restricted Payments made pursuant to Section 7.06(e) not

149

to exceed $75,000,000 in any Fiscal Year and not to exceed $175,000,000 in the aggregate, provided, that, as of the date of any such payments and after giving effect thereto, no Cash Dominion Event exists or would exist after giving effect thereto (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto),
(g)    other payments of Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries so long as (A) on the date of any such payment and after giving effect thereto, each of the Payment Conditions is satisfied, (B) Administrative Agent shall have received three (3) Business Days’ prior written notice of such transaction, and (C) Administrative Agent shall have received such other information related to such transaction as the Administrative Agent may reasonably require,
(h)     repayments and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof, so long as, on the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and
(i)    in the event that any Net Cash Proceeds from the Disposition of any Save-A-Lot Retained Interest are required to be applied to repay any of the Obligations under Section 2.05 hereof, any payment of Indebtedness of Loan Parties thereafter, provided, that, (i) the aggregate amount of all such payments, together with the aggregate amount of all Investments under clause (s) of the definition of the term Permitted Investments and the aggregate amount of all Restricted Payments under Section 7.06(f), shall not exceed the aggregate amount of such Net Cash Proceeds applied to the Obligations as of the date of any such payment, (ii) as of the date of any such payment and after giving effect thereto, no Cash Dominion Event shall exist (and for this purpose without regard to the requirement as to the three (3) day time period otherwise provided for with respect thereto) and (iii) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing.
Payments originally made in reliance on clause (f) above may subsequently be reallocated to clause (g) to the extent permitted at the time of reallocation under such clause.
7.08. Change in Nature of Business. In the case of each of the Loan Parties, engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the date of Amendment No. 3 or any business substantially related or incidental thereto.
7.09. Transactions with Affiliates.
(a)    Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than (i) as set forth on Schedule 7.09, (ii) Restricted Payments permitted under Section 7.06 or Investments permitted under Section 7.02 among the Lead Borrower and its Restricted Subsidiaries, (iii) the payment of compensation and benefits and the providing of indemnification to officers and directors in the ordinary course of business and consistent with past practices, (iv) sales of Securitization Assets to a Receivables Financing Subsidiary in a Permitted Securitization Facility, or (v) on fair and reasonable terms substantially as favorable to the Loan Parties or such Restricted Subsidiary as would be obtainable by the Loan Parties or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided, that, the foregoing restriction shall not apply to a transaction between or among the Loan Parties.
(b)    The foregoing restriction shall not restrict (i) a transaction between or among the Loan Parties, (ii) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (iii) any employment or compensation arrangement or agreement, employee benefit plan or arrangement, severance or retention agreement, plan or arrangement,

150

officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by the Lead Borrower or any of its Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of the Lead Borrower or such Subsidiary, (iv) the payment of reasonable fees and out-of-pocket costs to directors of the Lead Borrower or any of its Subsidiaries and (v) the Pre-Spin Transactions.
7.10. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any Term Loan Documents) that (a) limits the ability (i) of any Subsidiary (other than a Save-A-Lot Subsidiary during the Spin Period) to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary (other than an Excluded Subsidiary) to Guarantee the Obligations, (iii) of any Subsidiary (other than an Excluded Subsidiary) to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary (other than an Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent to secure the Obligations; or (b) other than the SVU Indenture, any agreement, indenture or other arrangement evidencing the Save-A-Lot Debt and, in each case, any Refinancing Indebtedness in respect thereof, requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
Notwithstanding the foregoing, the Loan Parties and their respective Restricted Subsidiaries shall not be prohibited from entering into any Contractual Obligation, except to the extent any such Contractual Obligation is not permitted under the Term Loan Agreement, that constitutes a restriction or limitation existing by reason of:
(a)    restrictions imposed by applicable law;
(b)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;
(c)    any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 7.03 or Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by the Lead Borrower) so long as the Lead Borrower shall have reasonably determined in good faith that such restriction will not affect its obligation and ability to make any payments required hereunder;
(d)    customary provisions restricting subletting or assignment of any lease governing a leasehold interest entered into in the ordinary course of business;
(e)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(f)    customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 7.05 pending the consummation of such sale, transfer, lease or other disposition;
(g)    customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Encumbrance and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.10;

151

(h)    customary net worth provisions contained in Real Estate leases entered into by Subsidiaries, so long as the Lead Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Lead Borrower and its Subsidiaries to meet their ongoing obligations;
(i)    any agreement in effect at the time a Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and such restriction applies only to such Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons);
(j)    restrictions in agreements representing Indebtedness permitted under Section 7.03 of a Subsidiary that is not a Loan Party (so long as such restrictions only relate to non-Loan Parties);
(k)    customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby and entered into in the ordinary course of business as long as such restrictions relate solely to the lease, sublease, license, Equity Interests or assets subject thereto, as applicable;
(l)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(m)    restrictions contained in any receivables financing documentation with respect to any Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Lead Borrower and/or its other Subsidiaries; or
(n)    any encumbrances or restrictions of the type referred to in the first paragraph of this Section 7.10 imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided, that, such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Lead Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.
For purposes of determining compliance with this Section 7.10, (1) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on Equity Interest and (2) the subordination of loans or advances made to the Lead Borrower or a Subsidiary to other Indebtedness incurred by the Lead Borrower or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances
7.11. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.
7.12. Amendment of Material Documents. Amend, modify, consent to or waive any of a Loan Party’s rights under or any provision of (a) its Organization Documents, the Acquisition Agreement or any document related to the Acquisition Agreement, in each case in a manner materially adverse to the Credit

152

Parties or (b) the SVU Indenture, the SVU 2021 Notes, the SVU 2022 Notes or any other Material Indebtedness, in each case in a manner that would be materially adverse to the Credit Parties (including, in the case of the SVU Indenture, the SVU 2021 Notes and the SVU 2022 Notes, changing the obligors with respect to such Material Indebtedness except as required by the terms thereof as in effect on the date of Amendment No. 3) or to the extent that such amendment, modification or waiver would reasonably be expected to have a Material Adverse Effect.
7.13. Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.
7.14. Deposit Accounts. Open new DDAs (other than an Excluded DDA), Blocked Accounts or Master Concentration Accounts unless, upon the request of Administrative Agent, the Loan Parties shall have delivered to the Administrative Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise reasonably satisfactory to the Administrative Agent.
7.15. Minimum Fixed Charge Coverage Ratio. At any time that a Covenant Compliance Event exists, permit the Consolidated Fixed Charge Coverage Ratio determined for the applicable Measurement Period as of the end of the most recently ended Fiscal Period for which Administrative Agent has received financial statements to be less than 1.00 to 1.00.
7.16. Save-A-Lot Dispositions. Prior to the termination of the Spin Period, make any Disposition from the Lead Borrower or any of its Restricted Subsidiaries (other than Moran Foods, LLC, any Save-A-Lot Subsidiary and their respective Subsidiaries) to Moran Foods, LLC, any Save-A-Lot Subsidiary and their respective Subsidiaries, other than any Disposition that constitutes a Pre-Spin Transaction.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01. Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Loan Party fails to pay when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (i) any amount of principal of any Loan or any LC Obligation, or deposit any funds as Cash Collateral in respect of LC Obligations, or (ii) any interest on any Loan or on any LC Obligation, or any fee due hereunder, within five (5) Business Days of the due date, or (iii) any other amount payable hereunder or under any other Loan Document, within five (5) Business Days of the due date; or
(b)    Specific Covenants. Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a)(i), (ii), and (iv), 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII (excluding Section 7.10) of this Agreement or Section 4.9 of the Security Agreement; or
(c)    Other Defaults. Any Loan Party or any Restricted Subsidiary fails to perform or observe (i) any term, covenant or agreement contained in Sections 5(a), the first sentence of Section 5(c), Section 6 or Section 7 of any of the Mortgages, or (ii) any term, covenant or agreement (not specified in Sections 8.01(a) or 8.01(b) above) contained in this Agreement or any other Loan Document on its part to be performed or observed and, in each case, such failure continues for thirty (30) days after the date written notice thereof shall have been given to the Lead Borrower by the Administrative Agent or any Lender; or

153

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any other Restricted Subsidiary herein, in any other Loan Document, or in any document, report, certificate, financial statement or other instrument delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made, except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect” (or words of similar import); or
(e)    Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, lapse of time or both, such Indebtedness to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded or in the case of any Permitted Securitization Facility that is greater than $50,000,000, to terminate such facility, or cease purchasing any Accounts or cause any Loan Party to cease being a servicer or acting in any similar capacity thereunder; (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $50,000,000; or (iii) the Lead Borrower fails to observe or perform its obligations under any Guarantee of NAI Workers’ Compensation Liabilities, and such failure continues for forty-five (45) days; or
(f)    Insolvency Proceedings, Etc. (i) Any Loan Party or any Subsidiary (other than an Excluded Subsidiary) institutes or consents to the institution of any voluntary or involuntary proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or (ii) any Loan Party or Subsidiary (other than an Excluded Subsidiary) applies for or consents to the appointment of any receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (iii) a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting any receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator or similar officer be appointed for any Loan Party or Subsidiary (other than an Excluded Subsidiary), which continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order or decree approving or ordering any such appointment shall be entered, which continues undischarged, undismissed or unstayed for 60 calendar days; or (iv) any Loan Party or Subsidiary (other than an Excluded Subsidiary) files an answer admitting the material allegations of a petition filed against it in any proceeding described in the foregoing clauses (i), (ii) or (iii); or (v) any proceeding under any Debtor Relief Law relating to any such Loan Party or Subsidiary (other than an Excluded Subsidiary) or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

154

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary (other than any Excluded Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issuance or levy (except in the case of an attachment of the Blocked Accounts or Master Concentration Accounts, within five (5) days); or
(h)    Judgments. There is entered against any Loan Party or any Subsidiary (other than an Excluded Subsidiary) (i) one or more judgments or orders or any combination thereof for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or
(i)    Racketeering. There is filed against any Loan Party or any of its Subsidiaries by any federal or state Governmental Authority any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding: (i) is not dismissed within one hundred twenty (120) days and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral; or
(j)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or the PBGC Agreement which, in the case of a Pension Plan or Multiemployer Plan, has resulted or would reasonably be expected to result in the liability of any Borrower or any Restricted Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC and that had or would reasonably be expected to have a Material Adverse Effect when taken together with all other such ERISA Events; or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or any installment in connection with an underfunded Pension Plan as provided in Section 6.19, in either case as to any such installment that is in excess of $50,000,000; or
(k)    Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than in accordance with its terms) and as a result thereof, a Material Adverse Effect occurs or would reasonably be expected to occur; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of the discharge of such Loan Party in accordance with the terms of the applicable Loan Document), or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on all or a material portion of the Collateral with the priority required by the applicable Security Document, or any Lien purported to be created under any Security Document shall be asserted by any Loan Party not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

155

(l)    Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party or any Restricted Subsidiary shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “going-out-of-business” sales of any material portion of its business; or
(m)    Loss of Collateral. There occurs any uninsured loss in excess of $50,000,000 to any portion of the ABL Priority Collateral; or
(n)    Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Restricted Subsidiary thereof, under any federal or state criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or
(o)    Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or
(p)    Credit Card Agreements. (i) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend such payments, or shall send notice to such Borrower that it is terminating its arrangements with such Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice or (ii) any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processors such that in the aggregate all of such funds in the reserve account, other than amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an amount equal to or exceeding ten percent (10%) of the Credit Card Receivables processed by such Credit Card Issuer or Credit Card Processor in the immediately preceding Fiscal Year; or
(q)    Reserved; or
(r)    Subordination; Intercreditor Agreement. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness, or provisions of the Term Loan Intercreditor Agreement (or any other intercreditor agreement entered into by Administrative Agent after the date hereof), any such provisions being referred to as the “Intercreditor Provisions”, shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness as a result of any act or omission of any Loan Party or any Restricted Subsidiary; or (ii) any Loan Party or any Restricted Subsidiary shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties, or (C) in the case of Subordinated Indebtedness, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party or any Restricted Subsidiary, shall be subject to any of the Intercreditor Provisions; or
(s)    Maturity of Term Loan Facility. The maturity of the Term Loan Facility prior to its originally scheduled maturity date (as a result of the failure of any Borrower or any Restricted Subsidiary

156

to obtain refinancing or otherwise as a result of any act or omission of any Borrower or any Restricted Subsidiary after the Closing Date).
8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:
(a)    declare the Commitments of each Lender to make Loans and any obligation of each LC Issuer to make LC Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Loan Parties Cash Collateralize the LC Obligations; and
(d)    whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;
provided, that, upon the entry of an order for relief (or similar order) with respect to any Loan Party under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of each LC Issuer to make LC Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the Term Loan Intercreditor Agreement, be applied by the Administrative Agent in the following order:
first, to payment of that portion of the Obligations (excluding the Bank Product Obligations and Commercial LC Facility Obligations) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent, in its capacity as such;

157

second, to payment of that portion of the Obligations (excluding the Bank Product Obligations and Commercial LC Facility Obligations) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and LC Issuers), ratably among them in proportion to the amounts described in this clause Second payable to them;
third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;
fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;
fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this clause Fifth payable to them;
sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;
seventh, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and Unpaid Drawings, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this clause Seventh held by them;
eighth, to (i) the Administrative Agent for the account of the LC Issuers, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit and (ii) the applicable Lender (or its Affiliate, as the case may be) to cash collateralize the aggregate undrawn amount of letters of credit under a Commercial LC Facility, ratably among the Credit Parties and the Lender (or its Affiliate) providing the Commercial LC Facility in proportion to the respective amounts described in this clause Eighth held by them;
ninth, to payment of all other Obligations (including, without limitation, the cash collateralization of asserted but unliquidated indemnification obligations as provided in Section 10.04(b), but excluding any Bank Product Obligations), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them tenth, to payment of that portion of the Bank Product Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;
eleventh, to payment of all other Bank Product Obligations to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them;
last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

158

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01. Appointment and Authority.
(a)    Each of the Lenders and the LC Issuers hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 9.06, Section 9.10 and Section 9.16) are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuers, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.
(b)    Each of the Lenders (in its capacities as a Lender) and the LC Issuers hereby irrevocably appoints Wells Fargo as Administrative Agent and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “administrative agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.
(c)    Each Lender and LC Issuer authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Documents to which it is a party, including the Term Loan Intercreditor Agreement. Each Lender agrees that any action taken by the Administrative Agent, Required Lenders or Supermajority Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by the Administrative Agent, Required Lenders or Supermajority Lenders of their respective powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
(d)    The Lenders, LC Issuers and any other holder of any Obligations acknowledge that the Term Loan Debt is secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Administrative Agent under the Loan Documents may be subject to the provisions of the Term Loan Intercreditor Agreement. Each Lender and LC Issuer irrevocably (i) consents to the subordination of Liens provided for under the Term Loan Intercreditor Agreement and the other terms and conditions therein, (ii) authorizes and directs the Administrative Agent to execute and deliver the Term Loan Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender or such LC Issuer and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Term Loan Intercreditor Agreement, in each case, and without any further consent, authorization or other action by such Lender or LC Issuer, (iii) agrees that, upon the execution and delivery thereof, such Lender and LC Issuer will be bound by the provisions of the Term

159

Loan Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Term Loan Intercreditor Agreement, (iv) agrees that no Lender or LC Issuer shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by Administrative Agent pursuant to this Section or in accordance with the terms of the Term Loan Intercreditor Agreement and (v) acknowledges (or is deemed to acknowledge) that a copy of the Term Loan Intercreditor Agreement has been delivered, or made available, to such Lender and LC Issuer. Each Lender and LC Issuer hereby further irrevocably authorizes and directs the Administrative Agent to enter into such amendments, supplements or other modifications to the Term Loan Intercreditor Agreement as are approved by Administrative Agent and the Required Lenders, provided, that, Administrative Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by the Term Loan Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and LC Issuer and without any further consent, authorization or other action by any Lender or LC Issuer. The Administrative Agent shall have the benefit of the provisions of Section 9 with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Term Loan Intercreditor Agreement to the full extent thereof.
9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder, in each case in its individual capacity. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that, the Administrative Agent shall not be required to take any action that, in its respective opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or

160

willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Loan Parties, a Lender or LC Issuer. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent, and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent, and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
9.06. Resignation of Administrative Agent. Administrative Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall appoint a successor from among the Lenders, with the approval of

161

the Lead Borrower, which approval shall not be unreasonably withheld or delayed, provided, that, no such approval shall be required at any time a Default or Event of Default exists or has occurred and is continuing. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent that is an Eligible Assignee or an Affiliate of an Eligible Assignee, after consultation with the Lead Borrower; provided, that, if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the LC Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent hereunder.
Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and the resignation of Wells Fargo as LC Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swing Line Lender, (b) the retiring LC Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the retiring LC Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.
9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other

162

information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent.
9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Initial Lead Arrangers, Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, an LC Issuer or the Swing Line Lender hereunder.
9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuers, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuers, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the LC Issuers, the Administrative Agent and such Credit Parties under Sections 2.03(i) and 2.03(j) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or LC Issuer in any such proceeding.
9.10. Collateral and Guaranty Matters.
(a)    The Credit Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of the Obligations, (B) constituting property being sold or otherwise disposed of (other than to a Loan Party) if the Lead Borrower certifies to Administrative Agent that the sale or other disposition is permitted hereunder (including, without limitation, in connection with the Pre-Spin Transactions, Separation and/or

163

Distribution) (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), (C) constituting property in which any Loan Party did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (D) having a value in the aggregate in any twelve (12) month period of less than $50,000,000, and to the extent Administrative Agent may release its Lien upon any such Collateral pursuant to the sale or other Disposition thereof, such sale or other Disposition shall be deemed consented to by Lenders, (E) if required or permitted under the terms of any of the other Loan Documents, including the Term Loan Intercreditor Agreement or any other intercreditor agreement, or (F) subject to Section 10.01(i), if the release is approved, authorized or ratified in writing by the Required Lenders.
(ii)    to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (i) of the definition of Permitted Encumbrances;
(iii)    to release any Loan Party (other than the Lead Borrower) from its obligations under this Agreement, the Facility Guaranty and the other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(iv)    effective as of the date of Amendment No. 3, as of the date the Distribution is consummated, as of the date of any Incremental Loan Commitments under and as defined in the Term Loan Agreement (as in effect on the date hereof) or as of any other date on which a determination is made under the SVU Indenture that manufacturing or processing plants, office facilities, retail stores, warehouses, distribution centers or equipment constitute an “Operating Property” (as defined in the SVU Indenture), to enter into such releases of Mortgages as the Loan Parties may request to ensure that such Mortgages do not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
(b)    In addition to the foregoing, in the event that Term Loan Agent shall release its Lien on any of the Term Loan Priority Collateral at any time in exchange for other Term Loan Priority Collateral in accordance with the terms of the Term Loan Agreement (other than as result of payment in full of all obligations under the Term Loan Agreement), the Credit Parties irrevocably authorize and direct the Administrative Agent to release its Lien on such Term Loan Priority Collateral subject to the receipt by Administrative Agent of a certificate duly executed and delivered by the Lead Borrower that the release of the Lien of Term Loan Agent on such Term Loan Priority Collateral in such circumstances is in accordance with the terms of the Term Loan Agreement and Administrative Agent may rely conclusively on any such certificate, without further inquiry. In addition, the Credit Parties irrevocably authorize and direct the Administrative Agent to release its Lien on Term Loan Priority Collateral in accordance with the terms and conditions of Schedule 6.17 hereof.
(c)    Upon request by the Administrative Agent at any time, the Applicable Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party (other than the Lead Borrower) from its obligations under this Agreement, the Facility Guaranty and the other Loan Documents pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under this Agreement, the Facility Guaranty and the other Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11. Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and

164

except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.
9.12. Reports and Financial Statements. By signing this Agreement, each Lender:
(a)    agrees to furnish the Administrative Agent (at such frequency as the Administrative Agent may reasonably request) with a summary of all Bank Product Obligations due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Bank Product Obligations unless the Administrative Agent has received written notice thereof from such Lender;
(b)    is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all field examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);
(c)    expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;
(d)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;
(e)    agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and
(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
9.13. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
9.14. Indemnification. The Lenders hereby agree to indemnify the Administrative Agent, the LC Issuers and any Related Party, as the case may be (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable

165

Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent, any LC Issuer or any Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by the Administrative Agent, the LC Issuer or any Related Party in connection therewith; provided, that, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s, any LC Issuer’s or any Related Party’s, as applicable, gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.
9.15. Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.
9.16. Defaulting Lender.
(a)    If for any reason any Lender shall become a Defaulting Lender or shall fail or refuse to abide by its obligations under this Agreement, including, without limitation, its obligation to make available to Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swing Line Loans or Letter of Credit Exposure and such failure is not cured within one (1) Business Day after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, provided, that, (A) the Commitment of a Defaulting Lender may not be increased, (B) the Loans of a Defaulting Lender may not be reduced or forgiven and (C) the interest applicable to Obligations owing to a Defaulting Lender may not be reduced in such a manner that by its terms affects such Defaulting Lender more adversely than Non-Defaulting Lenders, in each case of clauses (A), (B) and (C) without the consent of such Defaulting Lender and (ii) the Administrative Agent shall be authorized, and shall have the right, to use any and all payments due to a Defaulting Lender from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, for application to, and reduction of, the proportionate shares of all outstanding Obligations of the remaining Non-Defaulting Lenders until, as a result of application of such payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Committed Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit.
(b)    The Non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans. Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. If the Defaulting Lender fails for any reason to promptly execute and deliver any

166

Assignment and Acceptance or other agreement in connection with the purchase or termination of its interests, Administrative Agent is irrevocably authorized, at its option, but shall not be required to, execute and deliver such Assignment and Acceptance or other agreement in the name or and on behalf of the Defaulting Lender and regardless of whether Administrative Agent executes and delivers such Assignment and Acceptance or other agreement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance or other agreement.
(c)    Each Defaulting Lender shall indemnify the Administrative Agent and each Non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any Non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.
(d)    If any Swing Line Loans or Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of the interests of such Defaulting Lender in Swing Line Loans and Letter of Credit Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of the aggregate Outstanding Amount of the Committed Loans and Letter of Credit Exposure of all Non-Defaulting Lenders, plus each such Non-Defaulting Lender’s interest in such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (B) the conditions set forth in Section 4.02 hereof are satisfied at the time of any such reallocation (and, unless Borrowers shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time);
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within three (3) Business Days following notice by the Administrative Agent (A) first, prepay such Outstanding Amount of Swing Line Loans in an amount equal to the amount by which the sum of the aggregate Outstanding Amount of the Committed Loans and Letter of Credit Exposure of all Non-Defaulting Lenders exceed the total of all Non-Defaulting Lenders’ Commitments and (B) second, Cash Collateralize, for the benefit of each applicable LC Issuer, the Borrowers’ obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(g) for so long as such Letter of Credit Exposure is outstanding;
(iii)    if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized;
(iv)    if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.09(a) and Section 2.03(i) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages;
(v)    if all or any portion of such Defaulting Lender’s Letter of Credit Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any LC Issuer or any Lender hereunder, all Letter of Credit Fees payable under

167

Section 2.03(i) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable LC Issuer until such Letter of Credit Exposure is reallocated and/or Cash Collateralized;
(vi)    so long as such Lender is a Defaulting Lender, an LC Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral has been provided by the Borrowers in accordance with Section 9.16(d) or Section 2.03(g), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 9.16(d)(i) (and such Defaulting Lender shall not participate therein); and
(vii)    so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to make any Swing Line Loan, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Commitments of the Non-Defaulting Lenders, and participating interests in any new Swing Line Loans shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 9.16(d)(i) (and such Defaulting Lender shall not participate therein).
(e)    In the event that each of the Administrative Agent, the Lead Borrower, each LC Issuer and each Swing Line Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the interests of the Lenders in the Swing Line Loans and the Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided, that, (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender, (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender and (iii) to the extent that the Letter of Credit Exposure was Cash Collateralized pursuant to clause (d)(ii) above while such Lender was a Defaulting Lender, and after giving effect to such Lender ceasing to be a Defaulting Lender, the Letter of Credit Exposure is covered by the Commitments, such Cash Collateral shall be released to the Lead Borrower.
9.17. Secured Bank Product Obligations; Commercial LC Facility Obligations.
(a)    Except as otherwise expressly set forth herein or in any other Loan Documents, no Lender or any Affiliate of a Lender that is owed any Bank Product Obligations, obligations under any Cash Management Services or Commercial LC Facility Obligations shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an LC Issuer and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations, obligations under Cash Management Services or Commercial LC Facility Obligations. Each Lender or Affiliate of Lender providing Bank Products, Cash Management Services or a Commercial LC Facility will provide written notice of the Bank Product Obligations, the obligations under such Cash Management Services or Commercial LC Facility, as the case may be, to Administrative Agent, together with such supporting documentation with respect thereto as the Administrative Agent may request, including the amounts owing in respect thereof. Each Lender that is owed any Bank Product Obligations, obligations under

168

Cash Management Services or Commercial LC Facility Obligations (or whose Affiliate is owed any thereof) will from time to time, promptly upon the request of Administrative Agent, provide a summary of all Bank Product Obligations, obligations under Cash Management Services or Commercial LC Facility Obligations, as the case may be, owing to it or its Affiliates. Borrowers and each Lender or Affiliate of Lender at any time providing Bank Products, Cash Management Services or a Commercial LC Facility authorizes and consents to the disclosure of any information concerning such Bank Products, Cash Management Services or Commercial LC Facility to Administrative Agent at any time and from time to time, and to the Lenders of the amount of the Obligations arising in connection therewith and whether such Obligations arise from Bank Products, Cash Management Services or Commercial LC Facilities.
(b)    Each Lender hereby agrees that the benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Person that is a Lender at the time that it establishes a Bank Product, Cash Management Service or Commercial LC Facility and thereafter ceases to be a Lender so long as, by accepting such benefits, such Person agrees, as among Administrative Agent and all other Credit Parties, that such Person is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance reasonably acceptable to Administrative Agent) this Article IX and Sections 3.01, 10.04, 10.07, 10.08, 10.16 and the Term Loan Intercreditor Agreement, and the decisions and actions of Administrative Agent, or the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, that, notwithstanding the foregoing in this clause (b), (i) such Person shall be bound by Section 10.04 only to the extent of liabilities, reimbursement obligations, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements with respect to or otherwise relating to the Liens and Collateral held for the benefit of such Person, in which case the obligations of such Person thereunder shall not be limited by any concept of pro rata share or similar concept, (ii) each of Administrative Agent, the Lenders and the LC Issuers party hereto shall be entitled to act in its sole discretion, without regard to the interest of such Person, regardless of whether any Obligation to such Person thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Person or any such Obligation and (iii) such Person shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.
9.18. Co-Syndication Agents; Co-Documentation Agents, Senior Managing Agents and Joint Lead Arrangers. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, no Person who is or becomes a Co-Syndication Agent, a Co-Documentation Agent, a Senior Managing Agent, or a Lead Arranger shall have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.
ARTICLE X
MISCELLANEOUS
10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender directly affect thereby;

169

(b)    postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written consent of such Lender entitled to such payment hereunder or under such other Loan Document;
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(d)    change the order of application of funds provided in Section 8.03 hereof or Section 8.7 of the Security Agreement without the consent of each Lender directly affected thereby;
(e)    change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section or the definition of “Required Lenders”, “Supermajority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    permit any Loan Party to assign its rights under the Loan Documents, without the written consent of each Lender;
(h)    except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party, without the written consent of each Lender;
(i)    release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender;
(j)    increase the percentages applied to eligible assets in the definition of the Borrowing Base, without the consent of each Lender;
(k)    subject to clause (j) above, change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of Supermajority Lenders, provided, that, the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves; and
(l)    except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written consent of each Lender;
and, provided, that, (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable LC Issuer in addition to the Lenders required above, affect the rights or duties of such LC Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the

170

Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.
If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or of all Lenders directly affected thereby, and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided, that, such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).
10.02. Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Loan Parties, the Administrative Agent, the LC Issuers or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that, the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving

171

notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and provided further that if the sender receives an “out-of-office” reply e-mail, that notice or other communication shall be deemed received upon the sender’s compliance with the instructions in such “out-of-office” reply e-mail regarding notification to any other person in the intended recipient’s absence, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to any Loan Party, any Lender, any LC Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the LC Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Administrative Agent, each LC Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)    Reliance by Administrative Agent, LC Issuers and Lenders. The Administrative Agent, the LC Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the

172

terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each LC Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03. No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
10.04. Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall, upon Administrative Agent’s demand (which may be upon the request of the Person or Persons entitled thereto), pay all Credit Party Expenses.
(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of a Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined

173

by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (2) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, and (B) the obligation to reimburse any Indemnitee for legal fees and expenses shall be limited to legal fees and expenses of one firm of counsel for all such Indemnitees and one local counsel in each appropriate jurisdiction (and, to the extent required by the subject matter, one specialist counsel for each such specialized area of law in each appropriate jurisdiction), and in the case of an actual or perceived conflict of interest as determined by the affected Indemnitee, one counsel for such affected Indemnitee).
(c)    Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuers or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such LC Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the parties hereto shall not assert, and hereby waive, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof, provided, that, nothing contained in this sentence shall limit the indemnity obligations of the Loan Parties to the extent such special, indirect, consequential or punitive damages are included in any claim brought against the applicable Indemnitee for which such Indemnitee is entitled to indemnification under this Section 10.04. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable on demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and any LC Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or

174

preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and LC Issuer severally agrees to pay to the Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the LC Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06. Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Upon the request of any Lender, Administrative Agent may provide to such Lender the list of Competitors at any time received by Administrative Agent from the Lead Borrower. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in LC Obligations and in Swing Line Loans) at the time owing to it); provided, that, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall be not less than $10,000,000 (or not less than $5,000,000 in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund), unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, except

175

as otherwise agreed, the Lead Borrower consents (each such consent not to be unreasonably withheld or delayed) to an assignment of a lesser amount; provided, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, or (3) otherwise agreed by Lead Borrower, provided, that, the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of each LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,

176

3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person, the Investors or any of the Investors’ Affiliates or Subsidiaries, or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent, the Lenders and the LC Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) so long as no Specified Event of Default shall exist or have occurred and be continuing, such Lender shall not sell participations to any Person that is a Competitor of the Loan Parties. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would reduce the principal of or the interest rate on the Loans, extend the term or increase the amount of the Commitment, as it relates to such Participant, or reduce the amount of any unused line fee payable pursuant to Section 2.09(a) to which such Participant is entitled. Subject to clause (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s interest (and stated interest with respect thereto) in the Loans and Commitments (each a “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the

177

Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)    Resignation as LC Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to clause (b) above, Wells Fargo may, (i) upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as an LC Issuer and/or (ii) upon thirty (30) days’ notice to the Lead Borrower, Wells Fargo may resign as Swing Line Lender. In the event of any such resignation as an LC Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swing Line Lender hereunder; provided, that, no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as an LC Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as an LC Issuer, it shall retain all the rights, powers, privileges and duties of an LC Issuer hereunder with respect to all Letters of Credit outstanding and issued by it as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans pursuant to Section 2.03(c)). If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor LC Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swing Line Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.
10.07. Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the

178

Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.
For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided, that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, or if any Lender shall have been served with an attachment or similar process relating to property of a Loan Party, each Lender, each LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such LC Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or LC Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

179

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic method shall be as effective as delivery of a manually executed counterpart of this Agreement.
10.11. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect so long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding that is not Cash Collateralized. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (a) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (b) any obligations that may thereafter arise with respect to the Bank Product Obligations and (c) any Obligations (other than contingent indemnification obligations for which no claim has been asserted) that may thereafter arise under Section 10.04.
10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

180

10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender gives a notice pursuant to Section 3.02, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, or the Administrative Agent may, at its option, in either case upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that,:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. If the Defaulting Lender, Non-Consenting Lender, Lender seeking additional compensation or amounts or Lender giving notice pursuant to Section 3.02, as applicable, fails for any reason to promptly execute and deliver any Assignment and Acceptance or other agreement in connection with the purchase or termination of its interests, Administrative Agent is irrevocably authorized, at its option, but shall not be required to, execute and deliver such Assignment and Acceptance or other agreement in the name or and on behalf of the Defaulting Lender, Non-Consenting Lender or other Lender, as applicable, and regardless of whether Administrative Agent executes and delivers such Assignment and Acceptance or other agreement, the Defaulting Lender, Non-Consenting Lender or other Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance or other agreement.
10.14. Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE UNITED STATES DISTRICT

181

COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF REQUIRED TO REALIZE UPON COLLATERAL OR ENFORCE ANY JUDGMENT.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 EXCLUDING SERVICE OF PROCESS BY EMAIL. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW BUT IN NO EVENT SHALL SERVICE OF PROCESS BY EMAIL BE EFFECTIVE.
(e)    ACTIONS. EACH LOAN PARTY AND, EXCEPT AS PROVIDED IN THE LAST SENTENCE OF SECTION 10.14(b), EACH CREDIT PARTY AGREES THAT ANY ACTION COMMENCED BY ANY PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

182

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.
10.17. USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.
10.18. Foreign Assets Control Regulations. Neither of the advance of the Loans nor the direct, or to the knowledge of the Lead Borrower, indirect use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of

183

the Loan Parties, their Restricted Subsidiaries, or to the knowledge of the Lead Borrower, any director, officer, agent, employee or Affiliate of any Loan Party or Restricted Subsidiary of a Loan Party (a) is a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
10.19. Time of the Essence. Time is of the essence of the Loan Documents.
10.20. Press Releases.
(a)    Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure.
(b)    Each Loan Party consents to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, logo or trademark. Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. Administrative Agent and Lead Arrangers reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
10.21. Additional Waivers.
(a)    The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent or any other Credit Party.
(b)    The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full of all the Obligations after the termination of the Commitments).

184

(c)    To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full of all the Obligations and the termination of the Commitments. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
(d)    Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness prior to the indefeasible payment in full in cash of all of the Obligations. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.
(e)    Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

185

10.22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
10.23. Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.
ARTICLE XI
ACKNOWLEDGMENT AND RESTATEMENT
11.01. Existing Obligations. The Loan Parties hereby acknowledge, confirm and agree that, as of the close of business on February 2, 2016, Borrowers are indebted to Administrative Agent and Lenders in respect of Loans under the Existing Credit Agreement in the aggregate principal amount of $70,000,000.00, and with respect to the Existing Letters of Credit, in each case together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Administrative Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.
11.02. Acknowledgment of Security Interests. The Loan Parties hereby acknowledge, confirm and agree that Administrative Agent on behalf of Credit Parties shall continue to have a security interest in and lien upon the assets of the Loan Parties constituting Collateral heretofore granted to Administrative Agent pursuant to the Existing Loan Documents to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Loan Documents or otherwise granted to or held by Administrative Agent or any Lender. The Liens of Administrative Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such Liens interests to Administrative Agent and Lenders, whether under the Existing Loan Documents, this Agreement or any of the other Loan Documents.
11.03. Existing Loan Documents. The Loan Parties hereby acknowledge, confirm and agree that: (a) the Existing Loan Documents have been duly executed and delivered by the Loan Parties and are in full force and effect as of the date hereof and (b) the agreements and obligations of the Loan Parties contained in the Existing Loan Documents constitute the legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, and the Loan Parties have no valid defense to the enforcement of such obligations and (c) Administrative Agent on behalf of the Credit Parties is entitled to all of the rights and remedies provided for in favor of Administrative Agent and the other Credit Parties in the Existing Loan Documents, as amended and restated by this Agreement.
11.04. Restatement. Except as otherwise stated in Section 11.02 and this Section 11.04, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Documents are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Loan Documents. Except as provided below, the amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of any Loan Party evidenced by or arising under the Existing Loan Documents, and the Liens in the Collateral (as such term is defined herein) of Administrative Agent securing such

186

Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the benefit of the Credit Parties. The principal amount of the Loans and the amount of the Letters of Credit outstanding as of the date hereof under the Existing Loan Documents shall be allocated to the Loans and Letters of Credit hereunder in accordance with the Applicable Percentages hereunder pursuant to the Commitment allocations made in such manner and in such amounts as Administrative Agent shall determine.
[Remainder of this page intentionally left blank]

187

Annex B

SCHEDULE 1.01(a)
SUBSIDIARY BORROWERS

1.    Advantage Logistics - Southeast, Inc.
2.    Champlin 2005 L.L.C.
3.    Eastern Region Management Corporation
4.    FF Acquisition, L.L.C.
5.    Foodarama LLC
6.    Hazelwood Distribution Company, Inc.
7.    Hazelwood Distribution Holdings, Inc.
8.    Hornbacher's, Inc.
9.    Moran Foods, LLC
10.    Save-A-Lot Tyler Group, LLC
11.    Shop 'N Save St. Louis, Inc.
12.    Shop 'N Save Warehouse Foods, Inc.
13.    Shoppers Food Warehouse Corp.
14.    Super Rite Foods, Inc.
15.    SUPERVALU Gold, LLC
16.    SUPERVALU Holdings, Inc.
17.    SUPERVALU Holdings - PA LLC
18.    SUPERVALU Pharmacies, Inc.
19.    SUPERVALU Transportation Inc.
20.    SUPERVALU TTSJ, Inc.
21.    SUPERVALU WA, L.L.C.
22.    Stevens Point Distribution Company, LLC
23.    W. Newell & Co., LLC

Schedule 1.01(a) – Page 1 of 1

SCHEDULE 2.01
COMMITMENTS & APPLICABLE PERCENTAGES OF COMMITMENTS

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$300,000,000	30.00%
Coöperatieve Rabobank U.A., New York Branch (formerly known as Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch)	170,000,000	17.00
U.S. Bank National Association	150,000,000	15.00
BMO Harris Bank N.A.	100,000,000	10.00
Citizens Business Capital (f/k/a RBS Citizens Business Capital), a Division of Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.)	40,000,000	4.00
City National Bank, a National Banking Association	40,000,000	4.00
Regions Bank	40,000,000	4.00
Bank of America, N.A.	32,500,000	3.25
Barclays Bank PLC	32,500,000	3.25
Credit Suisse AG, Cayman Islands Branch	32,500,000	3.25
Goldman Sachs Bank USA	32,500,000	3.25
PNC Bank, National Association	30,000,000	3.0
Total	$1,000,000,000	100%

Schedule 2.01 – Page 1 of 1

SCHEDULE 5.01
ORGANIZATIONAL INFORMATION OF LOAN PARTIES

Name	Type	State	Org #	FEIN
1. Advantage Logistics - Southeast, Inc.	Corporation	Alabama	168-431	[**]
2. Butson’s Enterprises, Inc.	Corporation	New Hampshire	5800	[**]
3. Champlin 2005 L.L.C.	LLC	Delaware	3928464	[**]
4. Eastern Region Management Corporation	Corporation	Virginia	0392564-1	[**]
5. FF Acquisition, L.L.C.	LLC	Virginia	S023920-4	[**]
6. Foodarama LLC	LLC	Delaware	2053114	[**]
7. Hazelwood Distribution Company, Inc.	Corporation	Delaware	5811697	[**]
8. Hazelwood Distribution Holdings, Inc.	Corporation	Delaware	5811261	[**]
9. Hornbacher’s, Inc.	Corporation	Delaware	5725361	[**]
10. Moran Foods, LLC	LLC	Missouri	LC1235424	[**]
11. Save-A-Lot Tyler Group, LLC	LLC	Missouri	LC0035762	[**]
12. Scott’s Food Stores, Inc.	Corporation	Indiana	1991110292	[**]
13. SFW Holding Corp.	Corporation	Delaware	2704081	[**]
14. Shop ‘N Save St. Louis, Inc.	Corporation	Missouri	473225	[**]
15. Shop ‘N Save Warehouse Foods, Inc.	Corporation	Missouri	243351	[**]
16. Shoppers Food Warehouse Corp.	Corporation	Ohio	1825906	[**]
17. Stevens Point Distribution Company, LLC	LLC	Delaware	5635662	[**]
18. Super Rite Foods, Inc.	Corporation	Delaware	2019543	[**]
19. SUPERVALU Gold, LLC	LLC	Delaware	5526474	[**]
20. SUPERVALU Holdings, Inc.	Corporation	Missouri	101405	[**]
21. SUPERVALU Holdings - PA LLC	LLC	Pennsylvania	2893444	[**]
22. SUPERVALU INC.	Corporation	Delaware	194304	41-0617000
23. SUPERVALU Pharmacies, Inc.	Corporation	Minnesota	4X-214	[**]
24. SUPERVALU Transportation Inc.	Corporation	Minnesota	7C-793	[**]
25. SUPERVALU TTSJ, Inc.	Corporation	Delaware	5292861	[**]
26. SUPERVALU WA, L.L.C.	LLC	Delaware	5714113	[**]
27. W. Newell & Co., LLC	LLC	Delaware	3932547	[**]

** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 5.13
SUBSIDIARIES & EQUITY INTERESTS

[**]

** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SCHEDULE 6.17
SUBSTITUTION, RELEASE AND ADDITION OF FIXED ASSET COLLATERAL

Subject to the terms and conditions of this Schedule 6.17, Borrowers may, after the Closing Date, (i) substitute one or more fee-owned or ground leased Real Estate sites (and the Equipment located thereon owned by Borrowers or any of their Subsidiaries) as Term Loan Priority Collateral (each, a “Substitute Property”), in lieu of any one or more Real Estate Collateral Properties (each, a “Replaced Property”) and the Related Real Estate Collateral located thereon (each such substitution, once the requirements of this Schedule 6.17 have been satisfied with respect to such Replaced Property, a “Term Loan Priority Collateral Substitution”); provided, that, no such substitution shall affect the amount of time permitted for taking any action in accordance with Section 1 of Schedule 6.21, (ii) request that the Administrative Agent release its Lien on any Real Estate Collateral Property and the Related Real Estate Collateral located thereon, or on the Related Real Estate Collateral located on any Material Related Collateral Location (each, a “Released Property”) and, with respect to such Released Property, to the extent the relevant requirements of this Schedule 6.17 are satisfied, the Administrative Agent shall release such Lien in accordance with Section 9.10 (each, a “Term Loan Priority Collateral Release”) and (iii) add one or more fee-owned or ground leased Real Estate sites (and the Equipment located thereon owned by Borrowers or any of their Subsidiaries) or Related Real Estate Collateral on additional Material Related Collateral Locations (in each case including pursuant to the requirements of Section 6.12 or Section 6.17) (each, an “Additional Property”) as Term Loan Priority Collateral (each, a “Term Loan Priority Collateral Addition”); provided, that, the following conditions have been satisfied:
(a)    As long as the Term Loan Facility or any Refinancing Indebtedness therefor is outstanding,
(i)    a Term Loan Priority Collateral Substitution, Term Loan Priority Collateral Release or Term Loan Priority Collateral Addition involving the same Real Estate and Related Real Estate Collateral has occurred under the Term Loan Facility or such Refinancing Indebtedness;
(ii)    granting Liens on any related Real Estate and Related Real Estate Collateral to secure the Obligations would not violate or trigger the equal and ratable security provisions under the SVU Indenture;
(iii)    the applicable requirements of Schedule 6.21 (subject to any limitations set forth therein) shall have been satisfied as of the date of such Term Loan Priority Collateral Substitution or Term Loan Priority Collateral Addition with respect to any Real Estate and Related Real Estate Collateral on which a Lien is granted; and
(iv)    no Default or Event of Default shall have occurred and be continuing.
Except in the circumstances contemplated by clause (a):
(b)    In the case of a Term Loan Priority Collateral Substitution, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Substitute Property and Replaced Property, (ii) both before and after giving effect

Schedule 6.17 – Page 1 of 3

SCHEDULE 6.17 (continued)
SUBSTITUTION, RELEASE AND ADDITION OF FIXED ASSET COLLATERAL

thereto, no Default or Event of Default shall have occurred and be continuing, (iii) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (iv) the aggregate Value of the Term Loan Priority Collateral set forth on such Restated Collateral List shall not be less than the Value of the Term Loan Priority Collateral on the Applicable Collateral List (prior to giving effect to such restatement), (v) no fee-owned Real Estate Collateral Property shall have been replaced by a ground leased Real Estate site, (vi) the requirements of Schedule 6.21 shall have been satisfied with respect to the applicable Substitute Property and (vii) at the request of the Administrative Agent, the Administrative Agent shall have received (A) a certificate of a Responsible Officer of Lead Borrower (1) certifying that the requirements set forth in the foregoing clauses (i) through (vii) have been satisfied and (2) setting forth in reasonable detail the calculations described in clause (iv), if applicable, all in form and substance reasonably satisfactory to the Administrative Agent, (B) a certificate of a Responsible Officer of Lead Borrower of the type described in Section 4.01(b)(iii), and (C) (1) a certificate of a Responsible Officer of Borrowers as to factual matters supporting the legal opinions delivered pursuant to this clause (C) and (2) a customary no conflicts opinion from Borrowers’ counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent, opining that the grants of security interests in the Term Loan Priority Collateral on the Restated Collateral List (after giving effect to such Term Loan Priority Collateral Substitution) will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
(c)    In the case of a Term Loan Priority Collateral Release, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Released Property, (ii) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iii) unless the Term Loan Priority Collateral Release is in connection with a Permitted Disposition, the aggregate Value of the Term Loan Priority Collateral set forth on such Restated Collateral List shall not be less than the Value of the Term Loan Priority Collateral on the Applicable Collateral List (prior to giving effect to such restatement), (iv) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (v) to the extent applicable, Borrowers shall have made any payments required by Section 7.05 and (vi) the Administrative Agent shall have received an officer’s certificate of a Responsible Officer of Lead Borrower (A) certifying that the requirements set forth in the foregoing clauses (i) through (vi) have been satisfied and (B) setting forth in reasonable detail the calculations described in clause (iii), if applicable, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)    In the case of a Term Loan Priority Collateral Addition, (i) the Administrative Agent shall have received at least 15 Business Days’ prior written notice thereof (or such shorter notice as may be approved by the Administrative Agent) identifying the proposed Additional Property, (ii) the Administrative Agent shall have received a Restated Collateral List after giving effect thereto, (iii) the requirements of Schedule 6.21 shall have been satisfied with respect to the applicable Additional Property, except to the extent additional time to satisfy the requirements of Schedule 6.21 is provided elsewhere in this Agreement, (iv) the Administrative Agent shall have received (A) an officer’s certificate of a Responsible Officer of Lead

Schedule 6.17 – Page 2 of 3

SCHEDULE 6.17 (continued)
SUBSTITUTION, RELEASE AND ADDITION OF FIXED ASSET COLLATERAL

Borrower certifying that the requirements set forth in the foregoing clauses (i) through (iii) have been satisfied, all in form and substance reasonably satisfactory to the Administrative Agent, (B) a certificate of a Responsible Officer of Lead Borrower in substantially the form of the certificate required to be delivered pursuant to Section 4.01(b)(iii) and (C) (1) a certificate of a Responsible Officer of Lead Borrower as to factual matters supporting the legal opinions delivered pursuant to this clause (C) and (2) a customary no conflicts opinion from Borrowers’ counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent, opining that the grants of security interests in the Term Loan Priority Collateral on the Restated Collateral List (after giving effect to such Term Loan Priority Collateral Addition) will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof.
For the purposes of this Schedule 6.17, the following terms shall have the meanings specified below:
“Value” means (a) the value of the Real Estate sites (and the Equipment located thereon that is owned by the Lead Borrower or its Subsidiaries) as set forth in the Closing Date Collateral List, and (b) with respect to any Substitute Property or Additional Property (and the Equipment located thereon that is owned by the Lead Borrower or its Subsidiaries), the book value thereof (and, in the case of any Replaced Property or Released Property, the value thereof as set forth in the Applicable Collateral List) or, with respect to any Real Estate site valued pursuant to a New Valuation (as defined in the Term Loan Agreement), the value of such Real Estate site (and the Equipment located thereon that is owned by the Lead Borrower or its Subsidiaries) set forth in such New Valuation.

Schedule 6.17 – Page 3 of 3

SCHEDULE 6.21
POST-CLOSING MATTERS

Loan Parties shall deliver or cause to be delivered to the Administrative Agent, or shall have taken or caused to have been taken, in form and substance reasonably satisfactory to the Administrative Agent, as promptly as possible following the Closing Date, but in any event no later than the dates referred to below with respect to each such item (unless, in the case of Section 1 below, the Term Loan Agent, pursuant to the Term Loan Agreement, and in the case of Sections 2, 3, 4, 5 and 6 below, the Administrative Agent, in its Permitted Discretion, shall have agreed to any particular longer period), the items or actions set forth below:
1.    on or before June 20, 2013 (or such later date as may be agreed to by the Term Loan Agent pursuant to the Term Loan Agreement), the Administrative Agent shall have received with respect to each Real Estate Collateral Property (excluding any Real Estate Collateral Property with respect to which the grant of Liens to secure the Obligations would violate or trigger the equal and ratable security provisions of the SVU Indenture or any lease or other agreement with a third party with respect to any such Real Estate Collateral Property):
(a)    a Mortgage in the form of Exhibit J to the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent, a Related Real Estate Collateral Security Agreement in the form of Exhibit K to the Credit Agreement, a UCC fixture filing (if determined by Administrative Agent to be necessary under the Laws of the jurisdiction where such Real Estate Collateral Property is located to perfect in fixtures properly), and a UCC-1 financing statement with respect to the Related Real Estate Collateral (as defined in Schedule 6.17) located thereon, which Security Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been duly executed by the parties thereto and delivered to the Administrative Agent and in full force and effect, together with, in the case of Real Estate Collateral Property, an acknowledgment by a title insurance company of receipt of such Mortgage, Personal Property Security Agreement, and UCC fixture filings and an agreement to record or file, as applicable, such Mortgage and UCC fixture filing in the real estate records for the county in which the Real Estate Collateral Property is located (if determined by the Administrative Agent to be necessary under the Laws of the jurisdiction where such Real Estate Collateral Property is located to perfect in fixtures properly), so as to effectively create upon such recording and filing (together with the filing of a UCC-1 financing statement in the applicable state filing office) valid and enforceable perfected second-priority Liens (subject in priority only to the Lien granted in favor of the Term Loan Agent pursuant to and in accordance with the Term Loan Intercreditor Agreement) upon such Real Estate Collateral Property and Related Real Estate Collateral, in favor of the Administrative Agent (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances. Unless otherwise (i) required to avoid triggering any of the equal and ratable security provisions of the SVU Indenture or (ii) agreed by the Administrative Agent, and subject to limitations of local law, each such Mortgage shall secure the total amount of the Obligations; provided, that, if the jurisdiction in which any applicable Real Estate Collateral Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of undivided aggregate indebtedness for the purpose of determining the amount of such tax payable, or if there are other local state impediments to the Mortgage securing the full amount of the Obligations, the principal amount secured by such Mortgage shall be limited to secure a maximum amount reasonably acceptable to the

Schedule 6.21 – Page 1 of 5

SCHEDULE 6.21 (continued)
POST-CLOSING MATTERS

Administrative Agent, not to exceed 125% of the Value of such Real Estate Collateral Property;
(b)    (i) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring or committing to insure (upon payment of the premium therefor) the Lien of the Mortgage encumbering each Real Estate Collateral Property, (A) with respect to each Real Estate Collateral Property having a Value greater than $3,000,000, with the standard exception for survey matters deleted, and a “same as survey” endorsement, (B) otherwise with the standard exception for survey matters deleted and a “same as survey” endorsement but only to the extent available (without requirement for such Loan Party to procure a new survey), and (C) in all cases with other lenders’ endorsements and otherwise as reasonably required by the Administrative Agent but only to the extent available without requirement for such Loan Party to procure a new survey with respect to any Real Estate Collateral Property having a Value of less than or equal to $3,000,000 (in the case of a Term Loan Priority Collateral Substitution, issued by the title company that issued the title insurance policies insuring the Liens of the existing Mortgages and dates as of the date of the recording of the Mortgage for the Substitute Property); a. to the extent available, a “tie-in” and a “first loss” endorsement, or similar endorsements, to the title insurance policy, in form and substance reasonably satisfactory to the Administrative Agent; and b. a copy of any survey, plat, or site plan of the Real Estate Collateral Property that any Loan Party provides to the title company issuing the title insurance policy, with any such surveys recertified to the Administrative Agent to the extent reasonably available and as reasonably required by the Term Loan Agent pursuant to the Term Loan Agreement. Such title insurance policies shall be deemed adequate so long as they (i) they are in the aggregate insured amount equal to the amount of insurance to be provided to the Term Loan Agent in those jurisdictions where pro tanto coverage is available and (ii) in an amount (not to exceed $100,000,000) reasonably acceptable to the Administrative Agent, in its Permitted Discretion in those jurisdictions where pro tanto coverage is not available. The Administrative Agent also shall have received copies of paid receipts or other evidence showing that all premiums in respect of such title insurance policies and endorsements have been paid;
(c)    (i) a completed flood certificate with respect to the Real Estate Collateral Property, which flood certificate shall i. be addressed to the Administrative Agent, ii. be completed by a company that has guaranteed the accuracy of the information contained therein and iii. otherwise comply with the Flood Program; c. evidence describing whether the community in which the Real Estate Collateral Property is located participates in the Flood Program; d. if any flood certificate states that a Real Estate Collateral Property is located in a Flood Zone, the applicable Loan Party’s written acknowledgement of receipt of written notification from the Administrative Agent i. as to the existence of each such Real Estate Collateral Property and ii. as to whether the community in which each such Real Estate Collateral Property is located is participating in the Flood Program; and e. if any Real Estate Collateral Property is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained flood insurance that is in compliance with all applicable regulations of the Flood Program;

Schedule 6.21 – Page 2 of 5

SCHEDULE 6.21 (continued)
POST-CLOSING MATTERS

(d)    if required by the Term Loan Agent pursuant to the Term Loan Agreement, documentation regarding environmental matters reasonably acceptable to the Administrative Agent with respect to each Real Estate Collateral Property, and, if warranted by the findings of such documentation, a Phase I environmental report reasonably acceptable to the Administrative Agent, and, if warranted by the findings of such Phase I environmental report or other documentation, a Phase II environmental report reasonably acceptable to the Administrative Agent, which concludes that such Real Estate Collateral Property (i) does not contain any Hazardous Materials in contravention of Environmental Law in any material respect and (ii) is not subject to any significant risk of contamination from any off site Hazardous Materials in contravention of Environmental Law in any material respect;
(e)    (i) to the extent not previously delivered with respect to other Mortgages in that State or for that Loan Party (or to the extent otherwise reasonably requested by the Administrative Agent) an opinion or opinions of counsel admitted to practice under the laws of the State in which each Real Estate Collateral Property is located, regarding the enforceability of the Liens of the Mortgages in that State, and a due execution, delivery and authority opinion, in each case substantially identical to the opinion or opinions delivered to the Term Loan Agent with respect to such Real Estate Collateral Property, and (ii) to the extent not previously delivered with respect to other Related Real Estate Collateral Security Agreements for that Loan Party (or to the extent otherwise reasonably requested by the Administrative Agent) an opinion or opinions of counsel regarding each Related Real Estate Collateral Security Agreement, in each case in form and substance reasonably acceptable to the Administrative Agent; provided, that, if the Term Loan Agent shall not have required delivery of an opinion or opinions of counsel with respect to any Real Estate Collateral Property and Related Real Estate Collateral, Borrowers and Guarantors shall not be obligated to deliver an opinion or opinions of counsel to Administrative Agent with respect to such Real Estate Collateral Property and Related Real Estate Collateral;
(f)    true and correct copies of all Material Contracts relating to the leasing or operation of each Real Estate Collateral Property and each other property on which Related Real Estate Collateral is located, each of which shall be in form and substance reasonably satisfactory to the Term Loan Agent pursuant to the Term Loan Agreement;
(g)    reasonably satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC, tax lien, judgment and litigation searches with respect to each Real Estate Collateral Property and each other property on which Related Real Estate Collateral is located and the Loan Party that is the owner or lessee thereof, in the State in which such Real Estate Collateral Property or such other property is located and the jurisdictions where each such Loan Party has its principal place of business; and
(h)    in the case of any Ground Lease, f. a true and correct copy of the applicable Ground Lease, together with (to the extent required by the Term Loan Agent pursuant to the Term Loan Agreement) all amendments and modifications thereto and a recorded memorandum thereof, in form and substance reasonably satisfactory in all respects to the Term Loan Agent pursuant to the Term Loan Agreement and subject to customary

Schedule 6.21 – Page 3 of 5

SCHEDULE 6.21 (continued)
POST-CLOSING MATTERS

leasehold mortgagee provisions and protections in form and substance reasonably satisfactory in all respects to the Term Loan Agent pursuant to the Term Loan Agreement and which shall provide, among other things, cure rights reasonably acceptable to the Term Loan Agent pursuant to the Term Loan Agreement for Loan Party defaults thereunder, and g. if required by the Term Loan Agent pursuant to the Term Loan Agreement, a Ground Lease estoppel executed by the fee owner and ground lessor of such Real Estate Collateral Property, reasonably acceptable to the Term Loan Agent pursuant to the Term Loan Agreement;
provided, that, in connection with the foregoing Section 1, the following requirements shall also be satisfied:
(1)    Loan Parties shall have paid or reimbursed the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the preparation and negotiation of the Mortgage of each Real Estate Collateral Property and the Personal Property Security Agreement for the Related Real Estate Collateral located thereon, and Loan Parties shall have paid all recording charges, filing fees, taxes or other out-of-pocket expenses (including, without limitation, title insurance premiums, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith;
(2)    on the date of the applicable Mortgage and Personal Property Security Agreement, the grants of Liens in the Term Loan Priority Collateral (as defined in Schedule 6.17) on the Applicable Collateral List (after giving effect to all Term Loan Collateral Substitutions) will not violate the SVU Indenture or any other Material Indebtedness, or trigger any of the equal and ratable sharing provisions thereof, as evidenced by (A) a certificate of a Responsible Officer of the Lead Borrower and (B) a customary no conflicts opinion from Loan Parties’ counsel, in each case, in form and substance reasonably satisfactory to the Administrative Agent, certifying and opining, respectively, that the grants of Liens in the Term Loan Priority Collateral on the Applicable Collateral List will not violate the SVU Indenture or any other Material Indebtedness or trigger any of the equal and ratable sharing provisions thereof;
(3)    the Administrative Agent shall have received with respect to the initial satisfaction of the requirements set forth in this Section 1, a confirmation of the certificates described in Section 4.01(b)(iii), and thereafter a certificate of the type described in Section 4.01(b)(iii), in each case, from the relevant Loan Parties; and
(4)    each Real Estate Collateral Property shall be fee owned or ground leased by a Loan Party or a Subsidiary which shall have become a Loan Party hereunder pursuant to and in accordance with the requirements of Section 6.12 prior to the execution and delivery of the applicable Mortgage;
In addition to the foregoing, Loan Parties shall, promptly upon the request of Administrative Agent, take such actions, and execute and deliver to the Administrative Agent such Security Documents as the Administrative Agent may in its reasonable judgment deem necessary or appropriate (including, without limitation, the Security Documents set forth in

Schedule 6.21 – Page 4 of 5

SCHEDULE 6.21 (continued)
POST-CLOSING MATTERS

Section 1 of this Schedule 6.21), in order to grant to the Administrative Agent, for the benefit of the Credit Parties, a Lien upon any SVU Operating Property (as such term is defined in the Term Loan Intercreditor Agreement), subject to Security Documents in favor of the Term Loan Agent at any time that either (i) the grant of such Lien on any such SVU Operating Property to secure all or any portion of the Obligations (after giving effect to the Lien thereon to secure the Term Loan Debt) would no longer violate the terms of the SVU Indenture (as then in effect), or give rise to any obligation of any Loan Party under the SVU Indenture to grant a Lien on any of its assets to secure any Indebtedness governed by or subject to the SVU Indenture, or (ii) no Indebtedness is outstanding under the SVU Indenture. The Lead Borrower shall promptly notify Administrative Agent in writing at any time that either clauses (i) or (ii) above are applicable.
In addition to the foregoing, Loan Parties shall deliver or cause to be delivered to the Administrative Agent on or before May 21, 2013 (unless the Administrative Agent, in its sole discretion, shall have agreed to any longer period), a lender’s loss payable endorsement for each of the property insurance policies (including marine insurance policies insuring Inventory) required to be maintained pursuant to Section 6.07, each in form and substance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as a loss payee and additional insured. Such endorsements shall, or the insurer shall otherwise agree in writing, to make the Administrative Agent a payee on any payment of a claim under such policies and provide for delivery of such payment directly to the Administrative Agent (subject to the rights of the Term Loan Agent with respect to Term Loan Priority Collateral).

Schedule 6.21 – Page 5 of 5

SCHEDULE 7.02
EXISTING INVESTMENTS

I.	NON-WHOLLY OWNED ENTITIES
[**]

** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.
Schedule 7.02 - Page 1 of 4

SCHEDULE 7.02 (continued)
EXISTING INVESTMENTS

II.	INVESTMENT POLICY
SUPERVALU INC.
INVESTMENT GUIDELINES
November 13, 2014
PURPOSE:

To state clearly the responsibility for the investment of surplus cash, the approved types of investments and their maturities.

POLICY STATEMENT:

Cash temporarily not needed for Company operations or to reduce debt will be invested by the Cash Management Team (in Treasury Services), following approval from either the Treasurer, Controller, Vice President – Tax, Vice President – Shared Services Finance or Chief Financial Officer. The investments will be of appropriate maturities to meet projected cash requirements of the Company, and will be made according to the following written guidelines. The objectives of such investments will be, in order of importance: safety of principal, liquidity of funds, diversification and investment yield.

GUIDELINES:

All surplus Company cash will be forwarded to the parent. Subsidiaries are not authorized to invest cash with outside parties without prior approval from either the Treasurer, Controller or Chief Financial Officer.

APPROVED INVESTMENTS:

1.	U.S. Treasury Securities and general obligations fully guaranteed with respect to principal and interest by the U. S. Government.

2.	Obligations of U.S. Government Agencies (i.e. GNMA's and FNMA's).

3.	Commercial paper of prime quality (rated A‑1 by Standard and Poor's and P‑1 by Moody's), purchased through recognized money market dealers (see list of “Authorized Dealers”).

4.	Certificates of Deposit and Time Deposits of Banks and their overseas branches are limited to:

a.	Top 50 worldwide banks as measured by assets, and
b. Banks rated A‑1/AA- from Standard and Poor’s and/or P‑1/Aa3 from Moody’s or better

5.
Repurchase Agreements, with authorized money market dealers (see list of “Authorized Dealers”) or major banks as defined in item #4, executed against those securities approved for direct purchase (1‑4 above). The current market value of the collateral must cover the principal amount of the investment and collateral must be held in our name.

6.	Diversified money market investment funds (see list of “Authorized Money Market Funds”) meeting the following conditions:

Schedule 7.02 - Page 2 of 4

SCHEDULE 7.02 (continued)
EXISTING INVESTMENTS

a.	AAAm rating from Standard and Poor’s or AAA rating from Moody’s

b.	Total assets of at least $5 billion

c.	Compliant with SEC Rule 2a-7 (restricts the quality, maturity and diversity of investments by money market funds)

d.	At least three years of history

e.	Previously approved by either the Treasurer, Controller, or Chief Financial Officer

7.	Other investments, including commercial paper rated A‑2/P‑2, may be allowed from time to time with specific written authorization from the Chief Financial Officer or the Treasurer.

8.
During a period of time where demand deposit accounts (DDA’s) are federally guaranteed by the Temporary Liquidity Guarantee Program or any other similar FDIC guarantee programs , surplus funds may be held in the company’s DDA accounts at authorized participating depository banks.

9.
Surplus funds may be held at authorized depository banks (DDA) not participating in guarantee programs described in #8 above to earn the earnings credit rate that meet one of the following requirements:

a.	A Long Term issuer rating no lower than

i.	A3 from Moody’s or

ii.	from Standard and Poor’s

b.	Market Credit Default Swap (CDS) rate of no greater than 250 basis points

INVESTMENT LIMITATIONS:

1.	All short‑term investments shall be denominated in U.S. dollars.

2.	A maximum principal investment of up to:

a.	$50 million per money market fund (determined by CUSIP number)

b.	$25 million per DDA account.

3.	For direct securities purchases, the commitment to any one name will be limited to $10 million with the exception of U. S. Government and U. S. Government Agencies (no limit).

4.
All securities that are purchased will be held in "safekeeping" by the seller or by a Safekeeping Agent (see list of “Authorized Dealers”) named by SUPERVALU INC. who will issue trade confirmation for all transactions.

5.	Maturities for investments are not to exceed 90 days.

AUTHORIZED INSTITUTIONS/ FUNDS:

The following lists include the Authorized Dealers, Authorized Money Market Funds and Authorized Depository Banks that have been approved as part of the investment policy.

Authorized Dealers:

Schedule 7.02 - Page 3 of 4

SCHEDULE 7.02 (continued)
EXISTING INVESTMENTS

1.	Bank of America

2.	US Bank

3.	Wells Fargo

4.	Credit Suisse

5.	Morgan Stanley

6.	Goldman Sachs

7.	BMO Harris

8.	Barclays

9.	Rabobank

Authorized Money Market Funds:

1.	First American Treasury Obligations Fund (US Bank, FUZXX)

2.	Goldman Sachs Financial Square Treasury Obligations Fund (FTOXX)

3.	Wells Fargo Advantage Treasury Plus Fund (PISXX)

4.	Morgan Stanley Treasury Fund (MISXX)

5.	BlackRock Liquidity T-Fund (TSTXX)

6.	Federated Treasury Obligations (TOIXX)

7.	J.P. Morgan U.S. Treasury Plus Fund (IJTXX)

Authorized Depository Banks Participating in Government Sponsored Guarantee Programs

1.	Bank of America

2.	US Bank

3.	PNC Bank

4.	Wells Fargo

5.	Banco Santander (Sovereign)

6.	Key Bank

Changes made to this investment policy are to be made in writing with the approval of the Treasurer or Chief Financial Officer.

Schedule 7.02 - Page 4 of 4

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE; CERTAIN NOTICE ADDRESSES

Notices and Account Information for Administrative and Collateral Agent

Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: Joseph Burt, Portfolio Manager - Supervalu
Telephone: 617-854-7279
Telecopier: 866-617-3988
Email: joseph.burt@wellsfargo.com

Administrative Agent’s Office Account Information for Lenders

Bank Address:    Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, CA
ABA No.:     [**]
A/C Name:     Wells Fargo Bank, N.A.
A/C No.:    [**]
Reference:     SUPERVALU INC.

Agent Payment Account Information for Borrowers and Guarantors

Bank Address:    Wells Fargo Bank, N.A.
420 Montgomery Street
San Francisco, CA
ABA No.:     [**]
A/C Name:     Wells Fargo Bank, N.A.
A/C No.:    [**]
Reference:     SUPERVALU INC.

Notices for LC Issuers

Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: Joseph Burt, Portfolio Manager - Supervalu
Telephone: 617-854-7279
Telecopier: 866-617-3988
Email: joseph.burt@wellsfargo.com

U.S. Bank National Association
Attention: Lynn Gosselin
VP, Portfolio Manager
209 S. LaSalle Street
MK-IL-RY3B
Chicago, Illinois 60604
Telephone: 312-325-8747
Telecopier: 312-325-8905

** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.
Schedule 10.02 - Page 1 of 2

SCHEDULE 10.02 (continued)
ADMINISTRATIVE AGENT’S OFFICE; CERTAIN NOTICE ADDRESSES

Email: lynn.gosselin@usbank.com

PNC Bank, National Association
Attention: Gurdatt Jagnanan
VP-Operations Supervisor
Two Tower Center Boulevard, 21st Floor
East Brunswick, New Jersey 08816
Telephone: 732-220-4302
Telecopier: 732-220-3268
Email: gurdatt.jagnanan@pnc.com

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch
Attention: Denise DeMarco
Assistant Vice President
123 North Wacker Drive, Suite 2100
Chicago, Illinois 60606
Telephone: 312-408-8223
Telecopier: 312-408-8240
Email: denise.demarco@rabobank.com

Notices for Swing Line Lender

Wells Fargo Bank, National Association
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention: Joseph Burt, Portfolio Manager - Supervalu
Telephone: 617-854-7279
Telecopier: 866-617-3988
Email: joseph.burt@wellsfargo.com

Notices for Loan Parties:

SUPERVALU INC.
250 Park Center Boulevard
P.O. Box 20
Boise, ID 83706
Attn: Treasurer
Fax: 208-395-6631

With a copy to:

SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344
Attention: Vice President, Business Law
Fax: 952-828-4403

Web Address: http://www.supervaluinvestors.com

Schedule 10.02 – Page 2 of 2